    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1997

                                                      REGISTRATION NO. 333-29261
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                   FORM S-11
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                            ------------------------

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                           90 WEST STREET, SUITE 1508
                            NEW YORK, NEW YORK 10006
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                JOHN A. BURCHETT
                            CHIEF EXECUTIVE OFFICER
                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                           90 WEST STREET, SUITE 1508
                            NEW YORK, NEW YORK 10006
                                 (212) 732-5086
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           CHARLES A. WRY, JR., ESQ.                          PETER T. HEALY, ESQ.
     MORSE, BARNES-BROWN & PENDLETON, P.C.                   O'MELVENY & MYERS LLP
               1601 TRAPELO ROAD                            EMBARCADERO CENTER WEST
               WALTHAM, MA 02154                               275 BATTERY STREET
           TELEPHONE: (617) 622-5930                        SAN FRANCISCO, CA 94111
           FACSIMILE: (617) 622-5933                       TELEPHONE: (415) 984-8833
                                                           FACSIMILE: (415) 984-8701

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following. [ ]
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST   , 1997

PROSPECTUS
                                4,600,000 UNITS
                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

EACH UNIT TO CONSIST OF ONE SHARE OF COMMON STOCK AND ONE STOCK PURCHASE WARRANT

     All of the Units offered hereby are being sold by Hanover Capital Mortgage Holdings, Inc. Each Unit consists of one share of Common Stock, par value $.01 per share (the "Common Stock"), and one Stock Purchase Warrant (the "Warrants"). The Warrants included in the Units are not detachable from the Common Stock until six months after the closing of this offering. See "Description of Securities."

     Each Warrant entitles the holder to purchase one share of Common Stock (a "Warrant Share"), subject to certain anti-dilution adjustments. The Warrants will become exercisable six months after the initial closing of this offering and will remain exercisable until 5:00 p.m. New York Time on the third anniversary of the date of this Prospectus, at an exercise price equal to the initial public offering price. See "Underwriting". For purposes of this Prospectus, the Units, the Common Stock, the Warrants and the Warrant Shares are referred to collectively as the "Securities" unless the context indicates otherwise.

     Prior to the closing of this offering, there has been no public market for the Securities. It is currently anticipated that the initial public offering price will be between $14.00 and $16.00 per Unit. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Company has applied to have the Units approved for quotation on the American Stock Exchange under the symbols "HCM.U." The Company has also applied to have the Common Stock and Warrants approved for quotation on the American Stock Exchange effective on the date the Warrants are detachable from the Common Stock.
                            ------------------------

     SEE "RISK FACTORS" COMMENCING ON PAGE 14 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS. THESE RISKS INCLUDE:


- Total dependence upon Principals and other key             - Significant increases in short-term interest rates,
  personnel.                                                   which would adversely affect the Company's borrowing
- The possibility that the Company, in light of its            costs and could negatively impact the Company's net
  recent formation and lack of relevant experience, may        income.
  lack the ability to effectively manage its operations      - Difficulty of acquiring Mortgage Assets (as defined
  and planned growth.                                          herein) at favorable spreads relative to borrowing costs
- Material benefits to affiliates of the Company,              in an environment of increasing competition.
  including certain officers and directors, in connection    - Consequences of failing to maintain REIT status which
  with the Formation Transactions (as defined herein).         would result in the Company being subject to tax as a
- Inability of the Company to control the operations of        regular corporation.
  the Company's taxable subsidiaries (which are              - Failure of a public market to develop or be sustained
  controlled by the Principals), which could result in         for the Units, Common Stock or Warrants.
  decisions by such subsidiaries that do not reflect the
  Company's best interests.
- Adverse general economic conditions, which generally
  cause decreasing demand for consumer credit and
  declining real estate values, either of which would
  negatively impact the Company's net income.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

===========================================================================================================
                                                  PRICE TO           UNDERWRITING          PROCEEDS TO
                                                   PUBLIC             DISCOUNT(1)          COMPANY(2)
-----------------------------------------------------------------------------------------------------------
Per Unit....................................           $                   $                    $
-----------------------------------------------------------------------------------------------------------
Total(3)....................................           $                   $                    $
===========================================================================================================

(1) Excludes the value of the Warrants to be issued to Stifel, Nicolaus & Company, Incorporated and Montgomery Securities to purchase 138,000 shares of Common Stock (158,700 shares of Common Stock if the Underwriters' over-allotment option is exercised) at an exercise price equal to the initial public offering price. The Company and certain of its affiliates have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."


(2) Before deducting expenses of this offering payable by the Company, estimated to be $900,000.


(3) The Company has granted the Underwriters an option exercisable within 30 days after the date of this Prospectus to purchase up to 690,000 additional Units on the same terms and conditions set forth above to cover over-allotments, if any. If all such additional Units are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $         , $         and $         , respectively. See "Underwriting."
                            ------------------------

     The Securities are offered by the Underwriters subject to receipt and acceptance by them, prior sale and the
Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of certificates for the Securities will be made through the Depository Trust
Company, on or about         , 1997.
STIFEL, NICOLAUS & COMPANY                                 MONTGOMERY SECURITIES
          INCORPORATED
                                           , 1997

                               TABLE OF CONTENTS

                                            PAGE
                                            -----
PROSPECTUS SUMMARY........................      4
  The Company.............................      4
         General..........................      4
         Management.......................      4
         The Company's Operations.........      5
         Competitive Advantages...........      6
         Purpose of the Offering..........      6
         Structure and Formation
           Transactions...................      7
  Structure of Company....................      7
  Benefits to Insiders....................     11
  Principals' Conflicts of Interest.......     12
  Dividend Policy and Distributions.......     12
  Summary Risk Factors....................     12
  The Offering............................     13
RISK FACTORS..............................     14
    Dependence Upon Principals and Other
      Key Personnel.......................     14
    Recent Formation and Lack of Relevant
      Experience..........................     14
    Benefits to the Principals............     14
    Negative Effect on Financial Condition
      Due to Board of Director's Ability
      to Change Policies of the Company...     15
    Absence of Independent Valuation for
      Allocation of Equity Interest in
      HCHI................................     15
    Principals' Conflicts of Interest.....     15
    Recent Negative Trends in Revenue and
      Income..............................     16
    Immediate and Substantial Dilution....     16
    Mortgage Assets with Poor
      Documentation and Poor Payment
      Histories...........................     16
    Defaults on Mortgage Assets...........     17
         Defaults on Commercial
           Mortgages......................     17
         Effect of Adverse Economic
           Conditions on Multifamily
           Properties.....................     17
         Decreases in Value of Retail,
           Office and Industrial
           Properties.....................     17
         Environmental Liabilities
           Associated with Contaminated
           Properties.....................     18
    Risks Related to Operations...........     18
         Negative Effects of Fluctuating
           Interest Rates.................     18
         Reduction of Income Due to
           Prepayment.....................     20
         Defaults by Borrowers under
           Mortgage Assets................     20
         Losses Related to Investing in
           Subordinated Classes of
           Mortgage-Backed Securities.....     21
         Losses Related to Borrowings and
           Substantial Leverage...........     21
         Insufficient Demand for Mortgage
           Loans and the Company's Loan
           Products.......................     22
         Lack of Geographic
           Diversification................     23
         Ability to Acquire Mortgage
           Assets at Favorable Spreads
           Relative to Borrowing Costs;
           Competition and Supply.........     23
  Failure to Maintain REIT Status; Company
    Subject to Tax as a Regular
    Corporation...........................     23
  Potential Characterization of
    Distribution as UBTI; Taxation of
    Tax-Exempt Investors..................     24
  Taxable Mortgage Pool Risk; Increased
    Taxation..............................     24
  Market Considerations...................     25

                                            PAGE
                                            -----
  Investment Company Act Risk.............     25
  Legislative and Regulatory Risk.........     26
  Shares Eligible for Future Sale.........     26
  Preferred Stock; Restrictions on
    Ownership of Common Stock;
    Anti-takeover Measures................     27
THE COMPANY...............................     28
USE OF PROCEEDS...........................     28
DIVIDEND POLICY AND DISTRIBUTIONS.........     28
DIVIDEND REINVESTMENT PLAN................     29
DILUTION..................................     30
CAPITALIZATION............................     31
PRO FORMA FINANCIAL DATA..................     32
SELECTED FINANCIAL DATA...................     34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..............................     35
    Results of Operations.................     35
    Six Months Ended June 30, 1997
      Compared to Six Months Ended June
      30, 1996............................     35
    Year Ended December 31, 1996 Compared
      to Year Ended December 31, 1995.....     37
    Year Ended December 31, 1995 Compared
      to Year Ended December 31, 1994.....     38
    Inflation.............................     40
    Liquidity and Capital Resources.......     40
BUSINESS..................................     42
    General...............................     42
         Background.......................     42
         Business Strategy................     42
    Investment Portfolio..................     43
         General..........................     43
         Single-Family Mortgage
           Operations.....................     43
         Commercial Mortgage Loans and
           Multifamily Mortgage Loans.....     48
    Accumulation Period Acquisitions......     50
    Due Diligence Operations..............     50
    Financing.............................     51
         General..........................     51
         Reverse Repurchase Agreements....     51
    Securitization and Sale Process.......     52
         General..........................     52
         Credit Enhancement...............     53
         Other Mortgage-Backed
           Securities.....................     54
         Capital Allocation Guidelines
           (CAG)..........................     54
         Implementation of the CAG -- Mark
           to Market Accounting...........     55
    Risk Management.......................     55
         Credit Risk Management...........     55
         Interest Rate Risk Management....     56
         Prepayment Risk Management.......     57
    Hedging...............................     57
         Investment Portfolio.............     57
         Costs and Limitations............     58
    Relationships Among Affiliates........     58
    PMSR/OMSR.............................     59
    Regulation............................     59
    Competition...........................     59
    Employees.............................     59
    Service Marks.........................     60
    Facilities............................     60
    Future Revisions in Policies and
      Strategies..........................     60
    Legal Proceedings.....................     60
HCHI ORGANIZATIONAL CHART.................     62
MANAGEMENT................................     63

                                            PAGE
                                            -----
    Directors and Executive Officers......     63
    Terms of Directors and Officers.......     65
    Committees of the Board...............     66
    Compensation of Directors.............     66
    Compensation Committee Interlocks.....     66
    Executive Compensation................     67
    Bonus Incentive Compensation Plan.....     67
    Employment Agreements.................     68
    401(k) Plan...........................     69
    1997 Stock Option Plan................     69
STRUCTURE AND FORMATION TRANSACTIONS......     71
    The Structure of the Company..........     71
    HCHI..................................     71
    HCP, HCMC and HCS.....................     71
    The Formation of HCHI.................     72
         Structure of HCP and Subsidiaries
           Prior to the Consummation of
           the Formation Transactions.....     72
         Formation Transactions...........     73
         Consequences of the Formation
           Transactions...................     73
         Determination and Valuation of
           Ownership Interests............     74
         Benefits to the Principals.......     75
CERTAIN TRANSACTIONS......................     77
    The HCP Shareholders' Agreement.......     77
    The Formation Transactions............     77
    Employment Agreements.................     77
    Principals' Ownership.................     77
    Loans to the Principals...............     77
PRINCIPAL STOCKHOLDERS....................     78
DESCRIPTION OF SECURITIES.................     78
    Common Stock..........................     78
    Preferred Stock.......................     79
    Warrants..............................     79
    Repurchase of Shares and Restrictions
      on Transfer.........................     80
    Transfer Agent........................     82
SHARES ELIGIBLE FOR FUTURE SALE...........     82
    General...............................     82
    Registration Rights...................     83
CERTAIN PROVISIONS OF MARYLAND LAW AND OF
  THE COMPANY'S CHARTER AND BYLAWS........     83
                                            PAGE
                                            -----
    Removal of Directors..................     83
    Business Combinations.................     83
    Control Share Acquisitions............     83
    Amendment to the Charter..............     84
    Dissolution of the Company............     84
    Advance Notice of Director Nominations
      and New Business....................     84
    Anti-takeover Effect of Certain
      Provisions of Maryland Law and the
      Charter and Bylaws..................     85
    Limitation of Liability and
      Indemnification.....................     85
FEDERAL INCOME TAX CONSIDERATIONS.........     86
    General...............................     86
    Opinion of Counsel....................     86
    Requirements for Qualification as a
      REIT................................     87
    Record Keeping Requirements...........     91
    Termination or Revocation of REIT
      Status..............................     91
    Taxation of HCHI......................     91
    Taxation of Taxable Affiliates........     92
    Taxation of Taxable U.S.
      Stockholders........................     92
    Withholding...........................     94
    Taxation of Tax-Exempt Stockholders...     94
    Certain United States Federal Income
      Tax Considerations Applicable to
      Foreign Holders.....................     94
    Information Reporting and Backup
      Withholding.........................     95
    Special Considerations................     95
    New Tax Legislation...................     96
    Other Tax Consequences................     96
ERISA INVESTORS...........................     97
UNDERWRITING..............................     98
LEGAL MATTERS.............................    100
EXPERTS...................................    100
ADDITIONAL INFORMATION....................    100
GLOSSARY..................................    101
TABLE OF CONTENTS TO FINANCIAL
  STATEMENTS..............................    F-1


                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE UNITS.
SUCH TRANSACTIONS MAY INCLUDE STABILIZING BIDS AND PURCHASES IN THE OPEN MARKET, OVERALLOTMENTS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Certain capitalized terms not otherwise defined herein have the meanings assigned to them in the Glossary, which begins on page 101. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option is not exercised. The "Company" means either (i) Hanover Capital Mortgage Holdings, Inc., a Maryland corporation ("HCHI"), or (ii) HCHI, Hanover Capital Partners Ltd., a New York corporation ("HCP"), Hanover Capital Mortgage Corporation, a Missouri corporation ("HCMC"), and Hanover Capital Securities, Inc., a New York corporation ("HCS"), collectively, as the context may require.

                                  THE COMPANY

GENERAL


     The Company is a specialty finance company, the activities of which will include (i) acquiring primarily Single-Family Mortgage Loans that are at least twelve months old ("seasoned" Single-Family Mortgage Loans) or that were intended to be of certain credit quality but that do not meet the originally intended market parameters due to errors or credit deterioration ("fall-out" Single-Family Mortgage Loans and, together with seasoned Single-Family Mortgage Loans, "subprime" Single-Family Mortgage Loans), (ii) originating, holding, selling and servicing Multifamily Mortgage Loans and Commercial Mortgage Loans,
(iii) securitizing Mortgage Loans and retaining interests therein, (iv) purchasing Mortgage Assets in the secondary mortgage market, (v) managing the resulting combined portfolio in a tax-advantaged REIT structure, and (vi) offering due diligence services to buyers, sellers and holders of Mortgage Loans. The Company's principal business objective is to generate increasing earnings and dividends for distribution to stockholders. The Company will acquire Single-Family Mortgage Loans through a network of sales representatives targeting financial institutions throughout the United States. The Company will originate Multifamily Mortgage Loans and Commercial Mortgage Loans through HCMC. The Company will elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, beginning with its tax year ending December 31, 1997. The Company will generally not be subject to Federal income tax to the extent it distributes its earnings to its stockholders and maintains its qualification as a REIT. Taxable affiliates of the Company, however, including HCP, HCMC and HCS, will be subject to Federal income tax. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT,"
"-- Taxation of HCHI" and "-- Taxation of Taxable Affiliates." The Company will be self-advised and self-managed.



     The Company has determined to elect REIT status primarily for the tax advantages. Management believes that the REIT structure is the most desirable structure for owning Mortgage Assets because it generally eliminates corporate-level Federal income taxation. In addition, as the Company will not be a traditional lender which accepts deposits, it will be subject to substantially less regulatory oversight and incur lower compliance expenses than banks, thrifts and many other originators of Mortgage Assets. The Principals believe that the Company will generate attractive earnings and dividends per share for stockholders through the combination of (i) purchasing subprime Single-Family Mortgage Loans which generally have higher yields than newly originated, conforming Single-Family Mortgage Loans, (ii) its focus on originating Multifamily Mortgage Loans and Commercial Mortgage Loans, which generally have higher yields than conforming Single-Family Mortgage Loans, and (iii) using long-term financing that allows the Company to realize net interest income over time as REIT-qualified income, as opposed to fully taxable gain-on-sale income. In general, "subprime" Single-Family Mortgage Loans are Single-Family Mortgage Loans that are either twelve months or older (also referred to as "seasoned" Single-Family Mortgage Loans) or were intended to be of a certain credit quality but do not meet the originally intended market parameters due to documentation errors or credit deterioration (also referred to as "fall-out" Single-Family Mortgage Loans). "Conforming" Single-Family Mortgage Loans are newly originated Single-Family Mortgage Loans of top quality and of a size acceptable to the Agencies. See "Business -- Single-Family Mortgage Operations -- Single-Family Market Trends." See also "Risk Factors -- Defaults on Mortgage Assets."


MANAGEMENT

     The business of the Company will be managed by John A. Burchett, Joyce S. Mizerak, Irma N. Tavares and George J. Ostendorf. Prior to founding HCP in February 1989, these four individuals (each, a "Principal" and collectively, the "Principals") were employed in the mortgage trading operations of Bankers Trust Company. Prior to that time, the Principals were employed by Citicorp Investment Bank, where they supervised trades of Mortgage

Assets and were responsible for the management and hedging of portfolios of Mortgage Assets. At Citicorp Investment Bank, Mr. Burchett co-managed the mortgage finance department, which included responsibilities for the trading of mortgage assets, and led the development of its residential conduit, Citimae. At Citicorp Investment Bank, Ms. Tavares was responsible initially for mortgage operations and eventually for trading of whole loan packages and adjustable rate mortgage securities. While employed at Citicorp Investment Bank, Ms. Mizerak originally was responsible for contract finance and securitization and later for whole loan trading. Mr. Ostendorf was responsible for marketing, sales and customer relations for the Chicago mortgage finance office. Ms. Tavares, Ms. Mizerak and Mr. Ostendorf had similar responsibilities at Bankers Trust Company. See "Management -- Directors and Executive Officers."

THE COMPANY'S OPERATIONS


     General. HCHI was incorporated in the state of Maryland on June 10, 1997 and will not conduct any activities prior to the closing of the Offering. Since its incorporation in 1989, HCP has managed short-term trading (generally involving holding periods of eighteen months or less) of Single-Family Mortgage Loans for Alpine Associates, A Limited Partnership, and for BT Realty Resources, Inc., a subsidiary of Bankers Trust New York Corp. In managing trading activities, HCP has typically targeted pools containing subprime Single-Family Mortgage Loans with deficiencies that could be corrected to permit resales on favorable terms. See "Business -- Investment Portfolio -- Prior Activities of HCP." In addition, HCP provides Mortgage Loan due diligence services. After the closing of the Offering, HCP will cease to manage trading activities for Alpine Associates and BT Realty Resources but will continue to provide due diligence services. HCMC, which was incorporated in 1992, originates, sells and services Multifamily Mortgage Loans and will also originate, sell and service Commercial Mortgage Loans after the closing of the Offering. HCS, which was incorporated in 1989, is a broker/dealer.



     Investment Portfolio. The primary business of the Company will be investing in first lien Single-Family Mortgage Loans, Multifamily Mortgage Loans and Commercial Mortgage Loans and Mortgage Securities secured by or representing an interest in Mortgage Loans (the "Investment Portfolio"). HCHI will not own any Mortgage Loans before the closing of the Offering. Upon the closing of the Offering, HCHI will acquire the Investment Portfolio using the net proceeds of the Offering and the net proceeds of borrowings and securitizations. Consistent with HCP's focus in managing Single-Family Mortgage Loan trading activities for Alpine Associates and BT Realty Resources, Inc., HCHI's focus in acquiring Single-Famly Mortgage Loans for the Investment Portfolio will be on pools that contain subprime Single-Family Mortgage Loans. HCHI, however, will also invest in Multifamily Mortgage Loans and Commercial Mortgage Loans. In addition, Mortgage Loans and Mortgage Securities in the Investment Portfolio generally will be held on a long-term basis, so that returns will be earned over the lives of Mortgage Loans and Mortgage Securities rather than from their sales. Although HCMC has originated and sold Multifamily Mortgage Loans, neither HCP nor any of the Principals has experience in managing investments in Multifamily Mortgage Loans or Commercial Loans or in managing long-term investments in any Mortgage Loans or Mortgage Securities. See "Risk Factors -- Limited Experience of Principals."



     HCMC has originated Multifamily Mortgage Loans since its inception in 1992. The Principals believe HCMC was one of the first commercial mortgage banking operations to originate Multifamily Mortgage Loans for sale to conduits and, from direct borrower originations and its network of third party brokers, can provide Multifamily Mortgage Loans and Commercial Mortgage Loans of sufficient credit quality to meet the requirements for securitization and sales to third party investors and into the Investment Portfolio. Subsequent to the closing of the Offering, the Company will primarily originate, through HCMC, Multifamily Mortgage Loans and Commercial Mortgage Loans, including Mortgage Loans secured by income-producing commercial properties such as office, retail, warehouse and mini-storage facilities, through HCMC and subsequently either sell the Mortgage Loans to investors or hold them in the Investment Portfolio. It is not anticipated that the Company will originate Single-Family Mortgage Loans. The Principals believe that the Company will have certain competitive advantages over other entities in the commercial mortgage market due to the speed, consistency and flexibility it will seek to achieve by being a vertically integrated company (i.e., acting as originator, servicer and owner of Commercial Mortgage Loans).

     The Company intends to acquire and securitize Single-Family Mortgage Loans and Commercial Mortgage Loans so as to earn higher returns than could generally be earned from purchasing Mortgage Securities in the marketplace. However, there can be no assurance that the Company will be able to earn such higher returns. In addition, although HCP has rendered advisory services in connection with securitization transactions, neither it nor HCMC has securitized any significant amount of Mortgage Loans.

     Accumulation Period Acquisitions. The Company intends initially to allocate a majority of the net proceeds raised in the Offering to build a portfolio of Mortgage Assets, primarily comprised of adjustable rate mortgage pass-through securities of high investment quality (i.e., Agency, "AAA" or "AA"-rated), to provide income during the initial period required to acquire Mortgage Loans. The Company will acquire these Mortgage Assets in the secondary mortgage market as soon as it identifies attractive opportunities to do so. The Principals intend that the Company will earn an acceptable level of return on the initial Investment Portfolio until the net proceeds from the Offering can be fully invested in higher yielding Mortgage Assets. However, there can be no assurance that the Company will be able to earn such a level of return or any return at all. A similar portfolio acquisition strategy will be employed whenever the Company must invest the net proceeds of a new issuance of debt or equity securities.

     Due Diligence Operations. The Company will continue to conduct the Due Diligence Operations, which have been historically performed for commercial banks, government agencies, private mortgage banks, credit unions and insurance companies. The Due Diligence Operations consist of the underwriting of credit, the analysis of loan documentation and collateral, and the analysis of the accuracy of the servicing accounting for Mortgage Loans. Such due diligence analysis is performed on a loan by loan basis. Audits of the accuracy of the interest charged on adjustable rate Mortgage Loans are frequently a part of the due diligence services provided to customers. The Company will perform due diligence on the Mortgage Loans it acquires and for third parties. The Principals of the Company believe that the Due Diligence Operations will provide a source of revenue and a competitive advantage to the Company through the underwriting and pricing expertise gained through this business. However, there is no assurance that the Due Diligence Operations will in fact provide such revenue or competitive advantage.

COMPETITIVE ADVANTAGES

     The Principals anticipate that the Company will be able to compete effectively and generate relatively attractive rates of return for holders of the Common Stock due to the Company's (i) tax-advantaged REIT structure, (ii) position as both originator of Commercial Mortgage Assets and Multi-Family Mortgage Assets and investor in Mortgage Assets, (iii) freedom from certain regulatory-related burdens affecting certain competitors, (iv) ability to securitize its Mortgage Assets, (v) cost-efficient operations relative to certain competitors, and (vi) underwriting and pricing knowledge gained through its Due Diligence Operations.

     The Company's strategy is to build and hold the Investment Portfolio to generate a net interest margin over time and allow the Company to take full advantage of its REIT structure. Generally, the Company does not intend to use gain on sale treatment in accounting for its income for financial accounting or tax reporting purposes. Rather, the Company intends to finance its Mortgage Assets through structured debt vehicles where the emphasis is on earning net interest income and not gains from sales of Mortgage Assets.

PURPOSE OF THE OFFERING

     HCP has managed purchases and sales of Single-Family Mortgage Loans for several years and has developed its commercial, multifamily and single-family mortgage acquisition infrastructure to the point that each may provide an attractive flow of Mortgage Assets for investment. The Principals believe that the REIT structure is the most efficient structure for owning Mortgage Assets and will permit the Company to grow as a vertically integrated mortgage holder while maintaining access to capital.

STRUCTURE AND FORMATION TRANSACTIONS

     The Structure. The following diagram depicts the structure of the Company immediately after the closing of the Offering. The structure is designed primarily to (i) permit the Company to acquire the ownership of a majority of the stock in HCP while preserving HCHI's qualification as a REIT, and (ii) permit certain activities of HCP to be wound down before and after the closing of the Offering. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT;" "Structure and Formation Transactions -- The Structure of the Company;" and "-- The Formation of HCHI and HCLP -- Benefits to the Principals."

                              STRUCTURE OF COMPANY
                              ORGANIZATIONAL CHART
---------------
(1) The Principals will initially own 716,667 shares of Common Stock, representing 13.48% of the outstanding shares of Common Stock. The Principals may thereafter be issued up to 216,667 additional shares of Common Stock, increasing their percentage ownership of the outstanding shares of Common Stock to up to 16.87%, if the Earn-Out vests. See "Structure and Formation Transactions -- HCHI -- The Formation of HCHI." In addition, the Principals may acquire additional shares of Common Stock upon the exercise of stock options granted to them under the Company's 1997 Executive and Non-Employee Director Stock Option Plan or pursuant to the Company's Bonus Incentive Compensation Plan. See "Management -- Bonus Incentive Compensation Plan -- 1997 Stock Option Plan."

(2) HCHI will own 100% of the HCP Preferred representing the right to receive 97% of dividend distributions from HCP, and the Principals will own 100% of the common stock of HCP representing the right to receive 3% of dividend distributions from HCP.

     HCHI will issue the Units, each of which will consist of one share of Common Stock and one Warrant to purchase one share of Common Stock of HCHI. HCHI will acquire the Investment Portfolio using the net proceeds of the Offering and the net proceeds of borrowings and securitizations. The Principals will contribute the HCP Preferred to HCHI in exchange for 716,667 shares of Common Stock and will serve as directors and officers of HCHI. See "Management -- Directors and Executive Officers." It is anticipated that HCHI's assets will consist primarily of the Investment Portfolio and the HCP Preferred.

     Initially, the Principals will own 716,667 shares of Common Stock of HCHI, or 13.48% of the outstanding shares of Common Stock. If the Earn-Out vests, HCHI will issue up to 216,667 additional shares of Common Stock to the Principals as an additional payment for their contribution of the HCP Preferred to

HCHI. The Earn-Out may vest in full or in part on any September 30 beginning with September 30, 1998 and ending with September 30, 2002 (each, an "Earn-Out Measuring Date"). The Earn-Out will vest in full as of any Earn-Out Measuring Date through which the return on a Unit is at least equal to the initial public offering price of the Unit. One-third of the Earn-Out will vest as of any Earn-Out Measuring Date through which the return on a Unit is at least equal to a 20% annualized return on the initial public offering price of the Unit. The return on a Unit is determined by adding (i) the appreciation in the value of the Unit since the closing of the Offering, and (ii) the amount of distributions made by the Company on the share of Common Stock included in the Unit since the closing of the Offering. The appreciation in the value of a Unit as of any Earn-Out Measuring Date is the average difference, during the 30 day period that ends on the Earn-Out Measuring Date, between the market price of the share of Common Stock included in the Unit and the initial public offering price of the Unit multiplied by two to take into account the value of the Warrant included in the Unit. See "Structure and Formation Transactions -- HCHI." The Principals may acquire additional shares of Common Stock upon the exercise of stock options granted to them under the Company's 1997 Executive and Non-Employee Director Stock Option Plan or pursuant to the Company's Bonus Incentive Compensation Plan. See "Management -- 1997 Stock Option Plan;" and "Management -- Bonus Incentive Compensation Plan."

     It is anticipated that HCHI will earn substantially all of its revenue from the net cash flow from the Investment Portfolio and the operations of HCP, HCMC and HCS. The amounts that HCHI may in turn distribute to its stockholders will be reduced by the operating expenses of HCHI, including any Federal income tax that HCHI must pay if it fails to qualify as a REIT. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT" and "-- Taxation of HCHI."

     Except as described below, HCP, HCMC and HCS will continue to own their pre-Offering assets and conduct their pre-Offering activities as taxable, non-controlled subsidiaries of HCHI. HCP will conduct the Due Diligence Operations and will support HCHI's acquisition and investment activities by providing due diligence services. HCMC will originate, sell and service Multifamily Mortgage Loans and Commercial Mortgage Loans and will serve as a source of Multifamily Mortgage Loans and Commercial Mortgage Loans for HCHI. HCS will facilitate the Company's trading activities by acting as a broker/dealer. See "Risk Factors -- Principals' Conflicts of Interest."

     HCHI will own all of the HCP Preferred, but will generally have no right to participate in the operations of HCP, HCMC and HCS (other than to approve certain fundamental transactions such as mergers, consolidations, sales of all or substantially all assets, and any voluntary liquidation) because the HCP Preferred is nonvoting. Instead, as the holders of all of the HCP Common, the Principals will generally control the operations of HCP, HCMC and HCS. See "Structure and Formation Transactions." This ownership structure is required because as a REIT, HCHI generally may not own more than 10% of the voting securities of any other issuer. See "Federal Income Tax
Considerations -- Requirements for Qualification as a REIT -- Nature of Assets." Accordingly, the purchasers of Units in the Offering will not own an interest in any entity that controls HCP, HCMC or HCS.

     As the directors of HCP, the Principals intend to cause HCP to distribute its net cash from operations as dividends on a quarterly basis to the extent consistent with HCHI's REIT qualification. For purposes of receiving dividends, there is no difference between a share of the HCP Preferred and a share of the HCP Common, so that the HCP Preferred will have no dividend rate or preference over the HCP Common. Instead, dividend distributions by HCP will be made in the same amount per share of HCP Preferred and HCP Common. Accordingly, each dividend distribution by HCP will be made to HCHI and the Principals in proportion to the numbers of shares held by them (so that, initially, each dividend distribution will be made 97% to HCHI and 3% to the Principals). As the holder of the HCP Preferred, however, based on an assumed price of the Common Stock in the Offering of $15.00 per share, HCHI will have the right to receive $10,750,005 (up to $15,750,010 if the Earn-Out vests, including the forgiveness of loans from HCHI of up to $1,750,000, but without regard to any salaries or other compensation for services, any additional shares of Common Stock that may be issued as compensation for services and any releases of personal guarantees) in HCP's liquidation before any other shareholders receive anything. Thus, the Principals will control the operations of HCP, HCMC and HCS, but will have the right to receive only 3% of the dividend distributions made by HCP. See "Risk Factors -- Principals' Conflicts of Interest." Shares of HCP Common held by a Principal may be repurchased if, among other things, the Principal ceases to be employed by the Company or to own an interest in HCHI. See "Structure and Formation Transactions -- HCHI -- The Formation of
HCHI -- Benefits to the Principals" and "Certain Transactions -- The HCP Shareholders' Agreement."


     The Principals will receive 716,667 shares of Common Stock (representing 13.48% of the outstanding shares of Common Stock) in exchange for the HCP Preferred (which represents 97% of the book value of HCP at June 30, 1997, or $688,854). HCHI will record the carrying value of its investment in HCP at cost (which has been determined to be the net book value of the HCP Preferred) and account for the investment under the equity method. See "Pro Forma Financial Data." Upon the full vesting of the Earn-Out, up to 216,667 additional shares of Common Stock may be issued to the Principals, giving the Principals up to 16.37% of the outstanding Common Stock (taking into account the issuance of such additional shares of Common Stock). HCHI will receive no additional consideration in exchange for the 216,667 additional shares of Common Stock. See "Pro Forma Financial Data." In addition, up to $1,750,000 in loans made by HCHI to the Principals to enable the Principals to pay taxes will be forgiven to the extent that the Earn-Out vests. See "Structure and Formation Transactions -- The Formation of HCHI." See "Structure and Formation Transactions -- HCHI" and "Risk Factors -- Benefits to the Principals."


     Historically, HCP has owned interests in other entities in addition to HCMC and HCS. Some of these entities are inactive, have no value and will be dissolved and terminated before the closing of the Offering (or as soon thereafter as reasonably possible). Four of these entities may still own assets at the time of the closing of the Offering. Two of the entities (Alpine/Hanover LLC and ABH-I LLC) were formed with institutional investors (Alpine Associates, in the case of Alpine/Hanover LLC; Alpine/Hanover LLC and BT Realty Resources, Inc., in the case of ABH-I LLC) to engage in Mortgage Loan trading activities, with HCP acting as asset manager entitled to receive up to 50% of any profits depending upon performance. See "Business -- Investment
Portfolio -- Single-Family Mortgage Operations -- Prior Activities of HCP." The third entity (Alpine/Hanover II, L.L.C.) was formed with Alpine Associates, to trade non-mortgage receivables, with HCP acting as asset manager entitled to receive up to 50% of any profits depending upon performance. The fourth entity (AGR Financial, L.L.C.) was formed with an unaffiliated individual (who has acted as the managing member) to invest and trade in receivables of temporary employment agencies, with HCP as a passive investor owning 25% of the outstanding interest therein.

     HCP will transfer its interests in Alpine/Hanover II, L.L.C. and AGR Financial, L.L.C. to an entity owned by the Principals before the closing of the Offering. Although HCP will retain its interests in Alpine/Hanover LLC and ABH-I LLC, it will distribute to the Principals before the closing of the Offering its rights to any receivables from those entities arising between June 30, 1997 and the closing of the Offering. HCP has also separately managed assets for BT Realty Resources, Inc. pursuant to a management contract entitling it to receive up to 50% of any profits depending upon performance. HCP will wind down its activities under that management contract but, as of the time of the closing of the Offering, may not have completed the disposition of all of the managed assets. HCP will distribute to the Principals before the closing of the Offering its rights to any receivables arising between June 30, 1997 and the closing of the Offering under its management contract with BT Realty Resources, Inc. The amount of receivables arising between June 30, 1997 and the closing of the Offering from Alpine/Hanover LLC, ABH-I LLC and BT Realty Resources, Inc. are expected to approximate $1,000,000.

     The Formation Transactions. Prior to the transactions that will effect the structure of the Company described above (collectively, the "Formation Transactions"), HCP will be owned by the Principals and will have (i) four wholly owned corporate subsidiaries, two of which (HCMC and HCS) are active,
(ii) interests of 49% and 75%, respectively, in two inactive corporations, and
(iii) interests of various percentages in four active limited liability companies and one inactive limited liability company.

--------------------------------------------------------------------------------
     The following will constitute the Formation Transactions (all but the last three of which will occur prior to or concurrently with the closing of the Offering):

          - HCHI has been formed as a Maryland corporation.

          - HCP will begin to liquidate (or dispose of its interests in) its inactive corporate subsidiaries and affiliates.

          - HCP will amend its charter to authorize the HCP Preferred and the HCP Common.

          - The Principals will exchange, in a tax-free recapitalization, their shares of stock in HCP for all of the HCP Preferred and all of the HCP Common.

          - To the extent consistent with its contractual and fiduciary obligations, HCP will begin to wind down (or dispose of its interests in) the limited liability companies of which it is a member. If HCP is not able to divest itself of all of its interests in two of those limited liability companies (Alpine/Hanover LLC and ABH-I LLC) and as asset manager to BT Realty Resources, Inc. prior to the closing of the Offering, HCP will distribute to the Principals prior to the closing of the Offering its rights to any receivables arising between June 30, 1997 and the closing of the Offering from these investment entities. The receivables are expected to approximate $1,000,000. See "Structure and Formation Transactions -- The Formation of HCHI -- Benefits to the Principals."

          - HCHI will sell 4,600,000 Units in the Offering.

          - The Principals will contribute the HCP Preferred to HCHI in exchange for 716,667 shares of Common Stock.

          - HCP will complete the termination of (or the disposition of its interests in) Alpine/Hanover LLC, ABH-I LLC and any other entities (other than HCMC and HCS)in which it owns interests and that were not terminated before the closing of the Offering.

          - HCHI will lend up to $1,750,000 to the Principals to enable the Principals to pay tax on the gains they must recognize upon contributing the HCP Preferred to HCHI for shares of Common Stock. The loans will be secured by 116,667 shares of the Principals' Common Stock but will otherwise be nonrecourse to the Principals (so that, upon a default by a Principal, HCHI could not reach other assets of the Principals, for repayment). The loans will bear interest at the lowest "applicable federal rate." See "Certain Transactions -- Loans to the Principals."

          - If the Earn-Out vests, as an additional payment to the Principals for their contribution of the HCP Preferred to HCHI, HCHI will (i) issue to the Principals up to 216,667 additional shares of Common Stock, increasing the Principals' percentage ownership of the outstanding shares of Common Stock to up to 16.87%, and (ii) forgive the $1,750,000 in loans made to the Principals to enable them to pay taxes to the extent that the Earn-Out vests.

     For additional information regarding the Formation Transactions, see "Structure and Formation Transactions." Immediately after the closing of the Offering, (i) the Company will be comprised of HCHI, HCP, HCMC and HCS, (ii) the purchasers of Units in the Offering will own 86.52% of the outstanding Common Stock (and all of the Warrants, except for the Representatives' Warrants), (iii) the Principals will own 13.48% of the outstanding Common Stock, (iv) HCHI will own all of the HCP Preferred, (v) the Principals will own all of the HCP Common, and (iv) HCMC and HCS will be wholly owned subsidiaries of HCP. The percentage of the Common Stock owned by the Principals may increase to up to 16.87%, subject to dilution by other issuances of Common Stock, if the Earn-Out vests. See "Structure and Formation Transactions -- The Formation of HCHI." The shares of Common Stock acquired by the Principals (including any additional shares to be issued upon the vesting of the Earn-Out) and the forgiveness of any loans to the Principals upon the vesting of the Earn-Out represent the consideration given to the Principals in exchange for their contribution of the HCP Preferred to HCHI. The Principals' percentage ownership interest in the Company may be further increased as a result of their participation in the 1997 Stock Option Plan and
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the Bonus Incentive Compensation Plan. See "Management -- 1997 Stock Option Plan;" and "-- Bonus Incentive Compensation Plan."

     In connection with the contribution by the Principals of the HCP Preferred to HCHI, no third-party appraisals or fairness opinions have been or will be obtained. There can be no assurance that the value of the Common Stock received by the Principals and the amount of any forgiven loans will be equivalent to the fair market value of the HCP Preferred contributed by them to HCHI. See "Risk Factors -- Benefits to the Principals" and "-- Absence of Independent Valuation for Allocation of Equity Interests in HCHI;" "Structure and Formation Transactions -- The Formation of HCHI -- Determination and Valuation of Ownership Interests."

                              BENEFITS TO INSIDERS

     The Principals will realize certain material benefits in connection with the consummation of the Formation Transactions and the closing of the Offering, including the following:

          - If HCP is not able to divest itself of all of its interests in Alpine/Hanover LLC and ABH-I LLC and as sole asset manager to BT Realty Resources, Inc. prior to the closing of the Offering, HCP will distribute to the Principals prior to the closing of the Offering its rights to any receivables arising between June 30, 1997 and the closing of the Offering from these investment entities. The receivables are expected to approximate $1,000,000. See "Structure and Formation Transactions -- The Formation of HCHI -- Benefits to the Principals."

          - The Principals will receive in exchange for the HCP Preferred (i) 13.48% of the initially outstanding Common Stock of HCHI (with a total value of $10,750,005 based on an assumed price of the Common Stock in the Offering of $15.00 per share) and (ii) if the Earn-Out partially or fully vests, additional shares of Common Stock of HCHI increasing their percentage of Common Stock to up to 16.87%, subject to dilution by other issuances of Common Stock, and the forgiveness of up to $1,750,000 in loans made by HCHI to the Principals to enable the Principals to pay taxes. At June 30, 1997, the book value of the HCP Preferred to be contributed to HCHI by the Principals was $688,854. The value of the benefits to be received by the Principals in exchange for the HCP Preferred may equal $15,750,010 if the Earn-Out fully vests (including the forgiveness of loans from HCHI of up to $1,750,000, but without regard to any receivables distributed to the Principals by HCP, salaries or other compensation for services, any additional shares of Common Stock that may be issued as compensation for services and any releases of personal guarantees) based upon an assumed public offering price of the Units of $15.00 per share and no value for the Warrants.

          - Subject to lender approval, John A. Burchett will be released from his personal guarantee of indebtedness of HCP which equaled $2,115,000 as of June 30, 1997. See "Risk Factors -- Benefits to the Principals" and "Structure and Formation Transactions -- The Formation of HCHI -- Benefits to the Principals."

          - HCHI will lend up to $1,750,000 to the Principals to enable the Principals to pay tax on the gains they must recognize upon contributing the HCP Preferred to HCHI for shares of Common Stock. The loans will be secured by 116,667 shares of the Principals' Common Stock but will otherwise be nonrecourse to the Principals (so that, upon a default by a Principal, HCHI could not reach other assets of the Principal for repayment). In addition, the loans to the Principals will be forgiven to the extent that the Earn-Out vests. See "Certain Transactions -- Loans to the Principals."

        - The Principals will serve as directors and officers of HCHI for which they will collectively receive annual base salaries of $975,000 and will be eligible to participate in the 1997 Stock Option Plan. The Principals will also be eligible to participate in the Bonus Incentive Compensation Plan. See "Management -- Executive Compensation;"
          "-- 1997 Stock Option Plan;" and "-- Bonus Incentive Compensation
          Plan."
--------------------------------------------------------------------------------

     Additional information regarding these and certain other benefits to be received by the Principals in connection with the consummation of the Formation Transactions and the closing of the Offering is set forth under "Structure and Formation Transactions." See also "Risk Factors -- Benefits to the Principals" and "Principals' Conflicts of Interest;" and "Certain Transactions."
                       PRINCIPALS' CONFLICTS OF INTEREST
     The Principals' interests might conflict with those of the purchasers of Units in the Offering in certain respects, particularly as follows:
        - The terms of the agreements by which the Principals will acquire their shares of Common Stock and their loans to pay taxes have not been determined through arm's-length negotiation. The Principals' obligations to enforce those agreements as directors and officers of HCHI may conflict with their interests as stockholders, directors and officers of HCHI.
        - The Principals will continue to own the HCP Common. As the owners of the HCP Common, the Principals will be entitled to receive only 3% of the dividend distributions made by HCP but will control the operations of HCP, HCMC and HCS. HCP Common held by a Principal may be repurchased if, among other things, the Principal ceases to be employed by the Company or to own an interest in HCHI.
                       DIVIDEND POLICY AND DISTRIBUTIONS
     The Company intends to distribute 95% or more of its net taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) to its stockholders on a quarterly basis each year so as to comply with the REIT provisions of the Code. Any taxable income remaining after the distribution of the regular quarterly dividends will be distributed annually in a special dividend on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision in the discretion of the Board of Directors of the Company. All distributions will be made based upon such factors as the Board of Directors of the Company deems relevant. The Board of Directors of the Company has not established a minimum distribution level. See "Federal Income Tax Considerations."
                              SUMMARY RISK FACTORS
     An investment in the Units involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" prior to an investment in the Units. Among such risks are the following:
          - The Company's success will depend heavily upon the efforts of the Principals, each of whom would be difficult to replace.

          - HCHI is a newly formed entity. The earnings of HCHI will depend primarily upon the Principals' ability to acquire and manage the Investment Portfolio. Although HCP has managed the short-term trading of Single-Family Mortgage Loans and HCMC has originated Multifamily Mortgage Loans, none of the Principals has experience in managing investments in Multifamily Mortgage Loans and Commercial Mortgage Loans or in managing long-term investments in any Mortgage Loans or Mortgage Securities. In addition, none of the officers and directors of HCHI has experience in managing a public company or a REIT. Certain prior performance information regarding HCP's past activities in managing the short-term trading of Single-Family Mortgage Loans is set forth in "Business -- Single-Family Mortgage Operations -- Prior Performance Table." Nothing set forth in the prior performance information should be construed as indicative in any way of the expected performance of the Company.


          - The Principals will realize material benefits in connection with the Formation Transactions.


          - The investment and financing policies of the Company and its policies with respect to certain other activities, including growth, debt capitalization, distributions, REIT status and operating policies, will be determined by the Board of Directors.

          - There can be no assurance that the initial public offering price of the Units reflects the fair market value of the interest in the Company represented by the Units.


          - The Company will not control the operations of the Company's taxable subsidiaries (which are controlled by the Principals), which could result in decisions by such subsidiaries that do not reflect the Company's best interests.

          - The Principals may have conflicts of interest with respect to their obligations as officers and directors of the Company, in connection with the operations of the Company and the enforcement of the terms of the agreements pursuant to which such individuals will acquire their Common Stock in HCHI and loans from HCHI.

          - Adverse general economic conditions, which generally cause decreasing demand for consumer credit and declining real estate values, could negatively impact the Company's net income, if any.


          - Significant increases in short-term interest rates could adversely affect the Company's borrowing costs and could negatively impact the Company's net income.


          - The Company may experience difficulty in acquiring Mortgage Assets at favorable spreads relative to borrowing costs in an environment of increasing competition.


          - If the Company fails to maintain its qualification as a REIT, the Company will be subject to Federal income tax as a regular corporation.


          - The failure of a public market to develop or be sustained for the Units, the Common Stock or the Warrants may occur.

                                  THE OFFERING

Units Offered by the Company(1)(2).................................................   4,600,000
Units to be outstanding after the closing of the Offering(2).......................   4,600,000
Common Stock to be outstanding after the closing of the Offering(2)(3)(4)..........   5,316,677
Common Stock Purchase Warrants to be outstanding after the closing of the
  Offering(2)(5)...................................................................   4,738,000
Common Stock Options to be outstanding after the closing of the Offering...........     325,333

Use of Proceeds.....................     To provide funding for the Investment
                                         Portfolio and Due Diligence Operations
                                         and for general corporate purposes.


Proposed American Stock Exchange Symbol
  For the Units..................................................................    HCM.U
  For the Common Stock(6)........................................................      HCM
  For the Warrants(6)............................................................   HCM.WS


---------------
(1) Each Unit consists of one share of Common Stock and one Warrant.
(2) Assumes that the Underwriters' over-allotment option to purchase up to an additional 690,000 Units to cover over-allotments is not exercised. See "Underwriting."
(3) Includes 10 shares currently issued and outstanding and 716,667 shares of Common Stock to be issued to the Principals in connection with the Offering.
(4) Does not include (i) shares of Common Stock that may be issued on the exercise of the Warrants included in the Units, (ii) 325,333 shares of Common Stock reserved for issuance to the Principals and other employees of the Company pursuant to the Company's 1997 Stock Option Plan, (iii) 138,000 shares (158,700 if the Underwriters' over-allotment option is exercised) of Common Stock reserved for issuance upon the exercise of the Representatives' Warrants, (iv) 216,667 shares of Common Stock that may be issued to the Principals representing the Earn-Out and (v) additional shares of Common Stock that may be issued pursuant to the Company's Bonus Incentive Compensation Plan. See "Underwriting," "Structure and Formation Transactions" and "Management."
(5) Exercisable at the initial public offering price. Includes the Representatives' Warrants. The Warrants included with the Units are detachable six months after the closing of the Offering.
(6) The Common Stock and Warrants will not be separately listed and traded until the Warrants are detachable from the Common Stock.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing any of the Units offered hereby.

     This Prospectus contains forward-looking statements within the meaning of the Federal securities laws. Discussions containing such forward-looking statements may be found in the material set forth under "Prospectus Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" as well as within the Prospectus generally. Actual results could differ materially from those described in the forward-looking statements as a result of the risks and uncertainties set forth below and within the Prospectus generally.

DEPENDENCE UPON PRINCIPALS AND OTHER KEY PERSONNEL

     The Company's operations will depend heavily upon the efforts of John A. Burchett, Joyce S. Mizerak, Irma N. Tavares and George J. Ostendorf, each of whom would be difficult to replace. Mr. Burchett, Ms. Mizerak, Ms. Tavares and Mr. Ostendorf will sign employment and non-competition agreements with the Company. See "Management -- Employment Agreements." There can be no assurance, however, that any of these individuals will remain in the Company's employ. The loss of any one of these individuals could have a material adverse effect upon the Company's business and results of operations. See "Management -- Directors and Executive Officers."


RECENT FORMATION AND LACK OF RELEVANT EXPERIENCE


     HCHI is a newly formed entity the earnings of which will depend primarily upon the Principals' ability to acquire and manage the Investment Portfolio. Although HCP has managed the short-term trading of Single-Family Mortgage Loans and HCMC has originated Multifamily Mortgage Loans, none of the Principals has experience in managing investments in Multifamily Mortgage Loans and Commercial Mortgage Loans or in managing long-term investments in any Mortgage Loans or Mortgage Securities. In addition, none of the officers and directors of HCHI has experience in managing a public company or a REIT. See "Business -- Investment Portfolio -- Single-Family Mortgage Operations -- Prior Activities of HCP;" "Management -- Directors and Executive Officers." The Company has not purchased or committed to purchase any Mortgage Assets and will not hold any Mortgage Assets before the closing of the Offering. Although HCP has previously rendered advisory services in connection with securitization transactions, neither it nor HCMC has securitized any significant amount of Mortgage Loans. There can be no assurance that the Company will be able to successfully operate its business as described in this Prospectus. If the Company does not originate and acquire a sufficient number of Mortgage Loans, or securitize its Mortgage Loans as planned, the Company's business and results of operations will be materially adversely affected.

     Historical financial information presented in this Prospectus and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be regarded solely as background information and may not be indicative of future results, which may vary substantially and adversely from historical results.

BENEFITS TO THE PRINCIPALS

     The Principals will realize material benefits in connection with the consummation of the Formation Transactions. If, prior to the closing of the Offering, HCP is not able to divest itself of all of its interests in Alpine/Hanover LLC and ABH-I LLC, and divest itself as asset manager to BT Realty Resources, Inc., HCP will distribute to the Principals its rights to any receivables arising between June 30, 1997 and the closing of the Offering from these investment entities. Those receivables are expected to approximate $1,000,000. In connection with the consummation of the Formation Transactions and the closing of the Offering, (i) the Principals will receive, in exchange for the HCP Preferred, 13.48% of the initially outstanding shares of Common Stock of HCHI (with a total value of $10,750,005 based on an assumed initial public offering price of the Common Stock in the Offering of $15.00 per share) and (ii) subject to lender approval, John A.

Burchett will be released from his personal guarantee of indebtedness of HCP, which equaled $2,115,000 as of June 30, 1997. Because the contribution by the Principals of the HCP Preferred to HCHI in exchange for shares of Common Stock will be a taxable transaction for the Principals, HCHI will lend up to $1,750,000 to the Principals to enable the Principals to pay tax on their gains. The loans will be secured by 116,667 shares of the Principals' Common Stock but will otherwise be nonrecourse to the Principals (so that, upon a default by a Principal, HCHI could not reach other assets of the Principals for repayment). If the Earn-Out vests after the closing of the Offering, as additional consideration to the Principals for their contribution of the HCP Preferred to HCHI, the loans will be forgiven and the Principals will be entitled to receive up to 216,667 additional shares of Common Stock. Based on an assumed public offering price of $15.00 per Unit (with no value for the Warrants), the value of the benefits that the Principals may receive in connection with the Formation Transactions may equal up to $15,750,010 (including the forgiveness of loans from HCHI of up to $1,750,000, but without regard to any receivables distributed to the Principals by HCP, any salaries or other compensation for services, any additional shares of Common Stock that may be issued as compensation for services and any releases of personal guarantees). In addition, the Principals will serve as directors and officers of the Company, for which they will collectively receive aggregate annual base salaries of $975,000 and will be eligible to participate in the Company's 1997 Stock Option Plan and the Company's Bonus Incentive Compensation Plan. See "Risk Factors -- Principals' Conflicts of Interest;" "Management -- Executive Compensation;" " -- Bonus Incentive Compensation Plan" and " -- 1997 Stock Option Plan;" "Structure and Formation Transactions;" and "Certain Transactions."

NEGATIVE EFFECT ON FINANCIAL CONDITION DUE TO BOARD OF DIRECTOR'S ABILITY TO CHANGE POLICIES OF THE COMPANY

     The investment and financing policies of the Company and its policies with respect to certain other activities, including growth, debt capitalization, distributions, REIT status and operating policies, will be determined by the Board of Directors. The Board of Directors has no present intention to amend or revise these policies. However, the Board of Directors may do so at any time without a vote of the Company's stockholders. A change in these policies could adversely affect the Company's financial condition or results of operations.

ABSENCE OF INDEPENDENT VALUATION FOR ALLOCATION OF EQUITY INTERESTS IN HCHI

     The capitalization of HCHI and the amounts and terms of the loans of up to $1,750,000 to be made to the Principals were not determined by arm's-length negotiations. The Company did not obtain an independent valuation of the businesses of the Company or a fairness opinion in connection with the capitalization and valuation of HCHI. No third-party appraisals or fairness opinions have been or will be obtained in connection with the contributions of the HCP Preferred to HCHI. The value of the Units to be purchased by the public were determined based upon discussions between the Principals and the Representatives. See "Structure and Formation Transactions," "Underwriting" and "Certain Transactions." Accordingly, there can be no assurance that the initial public offering price of the Units in the Offering reflects the fair market value thereof.

PRINCIPALS' CONFLICTS OF INTEREST

     The terms of the agreements pursuant to which the Principals will acquire their Common Stock, and will be made loans to pay taxes on their acquisitions of Common Stock, were not determined through arms-length negotiation. The Principals may have a conflict of interest with respect to their obligations as officers and directors of the Company to enforce the terms of such agreements. See "Structure and Formation Transactions -- The Formation of
HCHI -- Determination and Valuation of Ownership Interests." Certain aspects of the businesses of the Company will be carried on through HCP, HCMC and HCS because income from the businesses might jeopardize HCHI's status as a REIT if such operations were carried on directly by HCHI. After the consummation of the Formation Transactions and the closing of the Offering, the Principals will own all of the voting common stock of HCP, and HCHI will own all of the non-voting HCP Preferred. As the holder of the HCP Preferred, HCHI will receive 97% of the dividend distributions generated by the operations of HCP, HCMC and HCS (and, based on an assumed public offering price of $15.00 per Unit, will have a liquidation preference that will initially equal $10,750,005 and that may increase up to $15,750,010 if the Earn-Out vests). However, HCHI's investment in HCP, through non-voting preferred stock, is subject to the risk that the Principals might have interests which are inconsistent with the interests of HCHI. See "Structure and Formation Transactions -- The Structure of the Company."

     The Principals will be parties to a shareholders' agreement that will provide for, among other things, (i) rights of first refusal in the event any Principal proposes to sell his or her shares of HCP Common, and (ii) rights to redeem or purchase the shares of HCP Common held by any Principal who dies, becomes incompetent, suffers a bankruptcy, ceases to hold limited partner interests or shares of Common Stock or is no longer employed by HCHI, HCP, HCMC or HCS. There can be no assurance, however, that the HCP Common will be held at all times by persons who also hold shares of Common Stock. In addition, there can be no assurance that the post-Formation Transactions relationship between HCHI, on the one hand, and HCP, HCMC and HCS, on the other hand, will continue indefinitely. See "Certain Transactions -- The HCP Shareholders' Agreement;" and "Structure and Formation Transactions -- The Structure of the Company."

     The Principals will serve as directors and officers of each of HCHI, HCP, HCMC and HCS. In addition, certain other officers and employees of HCP, HCMC and HCS will serve as officers and employees of HCHI. Upon the consummation of the Formation Transactions and the closing of the Offering, each of the Principals will enter into an employment agreement with the Company. See
"Management -- Employment Agreements." There can be no assurance that disputes among the Principals, as shareholders, which may delay decisions of the Principals as directors and officers, will not occur, or that if they occur they will not adversely effect the operation of the Company.


RECENT NEGATIVE TRENDS IN REVENUE AND INCOME



     Total revenue and income in the first half of 1997 reflected a decrease from total revenue and income in the first half of 1996, with the most significant decreases attributable to loan brokerage/asset management fees and due diligence contracts. Loan brokerage/asset management fees decreased due to a single loan sale advisory contract with a large commercial bank that generated significant revenues in the first half of 1996 but did not generate any revenues in the first half of 1997. The decrease in revenues generated by due diligence contracts was a result of the type of due diligence contracts and the scope of work detailed in such contracts in the first half of 1997 as compared to the first half of 1996. There can be no assurance that such negative trends will not continue due to further decreases in loan brokerage/asset management fees and due diligence contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996."


IMMEDIATE AND SUBSTANTIAL DILUTION


     After giving effect to the Formation Transactions estimated underwriting discounts and estimated offering expenses, assuming an initial public offering price of $15.00 per Unit and no value for or exercise of the Warrants, purchasers of the Units in the Offering will experience immediate dilution of approximately $2.97 per share of Common Stock. In the event that the Principals receive 216,667 additional shares of Common Stock that may be issued to them under the Earn-Out and the Principals further receive a distribution of $1,750,000 from the forgiveness of the loans to the Principals under the Earn-Out, purchasers of the Units in the Offering would experience a potential further dilution of approximately $.79 per share of Common Stock. See "Dilution."


MORTGAGE ASSETS WITH POOR DOCUMENTATION AND POOR PAYMENT HISTORIES


     The Company plans to invest in Single-Family Mortgage Loans that are at least twelve months old ("seasoned Single-Family Mortgage Loans") or that were intended to be of certain credit quality but that do not meet the originally intended market parameters due to errors or credit deterioration ("fall-out Single-Family Mortgage Loans" and, together with seasoned Single-Family Mortgage Loans, "subprime Single-Family Mortgage Loans"). Single-Family Mortgage Loans that are missing applicable documents, such as the original note, mortgage or title policy, may be difficult to enforce. Single-Family Mortgage Loans that are missing origination documents, such as the original appraisal, application or disclosure documents, risk having inadequate property valuations. Such Mortgage Loans also risk exposure to consumer protection relief in the event of a loss of disclosure documents which limit the ability of the Company to audit origination disclosure procedures. In addition, Single-Family Mortgage Loans with poor payment histories are subject to increased future delinquencies due to poor borrower payment habits or a continuous cash flow problem.

DEFAULTS ON MORTGAGE ASSETS

  Defaults on Commercial Mortgages

     Commercial Mortgage Loans have certain distinct risk characteristics. Commercial properties tend to be unique and more difficult to value than single-family residential properties. Commercial Mortgage Loans also tend to have shorter maturities than Single-Family Mortgage Loans and may have a significant principal balance or "balloon" due on maturity. The Company expects that a majority of its Commercial Mortgage Loans will have a balloon payment due at maturity. Commercial Mortgage Loans with balloon payments involve a greater risk to a lender than self-amortizing Commercial Mortgage Loans, because the ability of a borrower to pay such amount will normally depend on its ability to fully refinance the Commercial Mortgage Loan or sell the related property at a price sufficient to permit the borrower to make the balloon payment. The Company is not under any obligation to refinance any Commercial Mortgage Loans. Commercial mortgage lending is generally viewed as exposing the lender to a relatively greater risk of loss than single-family mortgage lending, in part because it typically involves larger Mortgage Loans to single borrowers or groups of related borrowers than Single-Family Mortgage Loans. Further, the repayment of Commercial Mortgage Loans secured by income producing properties is typically dependent upon the successful operation of the related properties. The successful operation of a commercial property is dependent upon the performance and viability of the property manager of the applicable project. There can be no assurance regarding the performance of any operators or managers or persons who may become operators or managers of the applicable commercial properties. See "Business -- Investment Portfolio -- Commercial Mortgage Loans and Multifamily Mortgage Loans."

     Commercial Mortgage Loans generally are nonrecourse to the borrower. In the event of foreclosure on a Commercial Mortgage Loan, the value of the property and other collateral securing the Commercial Mortgage Loan may be less than the amounts due on the Commercial Mortgage Loan. There may also be costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of leases with respect to commercial properties, who may seek the protection of the bankruptcy laws which can result in termination of lease contracts.

  Effect of Adverse Economic Conditions on Multifamily Properties

     Adverse economic conditions, either local, regional or national, may limit the rent that can be charged by a multifamily borrower and may result in a reduction in timely rent payments or a reduction in occupancy levels. Further, the costs of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. All of these conditions and events may increase the possibility that a borrower may default on its obligations under its Multifamily Mortgage Loan. See "Business -- Investment Portfolio -- Commercial Mortgage Loans and Multifamily Mortgage Loans."

  Decreases in Value of Retail, Office and Industrial Properties

     Income from, and the market value of, retail, office or industrial properties would be adversely affected if space in such properties could not be leased, if tenants were unable to pay rent, if a significant tenant were to become a debtor in a case under the United States Bankruptcy Code and its lease were rejected, or if for any other reason rental payments could not be collected.

     If sales of retail tenants were to decline, percentage rents may decline, tenants could be unable to pay their base rent, or delays in enforcing the lessor's rights could be experienced. Repayment of the related

Commercial Mortgage Loans may also be affected by the expiration of tenant leases and the ability of the borrowers to renew leases or to release the space on favorable terms. Even if vacated space is successfully released, the associated costs, including tenant improvements and leasing commissions (to the extent not reserved), could be substantial and could reduce cash flow from the properties. Retail properties are, in general, affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" and direct mail retailing. A particular retail property may be adversely affected by the bankruptcy, decline in drawing power, departure or cessation of operations of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference.

     An office property may be adversely affected if there is an economic decline in the businesses operated by the tenant of the property. The risk of such an adverse effect is increased if rental revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Owners of office properties are generally required to expend significant amounts of cash for general capital improvements, tenant improvements and costs of re-leasing space, including commissions. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and, thus, non-competitive.

     Industrial and warehouse properties may be adversely affected by reduced demand for industrial space occasioned by a general economic decline in a particular industry (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-lease to another tenant or may become functionally obsolete relative to newer industrial properties.

  Environmental Liabilities Associated with Contaminated Properties

     Certain properties securing Mortgage Loans may be contaminated by hazardous substances resulting in reduced property values. If the Company forecloses on a defaulted Mortgage Loan on such property, the Company may be subject to environmental liabilities regardless of whether the Company was responsible for the contamination. The Company intends to exercise due diligence to discover potential environmental liabilities before purchasing any property through foreclosure. However, hazardous substances or waste, contaminants and pollutants may be discovered on properties during the Company's ownership or after a sale to a third party. If such substances are discovered on a property, the Company may be subject to liability for clean-up. The Company may also be liable to tenants and owners of neighboring properties. In addition, the Company may find it difficult or impossible to sell the property during or following any such clean-up. Further, under certain circumstances, such as if the Company were found to have participated in the management or operation of a property, the Company may be subject to environmental liabilities with respect to such property absent a foreclosure on the property. See "Business -- Investment Portfolio -- Commercial Mortgage Loans and Multifamily Mortgage Loans."

RISKS RELATED TO OPERATIONS

  Negative Effects of Fluctuating Interest Rates

     Impact on Profitability of Mortgage Loans. The Company's earnings will be affected by changes in interest rates. The Company will be subject to the risk of rising mortgage interest rates (including changes in interest rates between the time it commits to purchase Mortgage Loans at a fixed price and the time it sells or securitizes those Mortgage Loans), which will adversely affect the value of the Investment Portfolio. While hedging techniques will be used to reduce these risks, there still may be changes in income due to changes in interest rates. In addition, hedging involves transaction and other costs, and such costs increase dramatically as the period covered by the hedging protection increases and also increase in periods of rising and fluctuating interest rates. See "Business -- Risk Management -- Interest Rate Risk Management" and
"-- Hedging -- Costs and Limitations."

     Impact on Overall Operations. Higher interest rates may discourage borrowers from refinancing Mortgage Loans, borrowing to purchase a single-family residence or commercial property, or seeking a second

Mortgage Loan, thus decreasing the volume of Mortgage Loans originated by third-parties. This could have an adverse effect on the Company's net interest spread during the accumulation of Mortgage Loans held for sale and on the net interest spread on Mortgage Loans held for long-term investment which are financed through reverse repurchase agreements. If short-term interest rates exceed long-term interest rates, there could also be a negative effect on the Company's net interest spread. See "Business -- Risk Management -- Interest Rate Risk Management."

     Financial Impact on Net Interest Income. Some Mortgage Assets held by the Company for long-term investment may have adjustable interest rates or pass-through rates based on short-term interest rates. The Company's short-term borrowings generally will bear interest at fixed rates and have maturities of less than one year. However, certain of these borrowings will include variable rates. Consequently, changes in short-term interest rates may affect the Company's net interest income. ARMs owned by the Company or mortgage-backed securities backed by ARMs will be subject to periodic interest rate adjustments based on an index such as the CMT Index or LIBOR. Interest rates on the Company's borrowings may also be based on short-term indices. If any of the Company's Mortgage Assets are financed with borrowings that bear interest based on an index different from that used for the related Mortgage Assets, so-called "basis" interest rate risk will arise. In that event, if the index used for the Mortgage Assets is a "lagging" index that reflects market interest rate changes on a delayed basis, and the rate on the related borrowings reflects market rate changes more rapidly, the Company's net interest income will be adversely affected in periods of increasing market interest rates. If the Company utilizes short-term debt financing to originate or acquire fixed rate mortgages or mortgage-backed securities or issues adjustable rate mortgage-backed securities backed by fixed rate mortgages, the Company may also be subject to interest rate risks. See "Business -- Risk Management -- Interest Rate Risk Management."

     Impact of Periodic and Life Caps on Net Interest Margin. Some Mortgage Assets will also be subject to periodic rate adjustments that may be less frequent than the adjustments in rates on the borrowings or financings utilized by the Company. Accordingly, in a period of increasing interest rates, the Company could experience a decrease in net interest income or a net loss because the interest rates on the Company's borrowings could adjust faster than the interest rates on the ARMs or mortgage-backed securities backed by ARMs held in the Investment Portfolio. Moreover, ARMs are typically subject to periodic and lifetime interest rate caps, which limit the amount the interest rate can change during a given period. The Company's short-term borrowings will not be subject to similar restrictions. Hence, in a period of increasing interest rates, the Company could also experience a decrease in net interest income or a net loss in the absence of effective hedging because the interest rates on borrowings could increase without limitation, while the interest rates on the Company's ARMs and mortgage-backed securities backed by ARMs would be limited by caps. Further, some ARMs may be subject to periodic payment caps that result in some portion of the interest accruing on the ARMs being deferred and added to the principal outstanding. This could result in receipt by the Company of less cash on its ARMs than is required to pay interest on the related borrowings, which will not have such payment caps. The Company expects that the net effect of these factors will be to lower the Company's net interest income or cause a net loss during periods of rising interest rates. No assurance can be given as to the amount or timing of changes in interest rates or their effect on the Company's Mortgage Assets held for long-term investment or net interest income. If the Company utilizes short-term debt financing to originate or acquire fixed rate mortgages or mortgage-backed securities or issues adjustable rate mortgage-backed securities backed by fixed rate mortgages, the Company may also be subject to interest rate risks.

     Impact on Derivative Securities Held For Investment. Rising interest rates may have a negative effect, in particular, on the yield of any mortgage-backed securities in the Investment Portfolio purchased at a premium in connection with the Company's hedging activities. If the Company were required to dispose of any such mortgage-backed securities during a period of rising interest rates, a loss could be incurred. Lower long-term rates of interest may negatively affect the yield on servicing fees receivable and on Mortgage Assets purchased at a premium in connection with the Company's hedging activities. In certain low interest rate environments, the Company may not fully recoup any initial investment in such securities or investments.

     Impact on Origination Volume. Higher interest rates may also negatively impact the conduit operations by reducing originations of Multifamily Mortgage Loans and Commercial Mortgage Loans, since high interest rates will limit the ability of borrowers to incur new debt or to refinance existing mortgages.

  Reduction of Income Due to Prepayments on Mortgage Assets

     Mortgage prepayment rates vary from time to time and may cause changes in the amount of the Company's net interest income. Prepayments on Mortgage Assets generally increase when mortgage interest rates fall below the then-current interest rates on such Mortgage Assets. Conversely, prepayments of the Mortgage Assets generally decrease when mortgage interest rates exceed the then-current interest rate on the Mortgage Assets. Prepayment experience also may be affected by the geographic location of the property securing the Mortgage Loans, the assumability of the Mortgage Loans, the ability of an ARM Mortgage loan to convert to a fixed-rate Mortgage Loan, conditions in the housing and financial markets, and general economic conditions. In addition, prepayments on ARMs are affected by conditions in the fixed-rate mortgage market. If the interest rates on ARMs increase at a rate greater than the interest rates on fixed-rate Mortgage Loans, prepayments on ARMs will tend to increase. In periods of fluctuating interest rates, interest rates on ARMs may exceed interest rates on fixed-rate Mortgage Loans, which may tend to cause prepayments on ARMs to increase at a greater rate than anticipated. In addition, any future limitations on the rights of borrowers to deduct interest payments on Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of Mortgage Loans. See "Business -- Risk Management -- Prepayment Risk Management."

     Prepayments of Mortgage Loans could affect the Company in several adverse ways. The prepayment of any Mortgage Loan that had been purchased at a premium by the Company would result in the immediate write-off of any remaining capitalized premium amount and a consequent increase of the Company's amortization of purchased mortgage servicing rights (to the extent it has retained servicing) by such amount. See "Business -- PMSR/OMSR."

     Substantially all of the Commercial Mortgage Loans originated by the Company will contain provisions restricting prepayment. The restrictions may prohibit prepayments in whole or in part during a specified period of time and/or require the payment of a prepayment charge or fee. Prepayment restrictions may, but do not necessarily, deter prepayments. Prepayment charges or fees may be less than the amount which would fully compensate for the difference between the yield on the reinvestment of the prepayment proceeds and the expected yield to maturity of the prepaid Commercial Mortgage Loan. There can be no assurance that the borrower on a Commercial Mortgage Loan which is being prepaid will have sufficient financial resources to pay all or any required prepayment charges, particularly where the prepayment results from acceleration of the Commercial Mortgage Loan following a payment default. No assurance can be given that foreclosure proceeds will be sufficient to make any prepayment charges required in connection with a defaulted Commercial Mortgage Loan. No representation or warranty is made as to the effect of prepayment charges on the rate of prepayment of the related Commercial Mortgage Loan.

     The laws of a number of states are unclear whether provisions requiring payment of prepayment charges upon a voluntary or involuntary prepayment are enforceable. In particular, no assurance can be given that prepayment charges required in connection with an involuntary prepayment will be enforceable under applicable law or, if enforceable, that foreclosure proceeds will be sufficient to make the payment. Proceeds recovered in respect of any defaulted Commercial Mortgage Loans will, in general, be applied to cover outstanding property protection expenses, servicing expenses and unpaid principal and interest before being applied to any prepayment charges.

  Defaults by Borrowers under Mortgage Assets

     The Company intends to make long-term investments in Mortgage Assets. Accordingly, during the time it holds Mortgage Assets for investment, the Company will be subject to the risks of borrower defaults and bankruptcies and special hazard losses (such as those occurring from earthquakes or floods) that are not covered by standard hazard insurance. If a default occurs on any Mortgage Loan held by the Company, the

Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgaged property, plus any payments from an insurer or guarantor, and the amount owing on the Mortgage Loan. In addition, Mortgage Loans in default are not eligible collateral for borrowings, and will have to be financed by the Company from other funds until ultimately liquidated.

     With respect to second Mortgage Loans, the Company's security interest in the property is subordinated to the interest of the first mortgage holder. If the value of the property securing the second Mortgage Loan is not sufficient to repay the borrower's obligation to the first Mortgage Loan holder upon foreclosure or if there is no additional value in such property after satisfying the borrower's obligation to the first Mortgage Loan holder, the borrower's obligation to the Company may not be satisfied. See "Business -- Risk
Management -- Credit Risk Management."

  Losses Related to Investing in Subordinated Classes of Mortgage-Backed Securities

     The Company will bear the risk of loss on any mortgage-backed securities it purchases in the secondary mortgage market or otherwise. The Company has not previously insured mortgage-backed securities through monoline insurers. However, if monoline insurers are contracted to insure against these types of losses, the Company would be dependent in part upon the creditworthiness and claims-paying ability of the insurer and the timeliness of reimbursement in the event of a default on the underlying obligations. Further, the insurance coverage for various types of losses is limited, and losses in excess of the limitations would be borne by the Company.

     The yield derived from certain classes of mortgage-backed securities, which may be created in connection with securitizations by the Company and subsequently retained by the Company, is particularly sensitive to interest rate, prepayment and credit risks. The Investment Portfolio will include subordinated securities and investments in servicing fees receivables. See "Risk Factors -- Risks Related to Operations;" "-- Negative Effects of Fluctuating Interest Rates; "-- Reduction of Income Due to Prepayment." Because subordinated securities, in general, bear all losses prior to the applicable senior securities, the amount of credit risk associated with any investment in subordinated securities would be significantly greater than the risk associated with a comparable investment in the related senior securities and, on a percentage basis, the risk would be greater than holding the underlying Mortgage Loans directly. See "Business -- Investment Portfolio;" -- "Securitization and Sale Process."

  Losses Related to Borrowings and Substantial Leverage by the Company

     General. The Company intends to leverage the Investment Portfolio by borrowing a substantial portion (up to approximately 92%, depending on the nature of the underlying Mortgage Asset) of the market value of substantially all of its investments in Mortgage Assets. The Company expects generally to maintain a ratio of equity capital (book value of stockholders' equity) to book value of total assets of approximately 15%, although the percentage may vary from time to time depending upon market conditions and other factors. The Company is not limited by its charter or bylaws as to the amount it may borrow, whether secured or unsecured, and the ratio of equity capital could at times be lower. A majority of the Company's borrowings are expected to be collateralized borrowings, primarily in the form of reverse repurchase agreements, which are based on the market value of the Company's Mortgage Assets pledged to secure the specific borrowings. The cost of borrowing under a reverse repurchase agreement corresponds to the referenced interest rate (e.g., the CMT Index or LIBOR) plus or minus a margin. The margin over or under the referenced interest rate varies depending upon the lender, the nature and liquidity of the underlying collateral, the movement of interest rates, the availability of financing in the market and other factors. If the returns on the Mortgage Assets purchased with borrowed funds fail to cover the cost of the borrowings, the Company will experience net interest losses and may experience net losses. See
"Business -- Investment Portfolio."

     Failure to Refinance Outstanding Borrowings. The Company's ability to achieve its investment objectives will depend not only on its ability to borrow money in sufficient amounts and on favorable terms but also on its ability to renew or replace its maturing short-term borrowings on a continuous basis. The Company's business strategy relies on short-term borrowings to fund long-term Mortgage Loans at certain times. If the Company is not able to renew or replace maturing borrowings, it could be required to sell, under adverse market conditions, all or a portion of its Mortgage Assets, and could incur losses as a result. In such event the Company may be required to terminate hedge positions, which could result in further losses. These events could have a material adverse effect on the Company, and could jeopardize the Company's qualification as a REIT by, among other things, causing the value of the HCP Preferred to exceed 5% of the value of the Company's total assets or causing the Company's income to include excessive amounts of gains from sales of Qualified REIT Assets held for less than four years. See "Risk Factors -- Consequences of Failure to Maintain REIT Status; Company Subject to Tax as a Regular Corporation."

     Initiation of Margin Calls. Certain of the Company's borrowings may be cross-collateralized to secure multiple borrowings from a single lender. A decline in the market value of the collateral could limit the Company's ability to borrow or result in lenders initiating margin calls (i.e., requiring a pledge of cash or additional assets to reestablish the ratio of the amount of the borrowing to the value of the collateral). The Company could be required to sell Mortgage Assets under adverse market conditions to maintain liquidity. If these sales were made at prices lower than the carrying value of the Mortgage Assets, the Company would experience losses. A default by the Company under its collateralized borrowings could also result in a liquidation of the collateral, including any cross-collateralized Mortgage Assets, and a resulting loss of the difference between the value of the collateral and the amount borrowed.

     Liquidation of Collateral Upon Bankruptcy. In the event of a bankruptcy of the Company, certain reverse repurchase agreements may qualify for special treatment under the Bankruptcy Code, the effect of which is, among other things, to allow the creditors under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under the agreements without delay. Conversely, in the event of a bankruptcy of a party with whom the Company had a reverse repurchase agreement, the Company might experience difficulty repurchasing the collateral under the agreement if it were to be repudiated and the Company's claim against the bankrupt lender for the resulting damages were to be treated as an unsecured claim. In this event, payment of the Company's claim would be subject to significant delay and, if and when paid, the amount paid might be substantially less than the damages actually suffered by the Company. Although the Company intends to enter into reverse repurchase agreements with several different parties and has developed procedures to reduce its exposure to such risks, no assurance can be given that the Company will be able to avoid such risks. See "Business -- Financing."

     Need for Additional Debt or Equity Financing. The Company's liquidity is also affected by its ability to access the debt and equity capital markets. To the extent that the Company is unable regularly to access such markets, the Company could be forced to sell Mortgage Assets at unfavorable prices or discontinue various business activities in order to meet its liquidity needs. Any such inability to access the capital markets could have a negative impact on the Company's earnings. In addition, the REIT provisions of the Code require the Company to distribute to its holders of Common Stock substantially all of its net earnings, thereby restricting the Company's ability to retain earnings and replenish the capital necessary or advisable for its business activities.

  Insufficient Demand for Mortgage Loans and the Company's Loan Products

     The availability of Mortgage Loans meeting the Company's criteria depends on, among other things, the size of and level of activity in the residential, multifamily and commercial real estate lending markets. The size and level of activity in the residential real estate lending markets depends on various factors, including the level of interest rates, regional and national economic conditions, inflation and deflation in property values, as well as the general regulatory and tax environment as it relates to mortgage lending. See
"-- Legislative and Regulatory Risk." To the extent the Company is unable to obtain sufficient Mortgage Loans meeting its criteria, the Company's business will be adversely affected.

     In general, lower interest rates generate greater demand for Mortgage Loans, because more individuals can afford to purchase single-family and commercial properties. However, if low interest rates are accompanied by a weak economy and high unemployment, demand for Mortgage Loans may decline. Conversely, higher interest rates often result in lower levels of real estate finance and refinance activity, which may decrease Mortgage Loan purchase volume levels, resulting in decreased economies of scale and higher costs per unit, reduced fee income, smaller gains on the sale of Mortgage Loans and lower net income during the accumulation phase.

     FNMA and FHLMC are not currently permitted to purchase Single-Family Mortgage Loans with original principal balances above $214,600, with certain exceptions. If this dollar limitation were increased without a commensurate increase in home prices, the Company's ability to maintain or increase its current acquisition levels could be adversely affected as the size of the non-conforming Single-Family Mortgage Loan market may be reduced, and FNMA and FHLMC may be in a position to purchase a greater percentage of the Single-Family Mortgage Loans in the secondary market than they currently acquire.

  Lack of Geographic Diversification

     Although the Company intends to seek geographic diversification of the properties underlying the Company's Mortgage Assets, it does not intend to set specific diversification requirements (whether by state, zip code or other geographic measure). Concentration in any one area will increase exposure of the Company's Investment Portfolio to the economic and natural hazard risks associated with that area. See "Business -- Risk Management -- Credit Risk Management."

  Ability to Acquire Mortgage Assets at Favorable Spreads Relative to Borrowing Costs; Competition and Supply

     The Company's net income depends on the Company's ability to acquire Mortgage Assets at favorable spreads over the Company's borrowing costs. In acquiring Mortgage Assets, the Company competes with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, GNMA, FNMA, FHLMC, and other entities purchasing Mortgage Assets, many of which have greater financial resources than the Company and more experience in securitizations. In addition, there are several mortgage REITs similar to the Company, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Mortgage Assets suitable for purchase by the Company. There can be no assurance that the Company will be able to acquire sufficient Mortgage Assets from mortgage suppliers at spreads above the Company's cost of funds. The Company will also face competition for financing, and the effect of the existence of additional mortgage REITs may be to reduce the Company's access to sufficient funds to carry out its business strategy and/or to increase the costs of funds to the Company. Continued consolidation in the financial services industry may also reduce the number of current sellers of Mortgage Assets to the Investment Portfolio, thus reducing the Company's potential customer base, resulting in the Company's purchasing a larger percentage of Mortgage Loans from a smaller number of sellers. Such changes could negatively impact the Investment Portfolio. See "Business -- Competition."

     The Company will face competition in its Due Diligence Operations from financial institutions, including, but not limited to, banks and investment banks. Many of the institutions with which the Company will compete in this area have significantly greater financial resources than the Company. Increased competition in the Due Diligence Operations could adversely affect the Company's profitability. See "Business -- Competition."

FAILURE TO MAINTAIN REIT STATUS; COMPANY SUBJECT TO TAX AS A REGULAR CORPORATION

     The Company intends to qualify as a REIT for Federal income tax purposes. To qualify as a REIT, the Company must satisfy a series of complicated tests related to, among other things, the nature of its assets and income, the ownership of its Common Stock, and the amount and timing of distributions to its stockholders. The REIT election will cover only HCHI and not any of the Company's taxable subsidiaries, including HCP, HCMC and HCS, which will be subject to Federal income tax. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT;" -- "Taxation of Taxable Affiliates."

     The continued qualification of the Company as a REIT could be jeopardized by, among other things, (i) the hedging of interest rate and prepayment risks with instruments that are not Qualified REIT Assets or

Qualified Hedges, (ii) the payment by HCP of excessive amounts of dividends, and
(iii) the failure of the Company to distribute sufficient amounts of its income to its stockholders. In addition, it is anticipated that the Mortgage Assets will be highly leveraged. Borrowings could result in the termination of the Company's qualification as a REIT if (a) substantial amounts of Mortgage Assets must be sold to make required payments, or (b) required payments on borrowings leave the Company with insufficient amounts to distribute to its stockholders. An inability of the Company to fund acquisitions of Mortgage Assets with borrowings, on the other hand, could result in the termination of the Company's qualification as a REIT if the value of the HCP Preferred exceeds 5% of the value of the Company's total assets. See "Business -- Hedging" and "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

     If the Company fails to qualify as a REIT in any taxable year and certain relief provisions of the Code do not apply, the Company will be subject to Federal income tax as a regular, domestic corporation, and its stockholders will be subject to tax in the same manner as stockholders of a regular corporation. Distributions to its stockholders in any year in which the Company fails to qualify as a REIT would not be deductible by the Company in computing its taxable income. As a result, the Company could be subject to income tax liability, thereby significantly reducing or eliminating the amount of cash available for distribution to its stockholders. Further, the Company could also be disqualified from re-electing REIT status for the four taxable years following the year during which it became disqualified. See "Federal Income Tax Considerations -- Termination of Revocation of REIT Status."

     The Principals have no experience in managing a REIT. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to REIT qualification or the Federal income tax consequences of such qualification. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

POTENTIAL CHARACTERIZATION OF DISTRIBUTIONS AS UBTI; TAXATION OF TAX-EXEMPT INVESTORS

     In the event that (i) the Company is subject to the rules relating to taxable mortgage pools (discussed below) or if a pension trust owns more than 10% of the Common Stock and (a) at least one pension trust owns more than 25% of the Common Stock, or (b) one or more pension trusts, each owning more than 10% of the Common Stock, own in the aggregate more than 50% of the Common Stock,
(ii) a tax-exempt stockholder has incurred indebtedness to purchase or hold Common Stock or is not exempt from Federal income taxation under certain special sections of the Code, or (iii) any residual REMIC interests generate "excess inclusion income," distributions to and, in the case of a stockholder described in (ii), gains realized on the sale of Common Stock by, such tax-exempt stockholder may be subject to Federal income tax as unrelated business taxable income as defined in section 512 of the Code ("UBTI"). See "Federal Income Tax Considerations -- Taxation of Tax-Exempt Stockholders."

TAXABLE MORTGAGE POOL RISK; INCREASED TAXATION

     The Company intends to enter into reverse repurchase agreements and CMO and other secured lending transactions pursuant to which it may borrow funds with differing maturity dates which are cross-collateralized by specific Mortgage Loans. Some financing activities may create taxable mortgage pools. A REIT that incurs debt obligations with two or more maturities, which are supported by Mortgage Loans or mortgage-backed securities, may be classified as a "taxable mortgage pool" under the Code if payments required to be made on the debt obligations bear a specified relationship to the payments received on such Mortgage Loans. If all or a portion of the Company were treated as a taxable mortgage pool, the Company's status as a REIT would not be impaired, but a portion of the Company's taxable income may, under proposed regulations, be characterized as "excess inclusion" income and allocated to the stockholders. Any excess inclusion income (i) could not be offset by the net operating losses of a stockholder, (ii) would be subject to tax as UBTI to a tax-exempt stockholder, (iii) would be subject to the application of Federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders, and (iv) would be taxable (at the highest corporate tax rate) to a REIT, rather than its stockholders, to the extent allocable to shares of stock held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business income, including governmental organizations). See "Federal Income Tax Considerations -- Taxation of Taxable U.S. Stockholders; -- Taxation of Tax-Exempt
Stockholders; -- Taxation of Non-U.S. Stockholders; -- Special Considerations."

MARKET CONSIDERATIONS

     Fluctuation in Market Price. Prior to the closing of the Offering, there has not been a public market for the Securities. Accordingly, there can be no assurance that a liquid trading market for the Securities offered hereby will develop or, if developed, that the market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate his investment in the Company. The initial public offering price will be determined by the Company and the Underwriter. See "Underwriting." There can be no assurance that the price of the Units in the public market after the closing of the Offering will not be lower than the initial public offering price. While there can be no assurance that a market for the Company's Securities will develop, the Company has applied to the American Stock Exchange to list the Units, the Common Stock and the Warrants.

     If a public market for the Securities exists, it is likely that the market price of the Securities will be influenced by any variation between the net yield on the Company's Mortgage Assets and prevailing market interest rates. Earnings will not necessarily be greater in high interest rate environments than in low interest rate environments. Moreover, in periods of high interest rates, the net income of the Company, and, therefore, the dividend yield on the Common Stock, may be less attractive compared with alternative investments, which could negatively impact the price of the Securities. If the anticipated or actual net yield on the Company's Mortgage Assets declines or if prevailing market interest rates rise, thereby decreasing the positive spread between the net yield on such investments and the cost of the Company's borrowings, the market price of the Common Stock may be adversely affected.

     Effects of Future Offerings. The Company in the future may increase its capital resources through private or public offerings of its Common Stock, securities convertible into its Common Stock, preferred stock or debt securities. All debt securities and preferred stock will be senior to the Common Stock in the event of a liquidation of the Company. The actual or perceived effect of such offerings, the timing of which cannot be predicted, may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

INVESTMENT COMPANY ACT RISK

     The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate ("Qualifying Interests")." Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Company must maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other Qualifying Interests in real estate. Unless certain mortgage securities represent all of the securities issued with respect to an underlying pool of mortgages, the mortgage securities may be treated as securities separate from the underlying Mortgage Loans and, thus, may not qualify as Qualifying Interests for purposes of the 55% requirement. Therefore, the Company's ability to invest in certain mortgage securities may be limited by considerations of the provisions of the Investment Company Act. In addition, in order to meet the 55% requirement under the Investment Company Act, the Company intends to consider privately issued certificates issued with respect to an underlying pool as to which the Company holds all issued certificates as Qualifying Interests. If the Commission, or its staff, adopts a contrary interpretation with respect to such securities, the Company could be required to restructure its activities to the extent its holding of such privately issued certificates did not comply with the new interpretation. Such a restructuring could require the sale of a substantial amount of privately issued certificates at an inopportune time. Further, in order to insure that the Company at all times continues to qualify for exemption from the Investment Company Act, the Company may be required at times to adopt less efficient methods of financing certain of its Mortgage Loans and investments in mortgage-backed securities than would otherwise be the case and may be precluded from acquiring certain types of Mortgage Assets whose yield may be higher than the yield on Mortgage Assets that are consistent with the exemption. The net effect of these factors will be to reduce at times the Company's net interest income, although the Company does not expect the effect to be material. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described in this Prospectus. Any failure to qualify for the exemption could have a material adverse effect on the Company.

LEGISLATIVE AND REGULATORY RISK

     Members of Congress and government officials from time to time have suggested the elimination of the mortgage interest deduction for Federal income tax purposes, either entirely or in part, based on borrower income, type of Mortgage Loan or principal amount. The reduction or elimination of these tax benefits could have a material adverse effect on the demand for the Company's Mortgage Loans.

     The Company's business is subject to regulation, supervision and licensing by Federal, state and local governmental authorities. It will also be subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. Regulated matters include, without limitation, collection and foreclosure procedures, qualification and licensing requirements for mortgage banking and otherwise doing business in various jurisdictions and other trade practices. In addition, the Company's activities will be subject to the rules and regulations of the Department of Housing and Urban Development. Failure to comply with these rules and regulations can lead to loss of approved status, termination or suspension of servicing contracts without compensation to the servicer, demands for indemnification or Mortgage Loan repurchases, certain rights of rescission for Mortgage Loans, class action lawsuits and administrative enforcement actions. There can be no assurance that the Company will maintain compliance with these requirements in the future without additional expense, or that more restrictive local, state or Federal laws, rules and regulations will not be adopted or that existing laws and regulations will not be interpreted in a more restrictive manner, which would make compliance more difficult for the Company.

     The laws and regulations described above are subject to legislative, administrative and judicial interpretation, and certain of these laws and regulations have been infrequently interpreted or only recently enacted. Infrequent interpretations of these laws and regulations or an insignificant number of interpretations of recently enacted regulations can result in ambiguity with respect to permitted conduct under these laws and regulations. Any ambiguity under the regulations to which the Company is subject may lead to regulatory investigations or enforcement actions and private causes of action, such as class action lawsuits, with respect to the Company's compliance with the applicable laws and regulations. As a mortgage lender, the Company will be subject to regulatory enforcement actions and private causes of action from time to time with respect to its compliance with applicable laws and regulations. See "Business -- Regulation."

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of the Common Stock in the public market or the prospect of such sales could materially and adversely affect the market price of the Common Stock. The 4,600,000 shares of Common Stock offered hereby will be immediately eligible for sale in the public market without restriction beginning on the date that the Warrants become detachable. The 716,667 shares of Common Stock that will be issued to the Principals, and the 216,667 shares of Common Stock that may be issued to the Principals if the Earn-Out vests, will be restricted and will not be salable pursuant to Rule 144 or otherwise sooner than the date which is one year from the date of issue of such shares (except pursuant to registration rights). The Company and the Principals have agreed with the Underwriters that, for a period of one year following the closing of the Offering, and except for up to 100,000 shares of Common Stock that may be sold after six months, the Principals will not sell, contract to sell or otherwise dispose of shares of Common Stock or rights to acquire such shares (other than pursuant to employee plans) without the prior written consent of the Representatives. See "Shares Eligible for Future Sale" and "Underwriting." Additionally, (i) stock options for 325,333 shares of Common Stock may be granted to the Principals and other employees of the Company at a per share exercise price equal to the initial public offering price pursuant to the Company's 1997 Stock

Option Plan, (ii) 4,600,000 shares of Common Stock may be issued upon the exercise of the Warrants, and (iii) up to 158,700 shares of Common Stock may be issued upon exercise of the Representatives' Warrants. See "Underwriting." The Principals have registration rights which will permit them to sell, free of the Rule 144 volume limitation, up to 100,000 shares of Common Stock in the aggregate at any time more than six months after the closing of the Offering and the remainder of their shares of Common Stock at any time after the one year lock-up period expires. See "Shares Eligible for Future Sale -- Registration Rights."

PREFERRED STOCK; RESTRICTIONS ON OWNERSHIP OF COMMON STOCK; ANTI-TAKEOVER
MEASURES

     The charter authorizes the Board of Directors to issue shares of Preferred Stock designated in one or more classes or series. The Preferred Stock may be issued from time to time with such designations, rights and preferences as shall be determined by the Board of Directors. Preferred Stock would be available for possible future financing of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that further stockholder authorization for issuance be obtained. The issuance of Preferred Stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The Preferred Stock, if issued, may have a preference on dividend payments which could affect the ability of the Company to make dividend distributions to the holders of Common Stock. As of the date of this Prospectus, no shares of Preferred Stock have been issued and the Company does not intend to issue any Preferred Stock prior to the closing of the Offering. Certain provisions of the Company's charter may also have the effect of delaying, deferring or preventing a change in control of the Company. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws;" and "Description of Securities."

     To meet the requirements for qualification as a REIT at all times, the Company's charter prohibits any person other than John A. Burchett from acquiring or holding, directly or constructively, shares of Common Stock in excess of 9.5% of the value of the aggregate of the outstanding shares of Common Stock (the "Ownership Limit"). Mr. Burchett's ownership percentage may not exceed 11.99%. For this purpose, the term "ownership" is defined in accordance with the REIT provisions of the Code, the constructive ownership provisions of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and the term "person" is defined to include a "group" so as to have the same meaning as for purposes of Section 13(d)(3) of the Exchange Act apply. Accordingly, shares of Common Stock owned or deemed to be owned by a person who individually owns less than 9.5% (or 11.99% in the case of Mr. Burchett) of the outstanding shares of Common Stock may nevertheless be in violation of the ownership limitations set forth in the Company's charter. The Company's charter further prohibits (1) any person from beneficially or constructively owning shares of Common Stock that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, and (2) any person from transferring shares of Common Stock if such transfer would result in shares of Common Stock being owned by fewer than 100 persons.

                                  THE COMPANY

     The Company was incorporated in the state of Maryland on June 10, 1997. The Company generally will not be subject to Federal income tax to the extent that certain REIT qualification requirements are met. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." HCP (and its subsidiaries) will not be consolidated with the Company for accounting purposes because the Company will not own any of HCP's voting common stock and the Company will not control HCP. All taxable income of HCP, HCMC and HCS is subject to Federal and state income taxes, where applicable. See "Federal Income Tax Considerations -- Taxation of Taxable Affiliates."

     The principal executive office of the Company is located at 90 West Street, Suite 1508, New York, New York 10006, telephone (212) 732-5086.

                                USE OF PROCEEDS


     The net proceeds of the Offering are estimated to be approximately $63,270,000 (or $72,895,500 if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $15.00 per Unit. The Company expects to use up to $1,750,000 of the net proceeds of the Offering to make loans to the Principals to enable the Principals to pay tax on their gains from the Formation Transactions. See "Structure and Formation Transactions." It is expected that approximately 94% and 5% of the remaining net proceeds of the Offering will be used to provide funding for the Investment Portfolio and the Due Diligence Operations, respectively. The balance of such remaining net proceeds will be used for working capital and general corporate purposes. Pending these uses, the net proceeds may be invested in short-term CDs and money-market accounts temporarily to the extent consistent with the REIT provisions of the Code.


     The Company anticipates that it will fully invest the net proceeds of the Offering in Mortgage Assets as soon as reasonably possible after the closing of the Offering. The Company has not specifically identified any Mortgage Assets in which to invest the net proceeds of the Offering.

                       DIVIDEND POLICY AND DISTRIBUTIONS

     The Company intends to distribute 95% or more of its taxable income (which may not necessarily equal net income as calculated in accordance with GAAP) to its stockholders on a quarterly basis each year so as to comply with the REIT provisions of the Code. Any taxable income remaining after distribution of the regular quarterly dividends will be distributed annually in a special dividend on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company in the discretion of the Board of Directors and will depend on the taxable earnings of the Company, the financial condition of the Company and such other factors as the Board of Directors deems relevant. The Board of Directors has not established a minimum distribution level. See "The Company -- Directors and Executive Officers;" and "Federal Income Tax Considerations -- Requirements for Qualifications as a REIT -- Distributions."

     The Company intends to operate in a manner that permits it to elect, and it intends to elect, to be a REIT for Federal income tax purposes. The Company expects to generate income for distribution to the stockholders primarily from the net interest income derived from its investments classified as Qualified REIT Assets and from dividends generated by the Due Diligence Operations and the conduit operations. As a result of its REIT status, the Company will be permitted to deduct dividend distributions to its stockholders in calculating its taxable income, thereby effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to stockholders in the form of dividends. The Principals intend to cause HCP to distribute its net cash from operations as dividends on a quarterly basis to the extent consistent with HCHI's REIT qualification. For purposes of receiving dividend distributions, there is no difference between a share of the HCP Preferred and a share of the HCP Common, so that the HCP Preferred will have no dividend rate or preference over the HCP Common. Since HCP, HCMC and HCS will not be covered by the REIT election, dividend distributions made by HCP, HCMC and HCS will not be deductible by them for Federal income tax purposes.

     Distributions to stockholders will generally be taxable as ordinary income, although a portion of such distributions may be designated by the Company as capital gain or may constitute a tax-free return of capital. The Company will annually furnish to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. For a discussion of the Federal income tax treatment of distributions by the Company, see "Federal Income Tax Considerations -- Taxation of Taxable U.S. Stockholders;"
"-- Taxation of Tax-Exempt Stockholders;" and "-- Certain United States Federal Income Tax Considerations Applicable to Foreign Holders."

     If (i) the Company is subject to the rules relating to taxable mortgage pools or the Company is a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code, (ii) a tax-exempt stockholder has incurred indebtedness to purchase or hold its Common Stock or is not exempt from Federal income taxation under certain special sections of the Code, or (iii) the residual REMIC interests acquired by the Company generate "excess inclusion income," distributions to and, in the case of a stockholder described in (ii), gains realized on the sale of Common Stock by, such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income as defined in section 512 of the Code ("UBTI"). See "Federal Income Tax
Considerations -- Special Considerations."

                           DIVIDEND REINVESTMENT PLAN

     The Company intends to adopt a Dividend Reinvestment Plan ("DRP") for stockholders who wish to reinvest their dividend distributions in additional shares of Common Stock. All stockholders will be eligible to participate in the DRP. The DRP will be administered by a plan administrator who will keep records, send statements of accounts to each stockholder who participates in the DRP, provide safe-keeping for the shares and perform other duties related to the DRP. The DRP will provide for dividend reinvestments and optional cash purchases. Discounts will be made available to the extent determined by the Board of Directors and to the extent consistent with the Company's qualification as a REIT.

                                    DILUTION

     The net tangible book value of the Company as of July 31, 1997 was $150, or $15.00 per share of Common Stock. Net tangible book value per share represents the total tangible assets of the Company, reduced by the amount of its total liabilities, and divided by the number of shares of Common Stock outstanding as of that date.


     After giving effect to the Formation Transactions estimated underwriting discounts and estimated offering expenses, assuming a public offering price of $15.00 per Unit and no value for or exercise of the Warrants, the pro forma net tangible book value of the Company would increase by $688,854 (the net book value of the HCP Preferred being contributed). The Formation Transactions represent an immediate dilution of $2.97 per share of Common Stock. See "Structure and Formation Transactions."



     The net tangible book value per share of Common Stock could potentially be further diluted by $.79 per share of Common Stock upon the issuance by the Company of 216,667 additional shares of Common Stock that may be issued to the Principals and the distribution to the Principals in the amount of $1,750,000 from the forgiveness of loans to the Principals if the Earn-Out vests. See "Structure and Formation Transactions -- HCHI."



                                                                                  OFFERING
                                                                               ---------------
Assumed initial public offering price per Unit...............................  $15.00
Dilution per share of Common Stock attributable to estimated underwriting
  discounts and estimated offering expenses payable by the Company...........   (1.25)
Dilution per share of Common Stock attributable to the Formation
  Transactions(1)............................................................   (1.72)
Potential additional dilution per share of Common Stock attributable to the
  Formation Transactions(2)..................................................    (.79)
                                                                               ------
     Fully diluted value per Unit............................................           $11.24
                                                                                        ======


---------------
(1) Includes the issuance by the Company of 716,667 shares of Common Stock to the Principals. See "Structure and Formation Transactions."


(2) Assumes the issuance by the Company of 216,667 shares of Common Stock that may be issued to the Principals and the distribution to the Principals in the amount of $1,750,000 from the forgiveness of the loans to the Principals if the Earn-Out vests. See "Structure and Formation Transactions -- The Formation of HCHI."



     The following table summarizes on a pro forma basis as of June 30, 1997 the differences between (i) the total consideration received for, and the average price per share of, the Common Stock acquired by the Principals (for the book value of the HCP Preferred) and (ii) the total consideration received for, and the average price per share of, the Common Stock acquired by the new investors in the offering (assuming a public offering price of $15.00 per Unit), assuming no exercise of the Warrants:



                                                  TOTAL CONSIDERATION              AVERAGE PRICE
                      SHARES OF THE COMPANY             RECEIVED             -------------------------
                      ---------------------     ------------------------     PER SHARE OF COMMON STOCK
    OFFERING           NUMBER       PERCENT     AMOUNT(2)(3)     PERCENT          OF THE COMPANY
    ----------------  ---------     -------     ------------     -------     -------------------------
    Principals......    716,667       13.48%    $   688,854          .99%             $  0.96
                        216,667(1)     3.39%              0            0%               $0.00
                      ---------     ------       ----------      ---- --
                        933,334       16.87%        688,854          .99%
    New Investors...  4,600,000       83.13%     69,000,000        99.01%             $ 15.00
                      ---------     ------       ----------      ---- --
            Total...  5,533,334      100.00%    $69,688,854       100.00%
                      =========     ======       ==========      ======


---------------
(1) Assumes the issuance by the Company of 216,667 shares of Common Stock that may be issued to the Principals if the Earn-Out vests. See "Structure and Formation Transactions -- The Formation of HCHI."


(2) No effect is shown for the distribution to the Principals in the amount of $1,750,000 resulting from the forgiveness of loans to the Principals if the Earn-Out vests.



(3) For Principals, the value of the contribution is the net book value of the HCP Preferred ($688,854) being contributed; for new investors, their cash contribution ($69,000,000) is used.

                                 CAPITALIZATION


     The capitalization of the Company (i) as of June 30, 1997, (ii) as adjusted to reflect the sale of the Units offered hereby at an assumed initial public offering price equal to $15.00 per Unit and the issuance of 716,667 shares of Common Stock to the Principals, (iii) as adjusted to reflect certain shares of Common Stock that may be issued to the Principals and other employees of the Company and (iv) as adjusted to reflect the potential forgiveness of the loans to the Principals ($1,750,000) on a distribution to the Principals resulting in a reduction in additional paid-in capital, is as follows:



                                                       ACTUAL     AS ADJUSTED(1)     AS ADJUSTED(1)(2)
                                                       ------     --------------     -----------------
                                                                   (DOLLARS IN THOUSANDS)
Stockholders' equity:
  Preferred Stock, $.01 par value, 10,000,000 shares
     authorized; no shares issued and outstanding....   $-0-         $-0-                -$0-
                                                          --               --                  --
  Common Stock, $.01 par value 90,000,000 shares
     authorized; 10 shares issued and outstanding
     actual, 5,316,677 and 5,858,677 shares as
     adjusted, respectively..........................   -0-          $     53             $    59
                                                          --               --                  --
  Additional paid-in capital.........................   -0-          $ 63,906             $67,030
                                                          --               --                  --
  Total capitalization...............................   $-0-         $ 63,959             $67,089
                                                          ==               ==                  ==


---------------
(1) After deducting estimated underwriting discount and estimated offering expenses payable by the Company, assuming no exercise of the Underwriters' over-allotment option to purchase up to an additional 690,000 Units and assuming no exercise of the Warrants.


(2) Includes (i) 216,667 additional shares of Common Stock that may be issued to the Principals if the Earn-Out vests; no additional consideration will be received by the Company; (ii) the distribution to the Principals in the amount of $1,750,000, resulting from the potential forgiveness of loans to the Principals if the Earn-Out vests; and (iii) 325,333 shares reserved for issuance to the Principals and other employees of the Company pursuant to the Company's 1997 Stock Option Plan for an assumed per share price of $15.00;. See "Structure and Formation Transactions -- The Formation of HCHI." See "Management -- 1997 Stock Option Plan."

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                            PRO FORMA FINANCIAL DATA

     The following pro forma balance sheet has been prepared based on the historical audited June 30, 1997 balance sheet of HCHI. The unaudited pro forma balance sheet gives effect to the Formation Transactions which will occur upon the effective date of this Offering. See "Structure and Formation Transactions." No pro forma income statement has been prepared because HCHI has no operating history. Upon completion of the Formation Transactions, HCHI intends to invest substantially all of the net proceeds of the Offering in Qualified REIT Assets, which Qualified REIT Assets will comprise the Investment Portfolio. The Investment Portfolio is expected to generate in excess of 95% of HCHI's gross revenues. The balance of HCHI's gross revenues is expected to be generated from its equity investment in HCP, which in turn will be generated by offering due diligence services to buyers, sellers and holders of Mortgage Loans and by originating, selling and servicing Multifamily and Commercial Mortgage Loans. The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes to be reasonable under the circumstances. This pro forma information is for illustrative purposes only and should not be viewed as a projection or forecast of HCHI's performance. The pro forma balance sheet does not purport to represent HCHI's actual financial position had such events occurred on the aforementioned dates. Such pro forma information should be read in conjunction with HCHI's financial statements and the notes relating hereto included elsewhere herein.

     HCHI is a recently-formed Maryland corporation which will elect to be taxed as a REIT. HCP is a New York corporation, established in 1989. HCHI will account for its investment in HCP on the equity method of accounting.

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                            PRO FORMA BALANCE SHEET
                                  (UNAUDITED)


                                                           AT JUNE 30, 1997
                                      ----------------------------------------------------------
                                                         [1]             [2]             [3]
                                                      INCREASE        INCREASE        INCREASE
                                      HISTORICAL     (DECREASE)      (DECREASE)      (DECREASE)       PRO FORMA
                                      ----------     -----------     -----------     -----------     -----------
               ASSETS
Cash................................     $150        $63,270,000     $(1,750,000)             --     $61,520,150
Investment in Hanover Capital
  Partners Ltd. ....................       --            688,854              --              --         688,854
Loans to Principals.................       --                 --       1,750,000      (1,750,000)             --
                                         ----        -----------     -----------     -----------     -----------
TOTAL ASSETS........................     $150        $63,958,854     $   -0-         $(1,750,000)    $62,209,004
                                         ====        ===========     ===========     ===========     ===========

     TOTAL STOCKHOLDERS' EQUITY
Preferred stock, par value $.01 --
  authorized, 10 million shares,
  issued and outstanding, -0- shares,
  historical and proforma...........       --                 --
Common stock, par value $.01 --
  authorized, 90 million shares,
  historical and proforma; issued
  and outstanding 10 and 5,533,344
  shares, historical, and proforma,
  respectively......................       --        $    53,167                           2,166     $    55,333
Additional paid-in capital..........     $150         63,905,687              --      (1,752,166)     62,153,671
                                         ----        -----------     -----------     -----------     -----------
TOTAL STOCKHOLDERS' EQUITY..........     $150        $63,958,854     $   -0-         $(1,750,000)    $62,209,004
                                         ====        ===========     ===========     ===========     ===========


---------------

(1) Reflects the estimated net proceeds ($63,270,000) from the Offering assuming no exercise of the Underwriters' overallotment option at an assumed public offering price of $15.00 per Unit.



    Reflects the contribution by the Principals of the net book value ($688,854) of the HCP Preferred in exchange for 716,667 shares of Common Stock of HCHI. HCHI's investment will be reflected at cost (which has been determined to be the net book value of the HCP Preferred). Even though HCHI will generally have no right to control the affairs of HCP because the HCP Preferred is nonvoting, Management believes that HCHI has the ability to exert significant influence over HCP and therefore the investment in HCP will be accounted for on the equity method. Some of the factors considered in determining the use of the equity method of accounting were (1) HCHI will have the ability to exercise significant influence over HCP through the Principals, who are the holders of the HCP Common, (2) HCP and its subsidiaries will perform their respective activities primarily for HCHI,
    (3) substantially all of the economic benefits in HCP and its subsidiaries will flow to HCHI, (4) HCHI and HCP and its subsidiaries will have common board of director members, officers and employees, (5) the views of HCHI's management influence the operations of HCP and its subsidiaries and (6) HCHI will be able to obtain financial information from HCP that is needed to apply the equity method of accounting to its investment in HCP.



(2) Reflects loans that may be made by HCHI to the Principals to enable the Principals to pay tax on the gains they must recognize upon contributing the HCP Preferred to HCHI for shares of Common Stock.



(3) Reflects the additional shares (216,667) of Common Stock to be issued to the Principals assuming the full vesting of the Earn-Out. HCHI will receive no additional consideration in exchange for the 216,667 additional shares of Common Stock. HCHI will therefore not reflect any additional investment in HCP and will continue to account for its investment in HCP on the equity method.



    Reflects the potential forgiveness of the $1,750,000 of loans to the Principals assuming full vesting of the Earn-Out. The forgiveness will be treated as a distribution to the Principals and will reduce additional paid-in capital by $1,750,000.

                            SELECTED FINANCIAL DATA

     The following selected financial data are derived from the audited consolidated financial statements of HCP and subsidiaries at and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 and from the unaudited financial information at and for the six months ended June 30, 1997 and 1996. Such selected financial data should be read in conjunction with the audited consolidated financial statements of HCP and subsidiaries at December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 whose audit reports prepared by Deloitte & Touche LLP, independent auditors, appear elsewhere herein and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" also included elsewhere herein. The following selected financial data at and for the six months ended June 30, 1997 and 1996 have been derived from the unaudited consolidated financial statements of HCP and subsidiaries; however, in the opinion of management such information reflects all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of such financial information for those periods. Results for the six months ended June 30, 1997 are not necessarily indicative of results for the year ending December 31, 1997.

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           SIX MONTHS ENDED
                                               JUNE 30                       YEAR ENDED DECEMBER 31
                                         --------------------   ------------------------------------------------
                                          1997        1996       1996      1995       1994      1993      1992
                                         -------   ----------   -------   -------   --------   -------   -------
                                             (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA
Revenues
  Due diligence fees.................... $ 2,363    $   2,723   $ 8,324   $ 7,526   $ 10,194   $ 3,853   $ 5,215
  Loan brokerage/asset management fee...   1,074        1,470     2,469     1,771        659        --        --
  Mortgage sales and servicing..........     538          656       971     2,289      2,527     3,961       537
  Other income..........................     259          335       356       296        189        20        10
                                         -------    ---------   -------   -------   --------   -------   -------
         Total revenues.................   4,234        5,184    12,120    11,882     13,569     7,834     5,762
                                         -------    ---------   -------   -------   --------   -------   -------
Expenses
  Personnel expense.....................   2,116        2,002     4,227     3,832      4,002     3,538     1,436
  Appraisal, inspection and other
    professional fees...................     526          580     3,128     2,594      5,244       272       286
  Subcontractor expense.................     853        1,206     2,920     2,739      2,171     1,851     2,320
  Travel and subsistence................     113          518       617       860        315       472       497
  Occupancy expense.....................     250          276       537       438        415       256       155
  General and administrative expense....     193          300       525     1,066      1,162     1,025       681
  Reversal of reserve for IRS
    assessment..........................     (22)          --      (278)       --         --        --        --
  Interest expense......................      67           56       134       160        102        64        61
  Depreciation and amortization.........      65           44       126       114         84        50        39
                                         -------    ---------   -------   -------   --------   -------   -------
         Total expenses.................   4,161        4,982    11,936    11,803     13,495     7,528     5,475
                                         -------    ---------   -------   -------   --------   -------   -------
Income before income taxes..............      73          202       184        79         74       306       287
Income tax expense......................      38           92        74        51        128       147       121
                                         -------    ---------   -------   -------   --------   -------   -------
Net income (loss)....................... $    35    $     110   $   110   $    28   $    (54)  $   159   $   166
                                         =======    =========   =======   =======   ========   =======   =======
Net income (loss) per share of common
  stock................................. $211.92    $  660.48   $658.74   $169.80   $(323.99)  $954.47   $996.19
Dividends per share of common stock..... $    --    $      --   $    --   $    --   $     --   $    --   $211.01
CONSOLIDATED BALANCE SHEET DATA
Cash and cash equivalents............... $    93    $     505   $   162   $   912   $    300   $ 1,308   $   536
Accounts receivable.....................     988        1,424     3,684     1,533      2,396       954     1,423
Accrued revenue on contracts in
  progress..............................     357          112       550       165      1,177       248       339
Receivables from related parties........   1,426          350       629       230        252     1,192        88
                                         -------    ---------   -------   -------   --------   -------   -------
Total assets............................   3,450        3,178     5,758     3,529      4,701     4,061     2,717
Note payable to bank....................   2,115        1,185     1,045     1,375      1,500       950       930
Stockholders' equity....................     710          675       675       667        639       693       534

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As further discussed in the notes to the HCP and subsidiaries consolidated financial statements, the financial statements of HCP and its subsidiaries ("HCP Subsidiaries") were prepared based on historical operations of HCP, HCMC (a wholly-owned subsidiary), HCS (a wholly-owned subsidiary), HJV (a 75% owned subsidiary that became inactive in the fourth quarter of 1995) and certain other inactive subsidiaries (Hanover Capital Advisors, Inc. ("HCA"), Hanover Capital Mortgage Fund, Inc. ("HCMF") and Hanover Online Mortgage Edge, LLC ("HOME")). HCHI is not acquiring any operating assets from any predecessor entities. HCHI is, however, acquiring on the closing of the Offering all of the outstanding shares of the HCP Preferred. See "Structure and Formation Transactions". Historical financial information presented herein should be regarded solely as background information. There can be no assurance that the results of the Due Diligence Operations and conduit operations from HCP and HCMC, respectively, are indicative of future results.

RESULTS OF OPERATIONS; HCP AND SUBSIDIARIES

     The following discussion relates only to HCP and its subsidiaries prior to the contribution of the HCP Preferred to HCHI as described in "Formation and Structure Transactions."

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     The net income in the first half of 1997 was $35,000 as compared to net income of $110,000 in the same period in 1996. Income before income taxes was $73,000 in the first half of 1997 as compared to income before income taxes of $202,000 in the first half of 1996.

     Total revenue in the first half of 1997 was $4,234,000, a decrease of 18.2% from the total revenues of $5,184,000 in the first half of 1996. All revenue categories during the first six months of 1997 reflected declines when compared to the same period during 1996, with the most significant decrease in loan brokerage/asset management fees (a decrease of 26.9%). Approximately 38% of the total revenue decrease was attributable to the decrease in revenues generated by due diligence contracts. Due diligence revenues are generated from contracts entered into with commercial banks, private mortgagors, credit unions, government agencies (the RTC and the FDIC) and other financial institutions. The need for due diligence contract work is often influenced by the overall acquisition, merger and other consolidation activity in the financial market. HCP's sales representatives actively pursue due diligence contracts (as well as the sale and purchase of Mortgage Loans for third parties). In addition, a substantial portion of HCP's due diligence contracts are obtained as a result of HCP's reputation and prior work as a due diligence contractor and HCP being listed as an approved RTC/FDIC contractor. The type of due diligence contracts and scope of work detailed in the contracts was generally less labor intensive and required less travel and lodging in the first half of 1997 as compared to the first half of 1996. Accordingly, despite the decrease in revenues, the first half 1997 due diligence contracts were generally more profitable (on a per loan basis) than due diligence contracts for the same period in 1996. Commercial due diligence revenues (which account for 13.2% and 14.1% of all due diligence revenues for the first half of 1997 and 1996, respectively) reflected a decrease of $72,000. HCP's current contract to provide commercial due diligence for the FDIC terminated in June 1997.

     Revenues from loan brokering/asset management fee operations were $1,074,000 in the first half of 1997 as compared to $1,470,000 in the first half of 1996, a decrease of $396,000 (41.6% of the total revenue decrease). Although asset management fees increased substantially during this period (from $600,000 to $850,000), the increase in asset management fees in the first half of 1997 did not fully offset the revenues generated in the first half of 1996 by a single loan sale advisory contract with a large commercial bank. This contract generated $819,000 of revenues in the first half of 1996. No such revenues were recognized in 1997. Asset management fees are recognized by HCP, to the extent that HCP, as asset manager for ABH-I LLC and BT Realty Resources, Inc., generates returns in excess of an established base return on capital (generally 15.0%) for each entity. HCP's asset management fee is based on a portion of the return on capital that HCP generates in excess of the base return on capital.

     Mortgage sales and servicing revenues, conducted through HCMC, decreased by $118,000 or 18.0% from $656,000 in the first half of 1996 to $538,000 in the first half of 1997. Revenues generated by multifamily mortgage servicing decreased by $91,000 while mortgage sales (including revenues generated by mortgage originations, applications and gains on sale) decreased by $27,000. The decreased mortgage servicing revenues were a direct result of the decrease in Multifamily Mortgage Loans serviced (servicing portfolio of $121.7 million as of June 30, 1997 compared to $267.7 million as of June 30, 1996). Although the volume of mortgage loans originated increased in 1997 to $37.3 million from $36.0 million in 1996, the increase in mortgage loan volume was more than offset by an overall decrease in the amount of origination/processing fees generated. During the first half of 1997, fees were .87% of mortgage loans as compared to 1.18% during the same period in 1996. During the first half of 1996, HCMC added three Multifamily Mortgage Loans to its servicing portfolio and recorded gains on sale of $16,000. Only one loan was added to HCMC's Multifamily Mortgage Loan servicing portfolio in 1997. The Company anticipates additional mortgage sales and servicing revenues to be generated subsequent to the closing of the Offering as a result of HCMC originating and servicing Multifamily Mortgage Loans and Commercial Mortgage Loans for the Investment Portfolio.

     Total expenses in the first half of 1997 were $4,161,000 as compared to $4,982,000 in the first half of 1996, a decrease of $821,000, or 16.5%.
Personnel expenses increased by $114,000 or 5.6% in the first six months of 1997, as compared to the same period in 1996. The majority of the increase in personnel expenses related to normal merit pay increases from 1996 to 1997, an increase in the Principals' base salaries (effective April 1, 1997) and additional discretionary bonuses in 1997. There were minimal changes in total staffing levels of HCP and HCMC (combined) from June 30, 1996 to June 30, 1997. Expenses for appraisal, inspection and other professional fees were $526,000 in the first half of 1997 as compared to $580,000 in the first half of 1996, a decrease of $54,000 or 9.3%. This decrease resulted from the decrease of due diligence contract work performed in the first half of 1997 as compared to the first half of 1996 and the extent of professional fees required to close $37.3 million of Multifamily Mortgage Loans in the first half of 1997.

     The scope of due diligence contract work performed in the first half of 1996 was not only more complex in nature but required reviewing loan files in many different locations. Accordingly, expenses relating to this contract work were significantly higher in the first half of 1996 for subcontractor expense and travel and subsistence expense ($1,206,000 and $518,000 in 1996 as compared to $853,000 and $113,000 in 1997).

     The 9.7% decrease in occupancy expense resulted primarily from the decrease in rent expense in the first half of 1997 as compared to the first half of 1996. During 1996, HCP terminated a portion of its office lease in Illinois for space that was not utilized and HCP (in June 1996) and HCMC (in February 1997) both successfully renewed their office leases at lower aggregate rental amounts as compared to their original respective leases. In 1996, HCP also reflected a one time rental charge of $8,000 for certain office space rented in 1995.

     General and administrative expenses decreased from $300,000 during the first half of 1996 to $193,000 during the first half of 1997, a $107,000 decrease. Approximately 40% of this decrease was related to the reduced data processing/computer supply needs of due diligence contracts in 1997 as compared to 1996. Other sizeable cost reductions in general office expense categories (i.e., telephone, postage, advertising, etc.) were fully realized as a result of cost containment procedures implemented during the second quarter of 1996.

     An additional reversal of reserve for IRS assessment of $22,000 was reflected during the six months ended June 30, 1997 (an initial reversal of reserve of $278,000 was recorded in the year ended December 31, 1996). In 1993, HCP reflected a one-time charge of $400,000 relating to management's estimated liability for the IRS payroll tax assessments for the years 1991-1993. HCP has recently received a revised settlement offer from the IRS to pay the United States Government $100,000 (as compared to $122,000 as was previously contemplated at December 31, 1996).

     Interest expense was $67,000 in the first half of 1997 as compared to $56,000 during the first half of 1996. The increase in interest expense was a result of increased usage of the bank line of credit (average month end line of credit balance for the first six months of 1997 and 1996 was $1,445,000 and $1,185,000, respectively) and higher interest rates in effect in the first half of 1997 as compared to the first half of 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net income for the year ended December 31, 1996 increased to $110,000 as compared to $28,000 for the year ended December 31, 1995, an increase of 292.9%. Income before income taxes was $184,000 for the year ended December 31, 1996 as compared to $79,000 for the year ended December 31, 1995.

     Total revenues increased 2.0% from $11,882,000 in the year ended December 31, 1995 to $12,120,000 in the year ended December 31, 1996. All revenue categories reflected significant increases in the year ended December 31, 1996 as compared to the year ended December 31, 1995 with the exception of mortgage sales and servicing.

     Due diligence revenues increased by $798,000, or 10.6%, from $7,526,000 in the year ended December 31, 1995 to $8,324,000 in the year ended December 31, 1996. Competition for due diligence contract work increased during the year ended December 31, 1996 and as a result HCP focused its marketing efforts on obtaining larger, more profitable due diligence contracts.

     In the years ended December 31, 1996 and 1995, 55.0% and 76.9%, respectively, of the revenues from loan brokering/asset management fees were generated by asset management fees earned as a result of HCP acting as asset manager for ABH-I LLC and BT Realty Resources, Inc. HCP earned total asset management fees of $1,370,000 and $1,362,000 in the years ended December 31, 1996 and 1995, respectively. The asset management fees that HCP earned during such periods were generated from average returns on capital before asset management fees (for all mortgage pools of ABH-I LLC and BT Realty Resources, Inc.) in excess of 15% per annum in the year ended December 31, 1996 and a cumulative return of over 50% since inception.

     Revenues generated by mortgage sales and servicing were $971,000 in the year ended December 31, 1996 as compared to $2,289,000 in the year ended December 31, 1995, a decrease of $1,318,000. Mortgage originations were negatively affected in the year ended December 31, 1996 by (i) increases in the number of competitive origination operations, (ii) heavy reliance on one investor that significantly reduced its Multifamily Mortgage Loan acquisitions from $58 million in the year ended December 31, 1995 to $4 million in the year ended December 31, 1996, (iii) rate and fee sensitivity on the part of borrowers, and (iv) time delays in the loan closing process. Mortgage servicing revenues and gains from mortgage servicing sales were also negatively impacted in the year ended December 31, 1996 by a lower volume of Multifamily Mortgage Loans originated. Normal attrition of the mortgage servicing portfolio (from prepayments, sales and transfers of servicing rights) were not offset in the year ended December 31, 1996 by the addition of new mortgage servicing contracts. The mortgage servicing portfolio decreased from $288 million in outstanding principal balance at December 31, 1995 to $129 million in outstanding principal balance at December 31, 1996. Loan pay-offs and transfers of subservicing rights decreased the mortgaging servicing portfolio by $10.3 million and $119.0 million, respectively, in 1996.

     Total expenses increased 1.1% from $11,803,000 in the year ended December 31, 1995 to $11,936,000 in the year ended December 31, 1996. Personnel expenses were $4,227,000 in the year ended December 31, 1996 as compared to $3,832,000 in the year ended December 31, 1995, an increase of $395,000. This increase resulted from increases in staffing levels and bonuses in the year ended December 31, 1996. At December 31, 1996, HCP and HCMC had 61 full-time employees, as compared to 55 full-time employees at December 31, 1995.

     In 1996, HCP completed several significant commercial due diligence contracts with government agencies (the FDIC and the RTC) that generated more than 53.8% of total due diligence revenues during 1996. Expenses related to these contracts required extensive appraisal and other professional work. The due diligence contract work with government agencies (the FDIC and RTC) is the principal reason that appraisal, inspection, and other professional fees increased by 20.6%, from $2,594,000 in the year ended December 31, 1995 to $3,128,000 in the year ended December 31, 1996.

     Subcontractor expense was $2,920,000 in the year ended December 31, 1996 as compared to $2,739,000 in the year ended December 31, 1995, an increase of 6.6%. The additional subcontractor labor was utilized by the commercial Due Diligence Operations and by the loan brokering/asset management operations for a large loan sale advisory engagement with a major commercial bank. Travel and subsistence expenses were $617,000 in the year ended December 31, 1996 as compared to $860,000 in the year ended December 31, 1995, a decrease of 28.3%. The majority of this decrease is attributable to the due diligence contract work performed in connection with Single-Family Mortgage Loans, which required less travel in the year ended December 31, 1996 as compared to the year ended December 31, 1995 due to the location of the job sites.

     General and administrative expense in the years ended December 31, 1996 and 1995 was $525,000 and $1,066,000, respectively. Included in general and administrative expense are telephone, advertising, computer supplies, postage, delivery, office supplies and other operating expenses. Management established various cost containment goals in the year ended December 31, 1996 to ensure that general and administrative expense remained at levels significantly below levels in the year ended December 31, 1995. Management was able to effect cost savings in general office expense in the year ended December 31, 1996 due to the combination of (i) successful implementation of cost containment procedures,
(ii) a reduction of computer supplies relating to the largest due diligence job in connection with Single-Family Mortgage Loans completed in the year ended December 31, 1995, and (iii) overall office expense reductions from the origination operations of HCMC resulting from the decrease in originations of Multifamily Mortgage Loans in the year ended December 31, 1996 as compared to the year ended December 31, 1995.

     The reversal of reserve for IRS assessment of $278,000 in the year ended December 31, 1996 resulted from the reversal of a one-time charge of $400,000 that was provided for in 1993. This charge represented management's estimated liability for the IRS payroll tax assessment relating to a 1991, 1992 and 1993 employee and subcontractor payroll tax audit. In the year ended December 31, 1996, a $278,000 credit to expense was shown as an adjustment of management's estimate of this payroll tax liability. This adjustment is based on a settlement offer of approximately $122,000 made by the IRS.

     Interest expense was $134,000 in the year ended December 31, 1996 as compared to $160,000 in the year ended December 31, 1995, a decrease of $26,000 (or 16.3%). This decrease was directly related to the decreased use of the bank line of credit during the year ended December 31, 1996. In December 1996, HCP successfully renegotiated the terms of its line of credit agreement, thereby increasing the line from $1.5 million at December 31, 1995 to $2.0 million at December 31, 1996. The interest rate charged on the line of credit remained at prime plus 1.5%. The line of credit was guaranteed by John Burchett individually and each of the HCP Subsidiaries at December 31, 1996.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Net income for the year ended December 31, 1995 was $28,000 as compared to a net loss of $54,000 for the year ended December 31, 1994. Income before income taxes was $79,000 for the year ended December 31, 1995 as compared to $74,000 for the year ended December 31, 1994.

     Total revenues in the year ended December 31, 1995 were $11,882,000 as compared to $13,569,000 in the year ended December 31, 1994, a decrease of 12.4%. This decrease was primarily a result of a decline in revenues generated by commercial Due Diligence Operations and, to a lesser extent, by a decline in the revenues generated by mortgage sales and servicing operations.

     Revenues from the commercial Due Diligence Operations decreased by $3,363,000, or 44.8%, in the year ended December 31, 1995 as compared to the year ended December 31, 1994. In 1994 and 1995, the commercial Due Diligence Operations were almost entirely dependent on the government sector for its revenues. When the volume of government agency (RTC and FDIC) loan sale activity decreased in 1995, a corresponding decrease in revenues was experienced in the Due Diligence Operations.

     Loan brokering/asset management operation revenues in the year ended December 31, 1995 were $1,771,000 as compared to $659,000 in the year ended December 31, 1994, an increase of 168.7%. In the year ended December 31, 1995, HCP earned asset management fees of $1,362,000 as compared to $304,000 in the year ended December 31, 1994, an increase of 448%. Such increase was the result of HCP's acting as asset manager for ABH-I LLC and BT Realty Resources, Inc.

     Mortgage sales and servicing revenues decreased from $2,527,000 in the year ended December 31, 1994 to $2,289,000 in the year ended December 31, 1995 as a result of a decline in the volume of Multifamily

Mortgage Loans originated. In the year ended December 31, 1994, HCMC originated in excess of $175 million of Multifamily Mortgage Loans as compared to $104 million of Multifamily Mortgage Loans in the year ended December 31, 1995. Two conduit investors that purchased Multifamily Mortgage Loans totaling $117 million from HCMC in the year ended December 31, 1994 did not purchase any Multifamily Mortgage Loans from HCMC in the year ended December 31, 1995. The loss of this business was not fully replaced in the year ended December 31, 1995. The loss of Multifamily Mortgage Loan origination volume was, however, partially offset by an increase in the average size of Multifamily Mortgage Loans originated from $3,070,000 in the year ended December 31, 1994 to $3,250,000 in the year ended December 31, 1995. In early 1995, management terminated HCMC's Single Family Mortgage Loan origination operations, which had begun in 1992. This decision also contributed to the decrease in mortgage sales and servicing revenues from the year ended December 31, 1994 to the year ended December 31, 1995.

     HCMC accounts for loan origination fees in accordance with Statement of Financial Accounting Standards No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases ("SFAS 91"). SFAS 91 requires loan fees to be deferred until the sale of the loan. HCMC sells all originated Mortgage Loans to investors at the time of origination and accordingly recognizes loan origination fees at that time. SFAS 91 further requires related direct loan origination costs to be offset by loan origination fees.

     In October 1994, HCMC began its servicing operations for Multifamily Mortgage Loans. Revenues from mortgage servicing increased from $194,000 in the year ended December 31, 1994 to $533,000 in the year ended December 31, 1995. At December 31, 1995, HCMC was servicing a portfolio of Multifamily Mortgage Loans with a combined outstanding principal balance in excess of $288 million, as compared to a principal balance of $250 million at December 31, 1994. All of the mortgage servicing growth in 1995 resulted from retaining a portion of the mortgage servicing rights on Multifamily Mortgage Loans originated by the Multifamily Mortgage Loan originations operation.

     Revenues from mortgage servicing sales were $534,000 in the year ended December 31, 1995, as compared to $524,000 in the year ended December 31, 1994, an increase of 1.9%. HCMC adopted Statement of Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65, effective January 1, 1995 ("SFAS 122"). Included in the revenues from mortgage servicing sales in the year ended December 31, 1995 was $73,000 of SFAS 122 gains from servicing rights. No similar SFAS 122 gain was recorded in 1994.

     Total expenses in the year ended December 31, 1995 was $11,803,000 as compared to $13,495,000 in the year ended December 31, 1994, a decrease of 12.5%.

     Personnel expense decreased from $4,002,000 in the year ended December 31, 1994 to $3,832,000 in the year ended December 31, 1995. The majority of this decrease was attributable to the decrease in mortgage sales and servicing revenues. The decline in mortgage origination operations from the year ended December 31, 1994 to the year ended December 31, 1995 caused a commensurate decrease in (i) commissions for HCMC originators, (ii) HCMC salaries and wages,
(iii) HCMC bonuses, and (iv) the related HCMC payroll taxes and employee benefits.

     Appraisal, inspection and other professional fees reflected a significant decrease of 50.5% from the year ended December 31, 1994 to the year ended December 31, 1995 due to the decrease in commercial due diligence. Travel and subsistence expense in the year ended December 31, 1995 was $860,000 as compared to $315,000 in the year ended December 31, 1994, an increase of 173.0%. The majority of this increase was a result of increased travel, lodging and meal expenses of $519,000 incurred by due diligence contract work performed in connection with Single-Family Mortgage Loans.

     The increased revenue volume for due diligence contract work performed in connection with Single-Family Mortgage Loans and the scope of the assignments completed in the year ended December 31, 1995 in the commercial Due Diligence Operations required significantly more subcontract labor as compared to in the year ended December 31, 1994. Accordingly, subcontract expense increased by $568,000, or 26.2%, from $2,171,000 in the year ended December 31, 1994 to
$2,739,000 in the year ended December 31, 1995.

     General and administrative expense was $1,066,000 in the year ended December 31, 1995, as compared to $1,162,000 in the year ended December 31, 1994, a decrease of $96,000, or 9.2%, resulting primarily from decreased revenues generated by the commercial Due Diligence Operations and Multifamily Mortgage Loan origination operations. General and administrative expense in the year ended December 31, 1994 was also negatively impacted by the additional costs involved with the closing of a Single Family Mortgage Loan origination office located in Toms River, New Jersey.

     Interest expense increased $58,000, or 56.9%, in the year ended December 31, 1995 as compared to the year ended December 31, 1994 due to the increased use of the bank line of credit. Interest on the line of credit was charged at the rate of prime plus 1.5% in both periods.

     Income tax expense decreased by $77,000 from $128,000 in the year ended December 31, 1994 to $51,000 in the year ended December 31, 1995, even though income before income taxes increased by 6.8% (from $74,000 to $79,000). This decrease in income tax expense related primarily to the change in tax filing for HCP and subsidiaries from a cash method to an accrual method.

INFLATION

     The financial statements and notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased costs of the Company's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Company's operations are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Inflation affects the Company's operations, however, primarily through its effect on interest rates, which normally increase during periods of high inflation and decrease during periods of low inflation. During periods of increasing interest rates, demand for Mortgage Loans and a borrower's ability to qualify for mortgage financing in a transaction may be adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal liquidity requirements will derive from (i) the need to make long-term investments in Mortgage Assets and (ii) the need to fund originations of Mortgage Loans by the conduit operations. Prior to the Offering, mortgage sales and servicing operations and Due Diligence Operations were funded by operating cash flows, the bank line of credit, other borrowings and equity. After the closing of the Offering, the Investment Portfolio and the Due Diligence Operations may receive additional funding by committed or non-committed reverse repurchase agreements and proceeds from the issuance of Common Stock, Preferred Stock, CMOs and REMICs and the sale of mortgage-backed securities.

     During the six months ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994, net cash provided by (used in) operating activities was ($1,074,000), ($283,000), $671,000, and ($1,837,000), respectively. Net cash for the years ended December 31, 1996 and December 31, 1994 was primarily negatively affected by increases in accounts receivable, receivables from related parties (asset management fees) and accrued revenue on contracts in progress that exceeded increases in liabilities, such as accrued appraisal and subcontractor costs and accounts payable. Net cash for the six months ended June 30, 1997 was primarily negatively affected by net decreases in all current liability accounts (particularly accrued appraisal and subcontractor costs -- $2,712,000) that exceeded decreases in current assets; except for receivables from related parties which increased from $629,000 at December 31, 1996 to $1,425,000 at June 30, 1997. Accounts receivable are very liquid and are generally collected within 30 to 45 days after billing. Due diligence contracts in progress are also very liquid in that amounts due are generally billed monthly and shown as accounts receivable in the following month. Asset management fees receivable from trading activities are generally much less liquid than other accounts receivable or contracts in progress. Asset management fees are recognized as earned, based on returns of capital from mortgage pools that HCP manages for ABH-I LLC and BT Realty Resources, Inc. The asset management fees receivable are generally not received by HCP, however, until at least 95% of each mortgage pool is disposed of. The disposal of mortgage pools managed by

HCP can vary significantly (from a few days to over a year based upon the type and size of loans in the pool). Net cash for the year ended December 31, 1995 was positively affected by the collection of accounts receivable, accrued revenue on contracts in progress and asset management fees.

     Net cash provided by (used in) investing activities for the six months ended June 30, 1997, and the years ended December 31, 1996, 1995 and 1994 was ($21,000), $(72,000), $118,000 and $379,000, respectively. The net cash was favorably impacted in the years ended December 31, 1995 and 1994 from sales and transfers of mortgage servicing rights. Sales and transfers of mortgage servicing rights were generally initiated at the request of the master mortgage loan servicer and not by HCMC. Net cash for the six months ended June 30, 1997 and the year ended December 31, 1996 was negatively impacted primarily by the purchase of fixed assets.

     During the six months ended June 30, 1997, and the years ended December 31, 1996, 1995 and 1994, net cash provided by (used in) financing activities was $1,027,000, ($396,000), ($176,000) and $450,000, respectively. The factors affecting the repayment of the line of credit and proceeds from the line of credit are dependent on cash flows generated from operating activities (dictated mainly by the collection of receivables), and to a lesser extent, cash flows from investing activities, subject to the limits of the bank line of credit. As a result of such factors, borrowings on the bank line of credit can and do fluctuate substantially during the year. During 1996 and during the first six months of 1997, the Company also used $66,000 and $42,599, respectively, as a partial payment on the redemption of Class A Common Stock.

     The Company has had preliminary discussions with third party lenders to provide up to $500 million of committed or non-committed reverse repurchase facilities to finance the Company's businesses and expects to finalize such negotiations shortly after the closing of the Offering. However, there can be no assurance that the Company will be able to obtain such facilities. The Company expects to have the ability to borrow against the collateral as a percentage of the original principal balance. The borrowing rates quoted vary from 50 basis points to 600 basis points over comparable maturity LIBOR depending on the type of collateral provided by the Company. The margins on the reverse repurchase agreements are all based on the type of mortgage collateral used and generally range from 85% to 97% of the fair market value of the collateral.

     The only significant long-term liability that existed at June 30, 1997 was a $2,115,000 (note payable) borrowing pursuant to a $2,000,000 Line of Credit Facility Agreement (the "Credit Agreement") with Fleet Bank. The maximum borrowing capacity under the terms of the Credit Agreement is reduced every six
(6) months, beginning June 30, 1997, by $150,000. This borrowing, which bears interest at the prime rate plus 1 1/2%, is payable in full at the expiration date, December 31, 1999, is collateralized by all of the assets of HCP and is guaranteed by John A. Burchett and all of the wholly-owned subsidiaries of HCP. The Credit Agreement requires HCP to meet three covenants on an annual basis at December 31: (i) a maximum debt to net worth ratio of 3.0, (ii) a minimum debt service coverage ratio of 1.25 and (iii) HCP is limited to advancing no more than $100,000 to its affiliates. In June 1997, HCP entered in a Modification Agreement with Fleet Bank to temporarily increase the borrowing capacity on the Credit Agreement from $2,000,000 to $2,300,000. The Credit Agreement reverts to the original $1,850,000 borrowing capacity at September 1, 1997.

     The Company has no long-term material capital expenditures or other significant liquidity needs other than the required reductions pursuant to the Credit Agreement.

     The Company anticipates utilizing substantially all of the net proceeds of the Offering to provide funding for the Investment Portfolio and Due Diligence Operations, if necessary.

     Management believes that cash flow from operations and the aforementioned potential financing arrangements will be sufficient to meet the current liquidity needs of the businesses.

                                    BUSINESS

GENERAL

  Background


     The Company is a specialty finance company the activities of which will include (i) acquiring primarily subprime Single-Family Mortgage Loans, (ii) originating, holding, selling and servicing Multifamily Mortgage Loans and Commercial Mortgage Loans, (iii) securitizing Mortgage Loans and retaining interests therein, (iv) purchasing Mortgage Assets in the secondary mortgage market, (v) managing the resulting combined portfolio in a tax-advantaged REIT structure, and (vi) offering due diligence services to buyers, sellers and holders of Mortgage Loans. The Company's principal business objective is to generate increasing earnings and dividends for distribution to stockholders. The Company will acquire Single-Family Mortgage Loans through a network of sales representatives targeting financial institutions throughout the United States. The Company will originate Multifamily Mortgage Loans and Commercial Mortgage Loans through HCMC. The Company will elect to be taxed as a real estate investment trust under the Code, beginning with its tax year ending December 31, 1997. The Company will generally not be subject to Federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. Taxable affiliates of the Company, however, including HCP, HCMC and HCS, will be subject to Federal income tax. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT," "-- Taxation of the Company" and "-- Taxation of Taxable Affiliates." The Company will be self-advised and self-managed.



     The Company has determined to elect REIT status primarily for the tax advantages. Management believes that the REIT structure is the most desirable structure for owning Mortgage Assets because it eliminates corporate-level Federal income taxation. In addition, as the Company will not be a traditional lender which accepts deposits, it will be subject to substantially less regulatory oversight and incur lower compliance expenses than banks, thrifts and many other originators of Mortgage Assets. The Principals believe that the Company will generate attractive earnings and dividends per share for stockholders through the combination of (i) its focus on originating Multifamily Mortgage Loans and Commercial Mortgage Loans, which generally have higher yields than conforming Single-Family Mortgage Loans, (ii) purchasing subprime Single-Family Mortgage Loans which generally have higher yields than newly originated conforming Single-Family Mortgage Loans, and (iii) using long-term financing that allows the Company to realize net interest income over time as REIT-qualified income, as opposed to fully taxable gain-on-sale income. Although HCP has previously rendered advisory services in connection with securitization transactions, neither it nor HCMC has securitized any significant amount of Mortgage Loans. See "Risk Factors -- Recent Formation and Limited Operating History."


     Management of the Company estimates that during the first year of operations, approximately 97% of the Company's gross income will be generated by its Investment Portfolio (Mortgage Securities -- approximately 47%; Multi-Family Mortgage Loans and Commercial Mortgage Loans -- approximately 16%; and Single-Family Mortgage Loans -- approximately 34%). The balance of the Company's gross income, in the form of dividends from its taxable subsidiary, HCP, is estimated to be approximately 3%. Management of the Company further estimates that the Investment Portfolio will comprise approximately 99% of the Company's assets (Mortgage Securities -- approximately 31%, Multi-Family Mortgage Loans, and Commercial Mortgage Loans -- approximately 21%, and Single-Family Mortgage
Loans -- approximately 47%). There are no assurances that Management's estimates will ultimately be indicative of the results of the Company's operations.

  Business Strategy

     The Company's strategy is to pursue acquisitions and originations of Mortgage Loans where it believes it can receive acceptable rates of return on invested capital and effectively utilize leverage. Key elements of this strategy include:

          - growing the Investment Portfolio by utilizing the Company's wholesale Commercial, Multifamily and Single-family Mortgage Loan acquisition network to create attractive investment opportunities;

          - focusing on Commercial Mortgage Loan and Multifamily Mortgage Loan servicing as a means to control credit losses;

          - financing the Company's investments to limit the Company's interest rate risk while earning an attractive return on equity; and

          - owning Mortgage Assets in the REIT structure and, thereby, eliminate a layer of taxes relative to most traditional real estate lenders.

INVESTMENT PORTFOLIO

  General

     The primary business of the Company will be investing, generally on a long-term basis, in first lien Single-Family Mortgage Loans, Multifamily Mortgage Loans and Commercial Mortgage Loans and Mortgage Securities secured by or representing an interest in Mortgage Loans (the "Investment Portfolio"). The percentage of the Company's Mortgage Assets which will be invested in the Investment Portfolio varies significantly depending upon the availability of Mortgage Loans and Mortgage Securities. The Company intends to utilize its organization to acquire and securitize Single-Family Mortgage Loans and Commercial Mortgage Loans to earn higher returns than could generally be earned from purchasing Mortgage Securities in the marketplace. No Mortgage Loans will be held in the Investment Portfolio before the closing of the Offering.

  Single Family Mortgage Operations


     Prior Activities of HCP. HCP has rendered management services in connection with the short-term trading of seasoned (more than one year since origination) Single-Family Mortgage Loans since 1995. In managing purchase activities, HCP typically targets Mortgage Loan pools containing subprime Single-Family Mortgage Loans with deficiencies that can be corrected so as to permit resales on favorable terms. In managing sale activities, HCP generally has pursued a strategy of selling Single-Family Mortgage Loans within eighteen months after their acquisition. HCHI, on the other hand, generally will hold Mortgage Loans on a long-term basis, so that returns will be earned over the lives of Mortgage Loans rather than from their sales.


     HCP has engaged in Single-Family Mortgage Loan acquisition, financing, hedging and sale activities pursuant to private management arrangements with (i) Alpine Associates, a Limited Partnership ("Alpine Associates"), (ii) a limited liability company formed by HCP, Alpine Associates and an affiliate of Bankers Trust New York Corp. and (iii) certain affiliates of Bankers Trust New York Corp. The objective in each of those arrangements has been to profit from purchasing and reselling Mortgage Loans rather than, as in the case of the Company, from holding, financing and securitizing Mortgage Loans.


     Alpine/Hanover LLC. Alpine Associates and HCP formed Alpine/Hanover LLC in May of 1996, as a successor to a partnership formed by them in February of 1994, to trade in portfolios of subprime Single-Family Mortgage Loans. HCP and a representative of Alpine Associates are the managers of Alpine/Hanover LLC under Alpine/Hanover LLC's limited liability company agreement. HCP identifies portfolios of Single-Family Mortgage Loans for purchase by Alpine/Hanover LLC, provides the manager appointed by Alpine Associates with information regarding the portfolios and recommends pricing and disposition strategies. Although HCP has sole authority to manage Alpine/Hanover LLC's hedging activities (upon the approval of hedging strategies by the manager appointed by Alpine Associates) and to sell portfolios at gains, it has no authority to purchase a portfolio or sell a portfolio at a loss without the approval of the manager appointed by Alpine Associates. Purchases are made using contributions to Alpine/Hanover LLC primarily by Alpine Associates, undistributed proceeds of prior sales and, in some instances, the proceeds of borrowings arranged by HCP and approved by the manager appointed by Alpine Associates.


     For providing management services to Alpine/Hanover LLC, HCP is entitled to receive shares of Alpine/Hanover LLC's profits that increase to up to 50% as Alpine/Hanover LLC's profits increase. HCP's share of Alpine/Hanover LLC's profits is only 1% until Alpine Associates has earned a 15% cumulative return on its invested capital. Once Alpine Associates has earned a 15% cumulative return, HCP is allocated 40% of the profits of Alpine/Hanover LLC until Alpine Associates has earned a 30% return on its investment for the current fiscal year. Once Alpine Associates has earned a 15% cumulative return and a 30% return for the current fiscal year, HCP is allocated 50% of Alpine/Hanover LLC's profits. Between May 25, 1995 and October 31, 1995, HCP purchased five pools of Single-Family Mortgage Loans, aggregating $23,999,000 in principal amount, on behalf of Alpine/Hanover LLC for $23,493,000. All five of the pools were sold by October 31, 1995. The annualized return before incentive profit distributions to HCP on those Single-Family Mortgage Loans and the balance of the other operating activities of Alpine/Hanover LLC was 14.26%. Since the annualized return before incentive profit distributions to HCP did not exceed 15%, HCP was not entitled to receive any incentive profit distributions. See "Prior Performance Table" below.


     Alpine/Hanover LLC will be wound down and terminated as part of the Formation Transactions. See "Structure and Formation Transactions."


     ABH-I LLC. In October of 1995, HCP, Alpine/Hanover LLC and BAHT 1995-1 Corp., an affiliate of Bankers Trust New York Corp., formed ABH-I LLC to trade in subprime Single-Family Mortgage Loans. Alpine/Hanover LLC and BAHT 1995-1 Corp. are the managers under ABH-I LLC's limited liability company agreement. HCP, however, acts as asset manager to ABH-I LLC under a separate asset management agreement between HCP and ABH-I LLC. Under the asset management agreement between HCP and ABH-I LLC, HCP is responsible for (i) analyzing portfolios of Single-Family Mortgage Loans, recommending prices, determining the scope of due diligence to be conducted and reporting to ABH-I LLC in connection with purchases and sales, (ii) determining whether to transfer or release servicing rights, negotiating and effecting transfers and releases of servicing rights and managing relationships with servicers and master servicers, (iii) negotiating representations and warranties in connection with purchases and sales, (iv) preparing offering memoranda, bid packages and other offering materials, (v) contacting and making presentations to potential purchasers and
(vi) recombining participations. Although HCP has sole authority to sell portfolios at gains, it has no authority to purchase any portfolio or to sell a portfolio at a loss without the approval of Alpine/Hanover LLC (the manager appointed by Alpine Associates) and BAHT 1995-1 Corp. Purchases are made primarily using the contributions of Alpine/Hanover LLC (49.5%), BAHT 1995-1 Corp. (49.5%) and HCP (1%).



     Under the asset management agreement, HCP is entitled to receive management fees of up to 50% of the gains and other earnings of ABH-I LLC depending upon the returns earned by ABH-I LLC. Once the members of ABH-I LLC have earned a 15% cumulative return on their average capital contributions, HCP is entitled to receive as asset management fees 40% of the profits of ABH-I LLC until the members have earned a 30% noncumulative return on their average contributions. After the members have earned the 30% return, HCP is entitled to receive as asset management fees 50% of the profits of ABH-I LLC.



     Between November 8, 1995 and July 31, 1997, HCP purchased seven pools of Single-Family Mortgage Loans, aggregating $85,185,000 in principal amount, on behalf of ABH-I LLC for $81,904,000. All but $1,240,000 in principal amount of the Single-Family Mortgage Loans had been sold by July 31, 1997. The annualized return before asset management fees on those Single-Family Mortgage Loans was 53.30%. HCP was paid asset management fees totaling $1,149,000 for the period. See "Prior Performance Table" below.


     ABH-I LLC will be wound down and terminated as part of the Formation Transactions. See "Structure and Formation Transactions."

     BT Realty Resources, Inc. Pursuant to separate asset management contracts with BT Realty Resources, Inc., HCP has rendered management services similar to those it has rendered for ABH-I LLC. As compensation for its services, HCP has been entitled to receive portions of the amounts earned by BT Realty Resources, Inc. on the managed portfolios, on a portfolio-by-portfolio basis. With respect to any portfolio, HCP has been entitled to receive up to 50% of the gains and other earnings on the portfolio depending upon BT Realty Resources Inc.'s return on the portfolio.


     Between November 4, 1995 and July 31, 1997, HCP purchased four pools of Single-Family Mortgage Loans, aggregating $78,105,000 in principal amount, on behalf of BT Realty Resources, Inc. for $67,937,000.

All but $664,000 in principal amount of the loans had been sold by July 31, 1997. The annualized return before asset management fees on those Single-Family Mortgage Loans was 68.47%. HCP was paid asset management fees totaling $2,095,000 for the period. See "Prior Performance Table" below.



     HCP will wind down and terminate its management arrangement with BT Realty Resources, Inc. as part of the Formation Transactions. See "Structure and Formation Transactions."


     An affiliate of HCP also acted as the subadvisor to the Midwest Income Trust Adjustable Rate Government Securities Fund, a mortgage-backed securities fund that was rated AAAf by Standard & Poor's. As subadvisor, the affiliate had discretion over the portfolio of agency adjustable rate mortgage securities. For the twelve month period ending October 31, 1996, the fund was ranked 16th of 53 by Lipper Analytical Servicer. Effective February 1, 1997, the affiliate no longer acts as a subadvisor for this Fund as result of a merger at the Fund level.


     Prior Performance Table. The following table sets forth information regarding the amounts of Single-Family Mortgage Loans purchased by HCP on behalf of Alpine/Hanover LLC, ABH-I LLC and BT Realty Resources, Inc., the amounts of asset management fees paid to HCP with respect to those Single-Family Mortgage Loans and the annualized returns (before HCP's incentive profit distributions or management fees) generated by purchasing those Single-Family Mortgage Loans, correcting their deficiencies and then selling the same. The annualized returns were generated by HCP's management efforts in selecting the Single-Family Mortgage Loans to be purchased, purchasing the Single-Family Mortgage Loans, correcting the deficiencies with respect to the Single-Family Mortgage Loans and then selling the Single-Family Mortgage Loans.



                                  ALPINE/                                BT REALTY
                                HANOVER LLC        ABH-I LLC          RESOURCES, INC.            TOTAL
                                -----------        ----------         ---------------         -----------
Date program commenced(A).....     5/25/95           11/8/95                11/4/95
Date program substantially
  completed(B)................    10/31/95           7/31/97                7/31/97
Number of pools purchased.....           5                 7                      4                    16
Dollar amount raised and
  invested for purchases......   5,690,000         17,096,000            18,036,000            40,822,000
Dollar amount financed........  17,803,000         64,808,000            49,901,000           132,512,000
Dollar amount of purchases....  23,493,000         81,904,000            67,937,000           173,334,000
Principal amount of Mortgage
  Loans purchased.............  23,999,000         85,185,000            78,105,000           187,289,000
Remaining principal amount....           0         1,240,000                664,000             1,904,000
Asset management fee paid.....           0 (C)     1,149,000              2,095,000             3,244,000
Annualized return
  percentage..................       14.26% (D)        53.30% (E)(F)          68.47%(E)(F)          53.55%(E)(F)


---------------
(A) HCP entered into participation agreements with the respective investors which provide for concurrent funding of approved investments. Accordingly, the dates of program commencement represent the initial investment funding date for each program.

(B) The dates indicated as the date program substantially completed represent the approximate date on which the program investments had been substantially liquidated.


(C) No incentive profit distribution/asset management fee was paid during this period because the annualized return did not exceed 15%.



(D) The annualized return percentage reflects returns generated from the purchasing, holding and selling of Single-Family Mortgage Loans and the balances of other operating activities before incentive distributions or management fees to HCP.



(E) The annualized return percentage reflects returns generated from the purchasing, holding and selling of Single-Family Mortgage Loans before incentive distributions or management fees to HCP.



(F) HCP's management fees increase by formula as program returns increase. The annualized return percentages were estimated by HCP based on unaudited information prepared and provided to it by other participants in the programs. There can be no assurances as to the accuracy of the information prepared by those other participants.

     THERE ARE NO ASSURANCES THAT THE INFORMATION SET FORTH IN THE PRIOR PERFORMANCE TABLE IS INDICATIVE IN ANY WAY OF THE EXPECTED PERFORMANCE OF THE COMPANY. THE RETURNS DESCRIBED IN THE TABLE WERE GENERATED BY SHORT-TERM TRADING IN MORTGAGE LOANS. THE COMPANY'S INVESTMENT STRATEGIES WILL BE LONG-TERM IN NATURE AND WILL THEREFORE BE SIGNIFICANTLY DIFFERENT FROM THE STRATEGIES THAT HCP HAS EMPLOYED IN MANAGING TRADING ACTIVITIES. ACCORDINGLY, THE RETURN INFORMATION SET FORTH IN THE TABLE SHOULD NOT BE RELIED UPON IN MAKING AN INVESTMENT IN THE COMPANY.


     Single-Family Acquisitions Process. The Company will focus on the purchase of pools of whole Single-Family Mortgage Loans that do not fit into the large government-sponsored or conduit programs. Single-Family Mortgage Loans generally are acquired in pools from a wide variety of sources, including private sellers such as banks, thrifts, finance companies, mortgage companies and governmental agencies. The Principals believe that banks, finance companies, mortgage companies and investment banks with which HCP, HCMC and their employees have developed relationships will be a continuing source of information on available Single-Family Mortgage Loan portfolios. Sales representatives, who will be employees of the Company, will be located in Illinois, Minnesota, California, Massachusetts and New York. In addition, HCP has a due diligence and underwriting staff, located in Edison, New Jersey, consisting of approximately seven full-time employees. The due diligence staff will contribute to the Single-Family Mortgage Loan acquisition process by providing expertise in the analysis of many characteristics of the Single-Family Mortgage Loans. It has been the Principals' experience that buyers generally discount the price of a Single-Family Mortgage Loan when there exists a lack of information. By providing additional information on loan pools through the Due Diligence Operations, the Company will be able to better assess the value of loan pools than in the absence of such information. See "Risk Factors -- Risks Related to Operations." See "Management -- Directors and Executive Officers."

     Single-Family Mortgage Loan portfolios are usually acquired through competitive bids and negotiated transactions. The competition for larger Single-Family Mortgage Loan portfolios is generally more intense. In addition to bidding on and acquiring large Single-Family Mortgage Loan portfolios, the Company intends to acquire small Single-Family Mortgage Loan portfolios where competition is less intense. The Principals believe that the Company's funding flexibility, personnel, proprietary due diligence software and Single-Family Mortgage Loan trading relationships will provide it with certain advantages over competitors in pricing and purchasing certain Single-Family Mortgage Loan portfolios. See "Risk Factors -- Risks Related to Operations -- Ability to Acquire Mortgage Assets at Favorable Spreads Relative to Borrowing Costs; Competition and Supply."

     Prior to making an offer to purchase a Single-Family Mortgage Loan portfolio, the Company's employees who specialize in the analysis of Single-Family Mortgage Loans will conduct an extensive investigation and evaluation of the individual Single-Family Mortgage Loans in the portfolio. This examination typically consists of analyzing the information made available by the portfolio seller (generally, an initial outline of a Single-Family Mortgage Loan portfolio with the respective credit and collateral files for the Single-Family Mortgage Loan), reviewing other relevant material that may be available, analyzing the underlying collateral (including reviewing the Company's Single-Family Mortgage Loan database which contains, among other things, listings of property values and loan loss experience in local markets for similar assets), and obtaining opinions of value from third parties (and, in some cases, conducting site inspections). The Company's senior employees will determine the amount to be offered by the Company to acquire the Single-Family Mortgage Loan portfolio by using a proprietary stratification and pricing system which focuses on, among other things, rate, term, location and types of the loans. The Company will also review information on the local economy and real estate markets (including the amount of time and procedures legally required to foreclose on real property) in the area in which the Single-Family Mortgage Loan collateral is located.

     In conducting due diligence operations, HCP often discovers non-conforming elements of Single-Family Mortgage Loans, such as: (i) problems with documents, including missing or lost documentation, errors on documents, nonstandard forms of documents and inconsistent dates between documents, (ii) problems with the real estate, including inadequate initial appraisals, deterioration in property values or economic decline in the general geographic area, and (iii) miscellaneous problems, including poor servicing, poor credit history of the borrower, poor payment history by the borrower and currently delinquency status.

     The Company will maintain an internal process to improve the value of its Single-Family Mortgage Loan portfolio, including updating data, obtaining lost note affidavits in the event that a note has been misplaced, updating property values with new appraisals, assembling historical records, obtaining mortgage insurance if the value of a Single-Family Mortgage Loan is in question, grouping Single-Family Mortgage Loans in similar packages for sale, and segmenting portfolios for different buyers. The Principals have applied all of these procedures in the past to improve and sell portfolios at gains on behalf of third party investors for which HCP has rendered asset management services. However, there are no assurances that the Principals will be able to do so in the future. The Company will utilize the same bidding, underwriting and clean up processes as HCP has utilized in rendering asset management and due diligence services. However, management believes any value created will be extracted by financing or securitizing the Single-Family Mortgage Loans and then realizing the value to the Company by the enhanced spread on the retained pool, as opposed to recognizing a gain upon sale of the Single-Family Mortgage Loan portfolio.


     Single-Family Market Trends. The Company will focus on subprime Mortgage Loans and seasoned (generally twelve months or older) Mortgage Loans which are generally available to purchase in bulk from loan originators such as mortgage bankers, banks and thrifts that originate primarily for sale and from mortgage portfolio holders as they restructure their holdings, many times as a result of mergers or acquisitions of portfolio companies.


     Single-Family Acquisition Strategy. The Company believes that it can acquire Single-Family Mortgage Loans that have a relatively high yield when compared to the applicable risk of loss. In many cases, portions of the pools purchased may be made eligible for inclusion in agency pools, which will raise the credit level of the Investment Portfolio, while keeping the higher yield obtained at the time of purchase. The Company also intends to create private securities in many cases from the Single-Family Mortgage Loan pools purchased. In structuring the securitization of these Single-Family Mortgage Loans, the Company will retain subordinated or other interests.

     Single-Family Underwriting Guidelines. The Company has developed an underwriting approval policy to maintain uniform control over the quality of the Single-Family Mortgage Loans purchased. This policy sets forth the review process required for the pricing and purchase in bulk of Single-Family Mortgage Loans. The review is comprised of three aspects: (i) collateral valuation, (ii) credit review, and (iii) property valuation. Prior to the pricing or final purchase of a portfolio, a senior manager of the Company will review the results of all three underwriting evaluations. The collateral valuation entails a check on the collateral documents (i.e., the note, mortgage, title policy and assignment chain). The documents are examined for conformity among each of the documents and adherence to secondary market standards. The credit review involves an analysis of the credit of the borrower, including, with respect to a new Single-Family Mortgage Loan, an examination of the origination and credit documents, factual credit report and payment history. On more Seasoned Single-Family Mortgage Loans, the analysis may be more directed at payment histories and credit scores. The property valuation involves an analysis of the loan-to-value of the Single-Family Mortgage Loans, including an examination of the original appraisal as it relates to the current regional property market conditions and often a drive-by appraisal of the subject property with a review of recent comparable sales.

     Single-Family Servicing. Pools of Single-Family Mortgage Loans will be purchased both with servicing retained and servicing released. In the cases of pools purchased with servicing released, the Company will place the servicing with a qualified residential servicer. In the cases of pools purchased with servicing retained, the Company will consider reputation and review the servicing capabilities of the servicer. In some instances, it may be a requirement to insert a master servicer over the servicer to provide the assurance of the quality required. A master servicer provides oversight review of its subservicers and stands ready, and is contractually obligated, to take over the servicing if there is a problem with the subservicer. In certain instances, the Company may retain the ownership of the servicing rights and contract with a qualified servicer to provide subservicing. In this instance, the Company would keep the risk of ownership of the servicing with respect to any change in value as a result of prepayment of the underlying Single-Family Mortgage Loans or other factors. No Single-Family Mortgage Loans are currently serviced by the Company. See "-- Commercial Mortgage Loans and Multifamily Mortgage Loans -- Commercial and Multifamily Loan Servicing."

  Commercial Mortgage Loans and Multifamily Mortgage Loans


     Since its inception in 1992 through December 31, 1996, HCMC has originated approximately $500 million in Multifamily Mortgage Loans for delivery to "Wall Street" conduits (including Daiwa Finance Corp., Paine Webber, Nomura Securities International, Inc., Donaldson Lufkin & Jenrette, Inc., Chemical Bank, LaSalle National Bank, Piper Capital Management Inc., J.P. Morgan Securities, Inc. and General Electric Mortgage Corporation), private investors and the Department of Housing and Urban Development, for which HCMC received origination and servicing fee income. These Multifamily Mortgage Loans were table-funded by the investors (i.e., the investors paid the face amount of such loans at closing); HCMC did not use its own capital for such loans and did not have a profit or a loss for any such loans. HCMC did not acquire loans that it could not sell or only sell at a discount. The origination and servicing fee income received from such loans represented substantially all of HCMC's income for such period, which resulted in cumulative after tax net income for HCMC of $903,059 for such period. HCMC has not originated or securitized Commercial Mortgage Loans. The Principals believe HCMC was one of the first commercial mortgage banking operations to originate Multifamily Mortgage Loans for sale to conduits and, from direct borrower originations and its network of third party brokers, can provide Multifamily Mortgage Loans and Commercial Mortgage Loans of sufficient credit quality to meet the requirements for securitization and sales to third party investors and into the Investment Portfolio. Subsequent to the closing of the Offering, the Company will primarily originate Multifamily Mortgage Loans and Commercial Mortgage Loans, including Mortgage Loans secured by income-producing commercial properties such as office, retail, warehouse and mini-storage facilities, through HCMC and subsequently either sell the Mortgage Loans to investors or hold them in the Investment Portfolio. The Principals believe that the Company will have certain competitive advantages over other entities in the commercial mortgage market due to the speed, consistency and flexibility which it will seek to obtain by being a vertically integrated company (acting as originator, servicer, and owner of Commercial Mortgage Loans).


     Commercial Production Process. The commercial process differs from the Single-Family Mortgage Loan acquisition process because the Company will operate as a direct originator of new Commercial Mortgage Loans. The Company has been engaged in this process since 1992 and has been an active supplier to the Wall Street conduit/securitization firms, which are Wall Street dealer firms that have set up a conduit to purchase Multifamily Mortgage Loans and Commercial Mortgage Loans from national brokers for the purpose of issuing commercial mortgage-backed securities. HCMC has the ability to source new Commercial Mortgage Loans both directly and through brokers, to process and underwrite the Commercial Mortgage Loans to the Company's standards and to service the Commercial Mortgage Loans. The Company will be integrated from origination to underwriting, warehousing, servicing and securitization. The Company will also have the ability to hold subordinated or residual pieces of the securitizations, enabling the Company to seek to obtain a profit in each area of the process.

     Commercial and Multifamily Loans Acquisition/Production Strategies. The Company will adhere to specified underwriting and due diligence requirements for the origination of Multifamily Mortgage Loans and Commercial Mortgage Loans, such that they will qualify either for sale to third party conduits or for inclusion by the Company in commercial and multifamily securitizations. The Company will continually monitor the underwriting criteria by contacting rating agencies and the third party conduit purchasers. In addition to the underwriting and due diligence completed at the origination level, a separate credit committee will approve all Multifamily Mortgage Loans and Commercial Mortgage Loans purchased. The Company intends that, with prudent underwriting and due diligence, combined with the securitization process, it will achieve a satisfactory reward/risk ratio; however, there are no assurances that it will be able to do so.

     While the sales force that the Company will maintain in Illinois, Minnesota, California, Massachusetts and New York will concentrate primarily on sourcing pools of Single-Family Mortgage Loans and selling the resultant securities and whole loan pools, they will also find leads for the Multifamily Mortgage Loan and Commercial Mortgage Loan origination business of HCMC and the Due Diligence Operations of HCP. HCMC will originate new Multifamily Mortgage Loans and Commercial Mortgage Loans through originators that will call on brokers as well as real estate developers and owners. These originators have been a part of the operation of HCMC which will be contributed to the Company as a part of the consummation of the Formation Transactions.

     Commercial and Multifamily Underwriting Guidelines. The Company's policy regarding underwriting guidelines for Commercial Mortgage Loans and Multifamily Mortgage Loans centers on the origination process for Commercial Mortgage Loans and Multifamily Mortgage Loans within the framework of creating loans eligible for securitization. The due diligence process in underwriting Commercial Mortgage Loans and Multifamily Mortgage Loans focuses on four main areas: (i) a property level review, (ii) borrower credit issues, (iii) cash flow structures, and (iv) adequacy of legal documentation. The property level review begins with a review of the on-site inspection by the underwriting group and includes an analysis of the third party reports, including the appraisal, engineering report and the environmental report. The borrower credit issues include an analysis of the borrower's legal structure, a review of financials to determine net worth, past credit history of principals, management ability and experience and prior/existing relationships. The cash flow structures include an analysis of the loan-to-value ratio, the expense ratio, the debt service coverage, the value per unit, the occupancy levels and the historical expense records. The legal documentation review includes a review of any changes to the approved program loan documents, including the note, the mortgage, the reserve agreements, the assignments of leases and rents and any borrower certifications. The program loan documents will be structured in order to meet the requirements of securitization with respect to prepayment penalties, recourse carve-outs and the overall soundness of the documents. In addition, the Company obtains a "Phase I" environmental site assessment (i.e., generally a record search with no invasive testing) on properties for Commercial and Multifamily Mortgage Loans prior to any loan being made. Depending on the results of the Phase I environmental site assessment, the Company may require a Phase II environmental site assessment. The Company's loan servicing guidelines require that the Company obtain a Phase I environmental site assessment (i.e., including invasive testing) of any mortgaged property prior to acquiring title to or assuming operation of the mortgaged property. This requirement effectively precludes enforcement of the rights under the Mortgage Loan until a satisfactory Phase I environmental site assessment is obtained or until any required remedial action is thereafter taken, but also decreases the likelihood that the Company will become liable for any material environmental condition at a mortgaged property.

     Commercial and Multifamily Mortgage Loan Servicing. To control the credit risk of retained interests in loans securitized, HCMC will retain the servicing rights on the Commercial Mortgage Loans and Multifamily Mortgage Loans held in the Investment Portfolio. HCMC may also retain the servicing rights on loans originated and sold to third party conduits. HCMC, as servicer, will have the risks associated with operating a mortgage servicing business as well as the risk of ownership of the servicing.

     At June 30, 1997, HCMC serviced approximately $121.7 million of Commercial Mortgage Loans. Servicing Commercial Mortgage Loans involves a contractual right to receive a fee for processing and administering the Mortgage Loan payments. This processing involves collecting monthly mortgage payments on behalf of investors, reporting information to those investors on a monthly basis and maintaining custodial escrow accounts for the payment of principal and interest to investors and property taxes and insurance premiums on behalf of borrowers.

     The primary risk of operating a servicing business is the improper servicing of the Commercial Mortgage Loans and Multifamily Mortgage Loans as specified under the related servicing contracts, whereby the servicer becomes liable for possible losses suffered by the owner of the Commercial Mortgage Loans and Multifamily Mortgage Loans. The operational requirements include proper handling and accounting for all payment and escrow amounts, proper borrower and periodic credit reviews, proper value and property reviews and proper payment of all monies due to third parties such as real estate taxing authorities and hazard insurance companies.

     The primary risks of ownership of servicing include the loss of value in the servicing either through faster than anticipated Commercial Mortgage Loan and Multifamily Mortgage Loan prepayments (even though there exist prepayment penalties on most Mortgage Loans) or improper servicing as outlined above.

     Commercial Market Trends. The market for Commercial Mortgage Loans has undergone dramatic changes in recent years. Securitization has provided the mechanism for a fundamental change in the mechanics of lending and investing in real estate mortgages. Financing of income-producing property has evolved from a traditional two-party lending relationship, with the borrower obtaining funding from a traditional lending institution, to a market in which new lenders with expertise in the creation of mortgage-backed securities offer borrowers an alternative source of competitive financing. Securitization involves multiple parties, each with specialized roles and responsibilities creating profitable lending opportunities for those with experience in commercial mortgage finance and the capital markets. The securitization markets for Commercial Mortgage Loans and Multifamily Mortgage Loans have grown rapidly during the 1990s.

     The growth in securitization of commercial mortgages in the private sector has been the result of two market forces. First, during the recession of the early 1990s, traditional lenders withdrew from the real estate credit market. Securitization filled the role of income producing real estate finance by traditional lenders. Second, Congress established the RTC in 1989 in order to liquidate the commercial mortgage assets and single-family mortgage assets of failed financial institutions. After unsuccessfully trying to sell the commercial mortgages, the RTC began securitizing commercial mortgages. The RTC's enormous securitization program stimulated the growth of the private sector commercial mortgage securitization market by providing experience and knowledge to securitization market participants such as investment bankers, rating agencies, mortgage companies, attorneys, accountants and loan servicers who administer the portfolios of mortgages backing the securities. These participants have applied the experience and knowledge of the securitization of RTC assets to the securitization of non-governmental, private-label securities. The RTC's program also helped create an informed and active investor base for the securities created from the securitization of commercial assets.

     The Company believes that success in the commercial market depends on a vertically integrated strategy, i.e., one that begins with origination of the Commercial Mortgage Loans and Multifamily Mortgage Loans, includes the servicing and securitization of the Commercial Mortgage Loans and Multifamily Mortgage Loans, and extends to the investment in the residual security after securitization. The Company will be structured to take advantage of efficiencies in the vertically integrated strategy, which it anticipates will result in attractive returns to equity. However, there can be no assurance that such returns will be achieved.

ACCUMULATION PERIOD ACQUISITIONS

     The Company intends initially to allocate a majority of the net proceeds raised in the Offering to build a portfolio of Mortgage Assets, primarily composed of adjustable rate mortgage pass-through securities of high investment quality (i.e., Agency, "AAA" or "AA"-rated), to provide income during the time required to acquire Mortgage Loans. The Company will acquire these Mortgage Assets in the secondary mortgage market as soon as attractive opportunities are identified. The Principals intend that the Company will earn an acceptable level of return on the initial portfolio until the net proceeds from the Offering can be fully invested in higher yielding Mortgage Assets. However, there is no assurance that the Company will be able to earn such level of return. A similar portfolio acquisition strategy will be employed whenever the Company must invest the net proceeds of a new issuance of debt or equity securities. The Principals of the Company are experienced in the acquisition of Mortgage Assets.

DUE DILIGENCE OPERATIONS

     The Company will continue to conduct through HCP the Due Diligence Operations which have been historically performed for commercial banks, government agencies, private mortgage banks, credit unions and insurance companies. The Due Diligence Operations consist of the underwriting of credit, the analysis of loan documentation and collateral, and the analysis of the accuracy of the servicing accounting for Mortgage Loans. The due diligence analyses are performed on a loan by loan basis. Audits of the accuracy of the interest charged on adjustable rate mortgage loans are frequently a part of the due diligence services provided to customers. The Company will perform due diligence on Mortgage Loans it acquires and for third parties. The Principals of the Company believe that the Due Diligence Operations will provide a source of revenue and a competitive advantage to the Company through the underwriting and pricing expertise gained through this business. However, there is no assurance that the Due Diligence Operations will provide such revenue or competitive advantages.

FINANCING

  General

     Mortgage Assets will initially be financed primarily with equity and short-term borrowings through reverse repurchase agreements, borrowings under lines of credit and other financings which the Company may establish with institutional lenders until long-term financing or securitization is achieved. It is expected that reverse repurchase agreements will be the principal financing devices utilized by the Company to leverage its Mortgage Loan portfolio until long-term financing or securitization. The Company anticipates that, upon repayment of each borrowing in the form of a reverse repurchase agreement, the collateral will immediately be used for borrowing in the form of a new reverse repurchase agreement or long term financing. The Company has had preliminary discussions with a third party lender to provide up to $500 million of committed or non-committed reverse repurchase facilities to finance the Company's businesses and expects to finalize shortly after the closing of the Offering financing in amounts and at interest rates that are consistent with the Company's financing objectives described herein. There is no assurance that the Company will successfully finalize such facilities in the time or amount desired. The Company will seek to establish commitments under which certain of its lenders would be required to enter into new reverse repurchase agreements as needed by the Company during specified periods of time.

  Reverse Repurchase Agreements

     A reverse repurchase agreement, although structured as a sale and repurchase obligation, effects a financing under which the Company pledges its Mortgage Assets as collateral to secure a short-term loan. Generally, the other party to the agreement will make the loan pursuant to the repurchase agreement in an amount equal to a percentage of the market value of the pledged collateral, typically 80% to 98%. At the maturity of the reverse repurchase agreement, the Company will be required to repay the loan pursuant to the repurchase agreement and correspondingly receives back its collateral. Under reverse repurchase agreements, the Company generally will retain the incidents of beneficial ownership, including the right to distributions on the collateral and the right to vote on matters as to which certificate holders vote. Upon a payment default under such agreements, the lending party may liquidate the collateral.

     The Company expects that all of its borrowing agreements will require the Company to pledge cash or additional securities backed by Mortgage Loans in the event the market value of existing collateral declines. If cash reserves are insufficient to cover such deficiencies in collateral, the Company may be required to sell assets to reduce the borrowings. See "Risk Factors -- Risks Related to Operations -- Losses Related to Borrowings and Substantial Leverage by the Company."

     In the event of the insolvency or bankruptcy of the Company, certain reverse repurchase agreements may qualify for special treatment under the Bankruptcy Code, thereby allowing the creditor under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to foreclose on the collateral agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repurchase agreement, the lender may be permitted, under the Bankruptcy Code, to repudiate the contract, and the Company's claim against the lender for damages therefrom may be treated simply as one of the unsecured creditors. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, the Company's ability to exercise its rights to recover its securities under a reverse repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by such statute. If the lender is an insured depository institution subject to the Federal Deposit Insurance Act, the Company's ability to exercise its rights to recover its Mortgage Assets under a reverse repurchase agreement or to be compensated for damages resulting from the lender's insolvency may be limited by such statute rather than the Bankruptcy Code. The effect of these various statutes is, among other things, that a bankrupt lender, or its conservator or receiver, may be permitted to repudiate or disaffirm its reverse repurchase agreements, and the Company's claims against the bankrupt lender for damages resulting therefrom may be treated simply as one of an unsecured creditor. Should this occur, the Company's claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Company.

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

     To reduce its exposure to the credit risk of reverse repurchase agreements, the Company intends to enter into such agreements with several different parties. The Company will monitor the financial condition of its reverse repurchase agreement lenders on a regular basis, including the percentage of its Mortgage Loans that are the subject of reverse repurchase agreements with a single lender. Notwithstanding these measures, no assurance can be given that the Company will be able to avoid such third party risks.

SECURITIZATION AND SALE PROCESS

  General

     The Company will initially use reverse repurchase agreements and equity to finance the acquisition of Mortgage Loans. When a sufficient volume of Mortgage Loans with similar characteristics has been accumulated, generally $50 million to $100 million or more, the Company may securitize them through the issuance of mortgage-backed securities in the form of REMICs or CMOs or, to the extent consistent with the Company's qualification as a REIT, resell them in bulk whole loan sales. In any such case, the length of time between when the Company will commit to purchase a Mortgage Loan and when it sells or securitizes such Mortgage Loan will generally range from 30 days to one year or more, depending on certain factors, including the length of the purchase commitment period, the amount and type of the Mortgage Loan, and the securitization process. Although HCP has previously rendered advisory services in connection with securitization transactions, neither it nor HCMC has securitized any significant amount of Mortgage Loans.

     Any decision by the Company to issue CMOs or REMICs or to sell the Mortgage Loans in bulk may be influenced by a variety of factors. For accounting and tax purposes, the Mortgage Loans financed through the issuance of CMOs are treated as assets of the Company, and the CMOs are treated as debt of the Company. The Company will earn the net interest spread between the interest income on the applicable Mortgage Loans and the interest and other expenses associated with the CMO financing. The net interest spread will be directly impacted by the levels of prepayment of the underlying Mortgage Loans and, to the extent CMO classes have variable rates of interest, may be affected by changes in short-term interest rates. See "Risk Factors -- Risks Related to
Operations -- Negative Effects of Fluctuating Interest Rates," and "-- Reduction of Income Due to Prepayments on Mortgage Assets."

     As an alternative to CMOs, the Company may issue REMICs. REMIC transactions are generally accounted for as sales of the Mortgage Loans and can eliminate or minimize any long-term residual investment in such Mortgage Loans. REMIC securities consist of one or more classes of "regular interests" and a single class of "residual interest." The regular interests are tailored to the needs of investors and may be issued in multiple classes with varying maturities, average lives and interest rates. These regular interests are predominantly senior securities but, in conjunction with providing credit enhancement, may be subordinated to the rights of other regular interests. The residual interest represents the remainder of the cash flows from the applicable Mortgage Loans (including in some instances, reinvestment income) over the amounts required to be distributed on the regular interests. In some cases, the regular interests may be structured so that there is no significant residual cash flow, thereby allowing the Company to sell its entire interest in the Mortgage Loans. As a result, in some cases, all of the capital originally invested in the Mortgage Loans by the Company may be redeployed by the Company. The Company may retain regular and residual interests on a short-term or long-term basis. Income from REMIC issuances is not treated as REIT qualifying income. Accordingly, REMIC issuances will not be the Company's primary securitization technique and will generally be undertaken through taxable subsidiaries.

     The Company expects that its retained interests in securitizations, regardless of the form used, will be subordinated to the classes of securities issued to investors in such securitizations with respect to losses of principal and interest on the underlying Mortgage Loans. Accordingly, any such losses incurred on the underlying Mortgage Loans will be applied first to reduce the remaining amount of the Company's retained interest, until reduced to zero. Any such retained regular interest may include "principal only" or "interest only" securities or other interest rate or prepayment sensitive securities or investments. Any such retained securities or investments may subject the Company to credit, interest rate and/or prepayment risks. The

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

Company anticipates it will retain such securities only on terms which it believes are sufficiently attractive to compensate it for assuming such associated risks.

     The Company may also retain subordinated securities, with ratings ranging from AA to unrated, primarily fixed-rate and backed by Mortgage Loans. The fixed-rate securities are anticipated to primarily evidence interests in 30-year Single-Family Mortgage Loans. Securities backed by Commercial and Multifamily Mortgage Loans are anticipated to primarily evidence interests in 7 or 10 year balloon loans with 25 or 30 year amortization schedules. In general, subordinated classes of a particular series of securities bear all losses prior to the related senior classes. Losses in excess of expected losses at the time such securities are purchased would adversely affect the Company's yield on such securities and, in extreme circumstances, could result in the failure of the Company to recoup its initial investment. See "Risk Factors -- Risks Related to Operations -- Negative Effects of Fluctuating Interest Rates;" "-- Reduction of Income Due to Prepayment;" and "-- Losses Related to Investing in Subordinated Classes of Mortgage-Backed Securities."

     Except in the case of a breach of the standard representations and warranties made by the Company when Mortgage Loans are securitized, Mortgage Assets created by the Company will be non-recourse to the Company. Typically, the Company will have recourse to the sellers of Mortgage Loans for any such breaches, but there can be no assurance of the sellers' abilities to honor their respective obligations.

     The Company will also use securitization as a tool to transfer some of the interest rate risk of the Mortgage Loan collateral to the CMO bondholder and credit risk to third party monoline bond insurers. Due to the fact that the CMO financing is generally non-recourse to the Company (except in the event of a breach of a representation or warranty), the Company is able to maintain the economic benefit of financing the Mortgage Assets and earning a positive net interest spread, while limiting its potential risk of credit loss to its investment in the subordinated or residual classes of securities (generally approximately 5% to 10% of the loan pool amount). A second advantage to the CMO structure is that it is permanent financing and, therefore, not subject to margin calls during periods in which the value of the pool assets are declining due to increases in interest rates.

     The Company would typically pay a monoline bond insurer a monthly fee to assume a portion of the credit risk in a pool of Mortgage Loans. The monoline insurer would generally require the issuer to retain a portion of the credit risk and over-collateralize a particular pool of Mortgage Loans.

     Proceeds from such securitizations will be available to support new loan originations and acquisitions. In addition to providing relatively less expensive long-term financing, the Principals intend that the Company's securitizations will reduce the Company's interest rate risk on Mortgage Assets held for long-term investment. The Company's securitizations may generate excess inclusion income to its stockholders. See "Risk Factors -- Potential Characterization of Distributions as UBTI; Taxation of Tax-Exempt Investors;" and "Federal Income Tax Considerations -- Special Considerations."

  Credit Enhancement

     Any REMICs or CMOs created by the Company are expected to be structured so that one or more of the classes of such securities are rated investment grade by at least one nationally recognized rating agency. In contrast to Agency Certificates in which the principal and interest payments are guaranteed by the U.S. Government or an agency thereof, Mortgage Assets created by the Company will not benefit from any such guarantee. The ratings for the Company's Mortgage Assets will be based on the perceived credit risk by the applicable rating agency of the underlying Mortgage Loans, the structure of the Mortgage Assets and the associated level of credit enhancement. Credit enhancement is designed to provide protection to the security holders in the event of borrower defaults and other losses including those associated with fraud or reductions in the principal balances or interest rates on Mortgage Loans as required by law or a bankruptcy court. The Company can utilize multiple forms of credit enhancement, including special hazard insurance, monoline insurance, reserve funds, letters of credit, surety bonds and subordination or any combination thereof. A decline in the credit quality of the Mortgage Loans backing any Mortgage Assets (including delinquencies and/or credit losses above initial expectations) or of any third party credit enhancement provider, or adverse developments in general economic trends affecting real estate values or the mortgage industry, could result in downgrades of such ratings. See "Risk
Factors -- Risks Related to Operations."

     In determining whether to provide credit enhancement through subordination or other credit enhancement methods, the Company will take into consideration the costs associated with each method. The Company anticipates principally providing credit enhancement through the issuance of mortgage-backed securities in senior/subordinated structures or over-collateralization of its Mortgage Assets. The need for additional collateral or other credit enhancements will depend upon factors such as the type of collateral provided and the interest rates paid thereon, the geographic concentration of the mortgaged property securing the collateral and other criteria established by the rating agency. The pledge of additional collateral would reduce the capacity of the Company to raise additional funds through short-term secured borrowings or additional CMOs and will diminish the potential expansion of the Investment Portfolio. As a result, collateral would be pledged for CMOs only in the amount required to obtain a rating for the CMOs up to the highest rating category of a nationally-recognized rating agency. The subordinated Mortgage Assets may be sold, retained by the Company or accumulated for sale in subsequent transactions.

  Other Mortgage-Backed Securities

     As an additional alternative for the financing of the Investment Portfolio, the Company may cause to be issued other mortgage-backed securities, if, in the determination of the Company, the issuance of such other securities is advantageous and consistent with the Company's qualification as a REIT. In particular, mortgage pass-through certificates representing undivided interests in pools of mortgage loans formed by the Company may prove to be attractive vehicles for raising funds.

     The holders of mortgage pass-through certificates receive their pro rata share of the principal payments made on a pool of Mortgage Loans and interest at a pass-through interest rate that is fixed at the time of the applicable offering. The Company intends to retain up to a 100% undivided interest in a significant number of the pools of Mortgage Loans underlying such pass-through certificates. The retained interest, if any, may also be subordinated so that, in the event of a loss, payments to certificate holders will be made before the Company receives its payments. Unlike the issuance of CMOs, the issuance of mortgage pass-through certificates will not create an obligation of the Company, or any subsidiary, to security holders in the event of a borrower default. However, as in the case of CMOs, the Company may be required to obtain various forms of credit enhancement in order to obtain ratings for issuances of mortgage pass-through certificates in one of the top two rating categories established by a nationally-recognized rating agency.

  Capital Allocation Guidelines (CAG)

     The Company's goal is to strike a balance between the under-utilization of leverage and excess dependence on leverage, which could reduce the Company's ability to meet its obligations during adverse market conditions. Therefore, the Company intends to adopt capital allocation guidelines ("CAG"). The CAG will be finalized and presented to the Company's Board of Directors for its approval within 45 days after the closing of the Offering. Modifications to the CAG will require the approval of a majority of the Company's Board of Directors. The CAG are intended to keep the Company's leverage balanced by (i) matching the amount of leverage allowed to the riskiness (return and liquidity) of a Mortgage Asset, and (ii) monitoring the credit and prepayment performance of each Mortgage Asset to adjust the required capital. This analysis takes into account the Company's various hedges and other risk programs discussed below. In this way, the use of balance sheet leverage will be better than without the CAG controls. The Company will use a range of expected minimum lender haircuts for loan or asset pools based on the characteristics of the pool. This expected minimum lender haircut indicates the minimum amount of equity, as estimated by the Company, a typical lender would require with a Mortgage Asset from the applicable Mortgage Asset category. There is some variation in haircut levels among lenders, from time to time. From the lender's perspective, this is a "cushion" to protect capital in case the borrower is unable to meet a margin call. The size of the haircut depends on the liquidity and price volatility of the Mortgage Asset. Agency securities are very liquid, with price volatility in line with the fixed income markets which means a lender requires a smaller haircut, typically 3%. On the other extreme, "B" rated securities and securities not registered with the Commission are substantially less liquid, and have more price volatility than Agency securities, which results in a lender requiring a larger haircut. Particular securities that are performing below expectations would also typically require a larger haircut. The haircut for whole loan pools will generally be between 13%-15% depending on the documentation and delinquency characteristics of the pool. Certain whole loan pools may have haircuts which may be negotiated with lenders in excess of 15% due to other attributes of the pool.

     In addition to the expected minimum lender haircut, the Company will allocate an additional liquidity cushion, which is an amount necessary, as determined by the Principals, to reasonably protect the Company from lender margin calls. The size of each cushion is based on the Principals' experience with the price volatility and liquidity in the various Mortgage Asset categories. Individual Mortgage Assets that have exposure to substantial credit risk will be measured individually and the leverage adjusted as actual delinquencies, defaults and losses differ from the Principals' expectations. Management anticipates that this additional cushion will be approximately 5%.

  Implementation of the CAG -- Mark to Market Accounting

     Each quarter, the Company will mark its Mortgage Assets to market. This process will consist of two steps: (i) valuing the Company's Mortgage Assets acquired in the secondary market, and (ii) valuing the Company's non-security investments such as its retained interests in securitizations. For the purchased Mortgage Assets, the Company will obtain market quotes for its Mortgage Assets from traders who make markets in securities similar to those in the Company's Investment Portfolio. Market values for the Company's retained interests in securitizations will be calculated internally using market assumptions for losses, prepayments and discount rates.

     The face amount of all the financing used for the securities and retained interests in securitizations will be subtracted from the current market value of the Mortgage Assets (and hedges). This will be the current market value of the Company's equity. This number will be compared to the required capital as determined by the CAG. If the actual equity of the Company falls below the capital required by the CAG, the Company must prepare a plan to bring the actual capital above the level required by the CAG.

     Each quarter, Management will present to the Board of Directors the results of the CAG compared to actual equity. At such time, Management may propose changing the capital required for a class of investments or for an individual investment based on its prepayment and credit performance relative to the market and the ability of the Company to predict or hedge the risk of the Mortgage Asset.

     As a result of these procedures, the leverage of the balance sheet will change with the performance of the Company's Mortgage Assets. Good credit or prepayment performance may release equity for purchase of additional Mortgage Assets, leading to increased earnings. Poor credit or prepayment performance may cause additional equity to be allocated to existing investments, forcing a reduction in Mortgage Assets on the balance sheet and lower future earnings. In either case, the constant Mortgage Asset performance evaluation, along with the corresponding leverage adjustments, will help maintain the maximum acceptable leverage (and earnings) while protecting the capital base of the Company.

RISK MANAGEMENT

     The Company believes that its portfolio income will be subject to three primary risks: credit risk, interest rate risk and prepayment risk. See "Risk Factors" for a full discussion of risks which investors should consider prior to investing in the Offering.

  Credit Risk Management

     The Company intends to reduce credit risk through (i) the underwriting of each Mortgage Loan purchased to ensure that it meets the guidelines established by the Company, (ii) geographic diversification of the Mortgage Assets, (iii) use of early intervention, aggressive collection and loss mitigation techniques in the servicing process, (iv) use of insurance and the securitization process,
(v) maintenance of appropriate capital and reserve levels, and (vi) obtaining representations and warranties, to the extent possible, from originators. Although the Company does not intend to set specific geographic diversification requirements, the Company intends to closely monitor the geographic dispersion of the Mortgage Loans and will make decisions on a portfolio by portfolio basis about adding to specific concentrations.

     The Commercial Mortgage Loans held will primarily be originated by HCMC to underwriting standards established by the Company. These underwriting standards reflect the experience of HCMC in its past originations as well as the requirements of the rating agencies for Commercial Mortgage Loans. The credit underwriting will include a financial and credit check review of the borrower, technical reports including appraisal, engineering and environmental reports, as well as a review of the economic status of the geographic area of the mortgaged property. In addition to these credit underwriting activities of HCMC, a separate credit sign-off will be required before Commercial Mortgage Loans are transferred to the Investment Portfolio from HCMC. The Mortgage Loans will be monitored after inclusion in the Mortgage Assets by the servicing department of HCMC. This monitoring will include a review of financial statements of the properties financed as well as property inspections.

     Single-Family Mortgage Loans will generally be purchased in bulk pools in the range of $2 million to $100 million. The credit underwriting process will vary depending on the pool characteristics, including seasoning, loan-to-value ratios and payment histories. For a new pool of Single-Family Mortgage Loans, a full due diligence review of the Single-Family Mortgage Loans will be completed including a review of the documentation, appraisal reports and credit underwriting of the Single-Family Mortgage Loans. Where required, an updated property valuation will be obtained. The bulk of the work will be completed by employees in the Due Diligence Operations of the Company who evaluate mortgage credit risks. See "Risk Factors -- Risks Related to Operations -- Default by Borrowers under Mortgage Assets."

  Interest Rate Risk Management

     There will be two basic types of Mortgage Loans held by the Company:
Mortgage Loans held for securitization or sale and Mortgage Loans held in securitized form. The Mortgage Loans held for securitization or sale will generally be hedged to protect the value of the purchased or originated Mortgage Loans. A variety of hedging instruments may be used, depending on the asset to be hedged, as well as on the relative price of the various hedging instruments. These instruments include forward sales of mortgages or mortgage securities, interest rate futures or options, interest rate swaps, and cap and floor agreements. See "Business -- Hedging." The Mortgage Loans held in securitized form will be financed primarily in a manner designed to maintain a consistent spread in a variety of interest rate environments.

     The Company will primarily address the interest rate risk of the Investment Portfolio through its securitization strategy, which is designed to provide long-term financing for its Mortgage Assets while maintaining a consistent spread in a variety of interest rate environments. In order to address any remaining mismatch of assets and liabilities, and in order to address the interest rate risks to which its Mortgage Assets will be subject prior to securitization, the Company will follow an interest rate risk management program, to the extent consistent with the Company's qualification as a REIT, intended to protect against the effects of material interest rate changes. Specifically, the Company's interest rate risk management program will be formulated with the intent to offset the potential adverse effects resulting from rate adjustment limitations, if any, on its Mortgage Assets and the differences between interest rate adjustment indices and interest rate adjustment periods of its ARM loans and related borrowings.

     The Company may purchase interest rate caps, interest rate swaps and similar instruments to attempt to mitigate the risk of the cost of its variable rate liabilities increasing at a faster rate than the earnings on its Mortgage Assets during a period of rising interest rates. The Company intends generally to hedge as much of the interest rate risk as management determines is in the best interest of its stockholders, given the cost of such hedging transactions and the need to maintain the Company's status as a REIT, among other factors. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." This determination may result in the Principals electing to have the Company bear a level of interest rate risk that could otherwise be hedged when the Principals believe, based on all relevant facts, that bearing the risk is advisable. The Company may also, to the extent consistent with its qualification as a REIT and Maryland law, utilize financial futures contracts, options and forward contracts and other instruments as a hedge against future interest rate changes. See "Risk Factors -- Risks Related to
Operations -- Negative Effects of Fluctuating Interest Rates."

  Prepayment Risk Management

     With respect to the Commercial Mortgage Loans and Multifamily Mortgage Loans, the Company will seek to minimize the effects of faster or slower than anticipated prepayment rates by originating Mortgage Loans with prepayment penalties (as available) and utilizing various financial instruments in the hedging process. With respect to the Single-Family Mortgage Loans, the Company will also utilize various financial instruments as a hedge against prepayment risk. Prepayment risk will be monitored by the senior management and through periodic review of the impact of a variety of prepayment scenarios on the Company's revenues, net earnings, dividends, cash flow and net balance sheet market value. See "Risk Factors -- Risks Related to Operations -- Reduction of Income Due to Prepayment."

     Although the Company believes it will develop a cost-effective asset/liability management program to provide a level of protection against interest rate and prepayment risks, no strategy can completely insulate the Company from the effects of interest rate changes, prepayments and defaults by counterparties. Further, certain of the Federal income tax requirements that the Company must satisfy to qualify as a REIT limit the Company's ability to fully hedge its interest rate and prepayment risks. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT."

HEDGING

  Investment Portfolio

     The Company will primarily address the interest rate risk of the Investment Portfolio through its strategy of securitizing Mortgage Loans with CMO borrowings, which are designed to provide long term financing while maintaining a consistent spread in a variety of interest rate environments. The Company believes that its primary interest rate risk will be with respect to Mortgage Assets financed with reverse repurchase agreements and Mortgage Loans held prior to securitization.

     The Company will conduct certain hedging activities in connection with the management of the Investment Portfolio. To the extent consistent with the Company's election to qualify as a REIT, the Company will follow a hedging program intended to protect against interest rate changes and to enable the Company to earn net interest income in periods of generally rising, as well as declining or static, interest rates. Specifically, the Company's hedging program is formulated with the intent to offset the potential adverse effects of (i) changes in interest rate levels relative to the interest rates of the Mortgage Assets held in the Investment Portfolio, and (ii) differences between the interest rate adjustment indices and periods of the Company's ARM loans and the mortgage-backed securities or other borrowings secured by such Mortgage Assets. As part of its hedging program, the Company will also monitor on an ongoing basis the prepayment risks that arise in fluctuating interest rate environments.

     The Company's hedging program will encompass a number of procedures. First, the Company will attempt to structure its commitments to purchase Mortgage Assets so that the ARM loans purchased will have interest rate adjustment indices and adjustment periods that, on an aggregate basis, correspond as closely as practicable to the interest rate adjustment indices and interest rate adjustment periods of the anticipated financing source. In addition, the Company expects to structure its reverse repurchase borrowing agreements to have a range of different maturities (although substantially all will have maturities of less than one year). As a result, the Company expects to be able to adjust the average maturity of its borrowings on an ongoing basis by changing the mix of maturities as borrowings come due and are renewed. In this way, the Company intends to minimize any differences between interest rate adjustment periods of Mortgage Loans and related borrowings that may occur due to prepayments of Mortgage Loans or other factors.

     The Company will also attempt to purchase interest rate caps to attempt to limit or partially offset adverse changes in interest rates associated with its borrowings. In a typical interest rate cap agreement, the cap purchaser makes an initial lump sum cash payment to the cap seller in exchange for the seller's promise to make cash payments to the purchaser on fixed dates during the contract term if prevailing interest rates exceed the rate specified in the contract. In this way, the Company intends generally to hedge as much of the interest rate risk arising from lifetime rate caps on its Mortgage Loans and from periodic rate and/or payment caps as it determines is in its best interest, given the cost of such hedging transactions, the risks associated therewith, and the need to maintain its status as a REIT. Such periodic caps on the Company's Mortgage Loans may also be hedged by the purchase of mortgage derivative securities. Mortgage derivative securities can be effective hedging instruments in certain situations as the value and yields of some of these instruments tend to increase as interest rates rise and tend to decrease in value and yields as interest rates decline, while the experience for others is the converse. The Company intends to limit its purchases of mortgage derivative securities to investments that qualify as Qualified REIT Assets or Qualified Hedges so that income from such investments will constitute qualifying income for purposes of the 95% and, in the case of Qualified REIT Assets, 75% of income tests. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." To a lesser extent, the Company may also enter into interest rate swap agreements, buy and sell financial futures contracts and options on financial futures contracts and trade forward contracts as a hedge against future interest rate changes; however, the Company will not invest in these instruments unless the Company is exempt from the registration requirements of the Commodity Exchange Act or otherwise complies with the provisions of that Act. The REIT provisions of the Code may restrict the Company's ability to purchase certain instruments and may restrict the Company's ability to employ other strategies. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." In all its hedging transactions, the Company will deal only with counterparties that the Company believes are sound credit risks.

     In connection with securitizations of Mortgage Loans, the Company is subject to the risk of rising mortgage interest rates between the time it commits to purchase Mortgage Loans at a fixed price and the time it sells or securitizes those Mortgage Loans. To mitigate this risk, the Company may enter into transactions designed to hedge interest rate risks, including mandatory and optional forward selling of mortgage loans or mortgage-backed securities, interest rate caps and floors, and buying and selling of futures and options on futures. The nature and quantity of these hedging transactions is determined by the management of the Company based on various factors, including market conditions and the expected volume of Mortgage Loan purchases.

  Costs and Limitations

     The Company believes that it has implemented a cost-effective hedging policy to provide an adequate level of protection against interest rate risks. However, maintaining an effective hedging strategy is complex, and no hedging strategy can completely insulate the Company from interest rate risks. Moreover, as noted above, certain of the REIT provisions of the Code limit the Company's ability to fully hedge its interest rate risks. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." The Company intends to monitor carefully, and may have to limit, its hedging strategies to assure that it does not realize excessive hedging income or hold hedging assets having excess value in relation to total Mortgage Assets, which would result in the Company's disqualification as a REIT or, in the case of excess hedging income, the payment of a penalty tax for failure to satisfy certain REIT income tests under the Code, provided such failure was for reasonable cause. See "Federal Income Tax Considerations -- Taxation of HCHI."

     In addition, hedging involves transaction and other costs, and such costs increase dramatically as the period covered by the hedging protection increases and also increase in periods of rising and fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks without significantly reducing the Company's return on equity.

RELATIONSHIPS AMONG AFFILIATES

     After the consummation of the Formation Transactions and the closing of the Offering, the Company will acquire and hold the Investment Portfolio. HCP will continue to conduct the Due Diligence Operations and, in addition, will support HCHI's acquisition and investment activities by providing due diligence services to HCHI. HCMC will originate, sell and service Multifamily Mortgage Loans and Commercial Mortgage Loans and, in addition, will support HCHI's acquisition and investment activities by serving as a source of

Multifamily Mortgage Loans and Commercial Mortgage Loans. HCS will facilitate the Company's trading activities by acting as a broker/dealer. See "Structure and Formation Transactions."

     HCHI will own all of the HCP Preferred, and the Principals will own all of the HCP Common subject to certain repurchase rights pursuant to the HCP Shareholders' Agreement. See "Certain Transactions -- The HCP Shareholders' Agreement." HCP will own all of the capital stock of HCMC and HCS. The Principals will be directors and officers of HCHI, HCP, HCMC and HCS. HCHI, HCP, HCMC and HCS will also have certain other common officers and employees. See "Risk Factors -- Principals' Conflicts of Interest."

PMSR/OMSR

     Whether servicing is purchased (along with purchased Single-Family Mortgage Loans) or created (by the origination of Multifamily Mortgage Loans and Commercial Mortgage Loans), a value will be placed on the servicing as a purchased mortgage servicing right ("PMSR") or an originated mortgage servicing right ("OMSR"), as the case may be, and recorded as an asset on the books of the Company.

     The valuation of a PMSR and an OMSR includes an analysis of the characteristics of the Mortgage Loan's size, coupon, escrow amounts, type, maturity, etc., as well as an estimate of the Mortgage Loan's remaining life. To the extent the characteristics change or the estimate of remaining life changes, the value of the PMSR or OMSR will also change. For example, if Mortgage Loans are repaid more quickly than originally forecasted (increased speed), the value of the OMSR or PMSR will be reduced.

REGULATION

     There are various state and local laws and regulations affecting the Investment Portfolio. HCMC has mortgage-banking licenses in Arizona, Illinois, New Jersey, Vermont and Wisconsin. In addition, the Company's activities are subject to the rules and regulations of HUD. Mortgage operations also may be subject to applicable state usury and collection statutes. The Company believes that it is in present compliance with all material rules and regulations to which it is subject and has current licenses in all jurisdictions required of it. See "Risks Factors -- Legislative and Regulatory Risk."

COMPETITION

     In purchasing Mortgage Loans and issuing Mortgage Securities backed by such Mortgage Loans, the Company will compete with other REITs, established mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers, insurance companies, other lenders and other entities purchasing Mortgage Assets. In addition, there are several mortgage REITs similar to the Company and others may be organized in the future. Continued consolidation in the mortgage banking industry may reduce the number of current sellers of Mortgage Loans to the Company, thus reducing the Company's potential customer base, resulting in the Company's purchasing a larger percentage of Mortgage Loans from a smaller number of sellers. Such changes could negatively impact the Company. Mortgage Securities issued by the Company face competition from other investment opportunities available to prospective investors. The Company intends to participate on a national level in the mortgage market. The mortgage market for Single-Family Mortgage Loans is estimated at $3.8 trillion and the mortgage market for Commercial and Multifamily Mortgage Loans is estimated at $1.0 trillion. The Company will not have a dominant position in either of these markets. See "Risk Factors -- Risks Related to Operations -- Ability to Acquire Mortgage Loans Relative to Borrowing Costs; Competition and Supply."

EMPLOYEES

     At the closing of the Offering, the Company will employ most or all of the employees currently employed by the contributed operations of HCMC's mortgage conduit operations and HCP's Due Diligence Operations, which numbered 14 and 39, respectively, at June 30, 1997.

SERVICE MARKS

     HCP owns two service marks that have been registered with the United States Patent and Trademark Office, each of which expires in the year 2003. HCP will continue to own the service marks after the consummation of the Formation Transactions.

FACILITIES

     The executive offices, approximately 2,300 square feet, are located in New York, New York. The lease for the executive offices requires minimum annual rental payments of $41,900 and expires in November 2001. In addition to the executive offices, the Company's operations will be conducted in office space pursuant to various lease agreements throughout the United States. A summary of the office leases is shown below:

                           OFFICE     MINIMUM
                           SPACE       ANNUAL       EXPIRATION
        LOCATION          (SQ.FT)      RENTAL          DATE                    OFFICE USE
------------------------  --------    --------    ---------------   --------------------------------
New York, New York......    2,300     $ 41,900    November 2001     Executive, Administration,
                                                                      Investment Operations
Edison, New Jersey......    5,850     $ 74,400    June 2002         Accounting, Administration, Due
                                                                      Diligence Operations, Mortgage
                                                                      Loan Servicing, Investment
                                                                      Operations
Chicago, Illinois.......    3,900       57,000    June 1999         Due Diligence Operations,
                                                                      Investment Operations
St., Louis, Missouri....    3,800       93,000    February 1998     Mortgage Origination Operations
Rockland,
  Massachusetts.........      300        6,000    Month to Month    Investment Operations
Sacramento,
  California............      150        6,800    Month to Month    Due Diligence Operations,
                                                                      Investment Operations
St. Paul, Minnesota.....      150        5,100    Month to Month    Investment Operations
                           ------     --------
          Total:........   16,450     $284,200
                           ======     ========

     The Principals believe that these facilities are adequate for the Company's foreseeable needs and that lease renewals and/or alternate space at comparable rental rates is available, if necessary.

FUTURE REVISIONS IN POLICIES AND STRATEGIES

     The Board of Directors of the Company has established the investment and operating policies and strategies set forth in this Prospectus. The Board of Directors has the power to modify or waive such policies and strategies without the consent of the stockholders to the extent that the Board of Directors determines that such modification or waiver is in the best interests of stockholders. Among other factors, developments in the market which affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Board of Directors to revise the Company's policies and strategies. See "Risk Factors -- Negative Effect on Financial Condition Due to Board of Director's Ability to Change Policies of the Company."

LEGAL PROCEEDINGS

     On or about January 15, 1997, Quarters on Melody Lane Partnership ("Quarters") brought suit against HCMC in the District Court in Dallas County, Texas (titled Quarters on Melody Lane Partnership v. Hanover Capital Mortgage Corporation et al.) In a letter dated December 17, 1996, Quarters threatened to bring an action against HCMC and others unless Quarters was permitted to repay a Multifamily Mortgage Loan,which had been originated by HCMC, without pre-payment penalties. The initial principal balance of the Multifamily Mortgage Loan, which closed on June 28, 1994, was approximately $1.76 million. A portion of the proceeds of the Multifamily Mortgage Loan was retained in an escrow account, in accordance with the loan documents, to fund the costs of repairs, replacements and improvements. In the December 17 letter, Quarters alleged that HCMC personnel orally represented before the closing of the Multifamily Mortgage

Loan that funds would be disbursed from the escrow account other (and more favorably to the obligor) than as provided in the Mortgage Loan documents. Disbursements have not been made in accordance with such alleged representations. After originating the Mortgage Loan, HCMC sold the Mortgage Loan on the day of closing and sold the rights to service the Mortgage Loan in December 1994. In a draft petition attached to the December 17 letter, Quarters' attorney sought an accounting and alleged that HCMC is guilty of fraudulent misrepresentation, breach of contract, fraudulent withholding of funds, breach of fiduciary duty and conversion. The draft petition sought damages caused by the obligor's inability to obtain disbursements from the escrow account, including lost profits and legal fees and expenses. In a written response to Quarters, HCMC denied that its representatives made any misrepresentations to Quarters. After HCMC sent such written response, Quarters filed the petition attached to the December 17 letter, naming HCMC and others as defendants, in District Court in Dallas County, Texas. HCMC has retained counsel and is defending itself in such action. Management of the Company does not believe that this claim will have a material adverse effect on the Company's financial condition and results of operations.

     The IRS has proposed a tax deficiency against HCP arising from HCP's treatment of certain alleged employees as independent contractors for tax purposes. HCP is currently negotiating a closing agreement with the IRS and has accrued approximately $122,000 (at December 31, 1996) to pay any amount that is agreed or determined to be due. HCP has recently adjusted its accrued liability to $100,000 (at June 30, 1997) based on a revised settlement offer received from the IRS. This settlement offer requires HCP to treat the individuals in question as employees going forward. If HCP accepts this settlement offer, which it intends to do, the treatment of the individuals as employees will require HCP to withhold income and employment taxes from payments made to them and to make certain matching employment tax payments. Management of the Company does not believe that this proposed tax deficiency will have a material adverse effect on the Company's financial condition and results of operations.

                           HCHI ORGANIZATIONAL CHART

     The following chart depicts the organization structure of HCHI:
                           [HCHI ORGANIZATION CHART]

     Each of Irma N. Tavares, Joyce S. Mizerak, George J. Ostendorf and Ralph F. Laughlin report to John A. Burchett, Chairman of the Board, Chief Executive Officer and President of HCHI. James C. Strickler and Julia Curran report to Ms. Tavares and Ms. Mizerak, respectively.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Company was incorporated in the state of Maryland on June 10, 1997. The following table sets forth certain information with respect to the directors and executive officers of the Company:


                NAME                   AGE                   POSITION
-------------------------------------  ---   -----------------------------------------
John A. Burchett.....................  55    Chairman of the Board, Chief Executive
                                             Officer and President
Irma N. Tavares......................  42    Managing Director and a Director
Joyce S. Mizerak.....................  41    Managing Director, Secretary and a
                                             Director
George J. Ostendorf..................  52    Managing Director and a Director
Ralph F. Laughlin....................  44    Senior Vice President, Chief Financial
                                             Officer, Treasurer and Assistant
                                               Secretary
Julia Curran.........................  35    Senior Vice President
James C. Strickler...................  40    Senior Vice President
John A. Clymer(1)....................  49    Director Elect
John Nicholas Rees(1)................  63    Director Elect
TBD..................................        Director Elect
TBD..................................        Director Elect
TBD..................................        Director Elect


---------------

(1) To be elected to serve as a director of the Company immediately after the consummation of the Offering.


     John A. Burchett has been the Chairman of the Board, President and Chief Executive Officer of HCP since its formation in 1989. He has been Chairman of the Board, President and Chief Executive Officer of HCMC since October 1992. Prior to the founding of HCP, Mr. Burchett held executive positions in the national mortgage finance operations of two global financial institutions:
Citicorp Investment Bank ("Citicorp") from 1980 to 1987 and Bankers Trust Company ("Bankers Trust") from 1987 to 1989. Mr. Burchett was also Senior Vice President and Chief Financial Officer from 1976 to 1980 for City Federal Savings, which was one of the largest thrift institutions in the United States at the time he left. Mr. Burchett has an MBA in Finance from Columbia University and a BSME in Mechanical and Aerospace Sciences from the University of Rochester.

     While at Citicorp, Mr. Burchett served as co-head of Global Mortgage Finance, managing a seven office national institutional sales force, the New York mortgage trading desk, mortgage trading operations, the Citimae mortgage conduit, mortgage pipeline hedging, mortgage research, contracts and private label securities structuring and rating. During Mr. Burchett's tenure, Citicorp bought and sold Mortgage Loans and mortgage-backed securities and operated the Citimae mortgage conduit, a single-family residential mortgage conduit created during his tenure. During that period, Citimae issued fixed rate and adjustable rate, AA rated, pass-through certificates and multi-tranche CMOs. Mr. Burchett's duties also included the management of sales and trading of Agency mortgage-backed securities.

     While at Bankers Trust, Mr. Burchett managed its then newly formed Mortgage Finance group, which included the retail mortgage banking operations as well as origination, sales and trading of mortgage loans and mortgage-backed securities. During Mr. Burchett's tenure, Bankers Trust became a member of FNMA's dealer group, issued its first CMOs and participated in the securitization of mortgage loans for several state pension funds.

     Irma N. Tavares, Managing Director of HCP, has been with HCP since its formation in 1989. Ms. Tavares is presently responsible for HCP's whole loan trading and related hedging activities and oversees the purchase of Single-Family Mortgage Loans by entities for which HCP renders management services. At HCP, Ms. Tavares has valued, purchased and re-sold whole loans through a six member sales force on behalf of Alpine/Hanover LLC and ABH-I LLC. Ms. Tavares has managed the purchase of a wide variety of performing and semi-performing pools of primarily Single-Family Mortgage Loans ranging from heterogeneous pools purchased from RTC and the FDIC to highly structured pools of performing newly originated Mortgage Loans sold by banks, thrift institutions and mortgage companies throughout the U.S.

     While at HCP, Ms. Tavares has also served for three years as investment manager for a publicly-traded mutual fund, Midwest Income Trust's Adjustable Rate U.S. Government Securities Fund. That Fund, designed by HCP, was one of the first of its kind to be rated AAAf by Standard and Poor's Corporation. For the twelve month period ending October 31, 1996, its performance was ranked 16th of 53 such funds by Lipper Analytical Services. The Fund invests in Agency adjustable rate mortgage backed securities with the objective of high current income while maintaining stable net asset values.

     Prior to joining HCP, Ms. Tavares held similar trading positions at both Citicorp from 1983 to 1987 and Bankers Trust from 1987 to 1989 working with Mr. Burchett. Ms. Tavares holds a BS in Accounting from Seton Hall University.

     Joyce S. Mizerak, Managing Director of HCP, has been with HCP since its formation in 1989. Ms. Mizerak's duties include the approval of Multifamily Mortgage Loans and Commercial Mortgage Loans originated by HCMC, the establishment of investor relationships with purchasers of such Mortgage Loans, as well as oversight of the mortgage operations group which provides transactional due diligence and contractual review services for HCP's mortgage trading activities. Ms. Mizerak has negotiated various investor relationships with entities that have been securitizing HCMC's Mortgage Loan production.

     Prior to joining HCP, Ms. Mizerak had responsibilities at Bankers Trust from 1988 to 1989 for mortgage transaction contracts. Before joining Bankers Trust, Ms. Mizerak held a variety of positions at Citicorp from 1984 to 1988 including the trading of whole Mortgage Loans for Citicorp's Citimae residential mortgage conduit. Prior to joining Citicorp, Ms. Mizerak was a mortgage-backed securities rating analyst at Standard and Poor's Corporation. Ms. Mizerak holds a BA from the University of Scranton and an MBA in Finance from Temple University.

     George J. Ostendorf, Managing Director of HCP, has been with HCP since its formation in 1989. Mr. Ostendorf's duties at HCP include senior relationship management of HCP's clients which range from small depository institutions to the largest mortgage lenders in the country. Mr. Ostendorf has caused HCP to enter a number of businesses including mortgage securitization advisory services, due diligence and ARM auditing. In 1992, Mr. Ostendorf finalized the initial conduit structure which led to HCP's entry into the Multifamily Mortgage Loan and Commercial Mortgage Loan origination business and the formation of HCMC. A frequent speaker at mortgage industry events, Mr. Ostendorf has written several articles for mortgage industry publications.

     Prior to joining HCP, Mr. Ostendorf was responsible for origination and distribution of mortgage securities transactions by Chicago based sales forces that he managed for Citicorp and later for Bankers Trust. Mr. Ostendorf was Chief Lending Officer for Horizon Federal Savings, one of Illinois's largest thrift institutions at the time, prior to joining Citicorp. Mr. Ostendorf holds an MBA in Finance and a BS degree from DePaul University.

     Ralph F. Laughlin, Chief Financial Officer, joined HCP in 1996 after thirteen years with Middex Development Corporation ("Middex"), a New York based owner and operator of office buildings, shopping centers and hotels, and the holder of a controlling interest in Hodgson Houses, Inc., a publicly traded modular home builder. Mr. Laughlin is responsible for HCP's accounting and financial reporting. As Vice President of Finance and Chief Financial Officer of Middex, Mr. Laughlin was responsible for the development and management of all financial and administrative functions, including strategic planning, budgeting, accounting and procedures. Prior to joining Middex, Mr. Laughlin was employed as a Certified Public Accountant at Deloitte & Touche LLP. Mr. Laughlin has a BBA in Accounting from Kent State University.

     Julia Curran, Senior Vice President, joined HCP in 1990. Ms. Curran has primary responsibility for the Commercial Mortgage Loan delivery and servicing operation of HCP. She is also responsible for day-to-day management of HCP's due diligence and ARM auditing operations. Prior to joining HCP, Ms. Curran held various mortgage servicing positions at Bankers Trust Company and mortgage loan delivery and servicing at City Federal Savings. Ms. Curran holds a BA in Economics and Business from Lafayette College.

     James C. Strickler, Jr., Senior Vice President, joined HCP in 1995. Mr. Strickler's responsibilities include day-to-day trading and hedging of the firms' whole loan portfolio held for sale. Mr. Strickler has developed several models to evaluate performing, non-performing and poorly documented fixed and ARM portfolios. Prior to purchase, Mr. Strickler analyzes the Mortgage Loan pools to obtain sufficient demographic, geographic, credit and empirical information to evaluate prospective Mortgage Loan pool pricing. After purchase, Mr. Strickler provides the sales force with various methods of comparing the characteristics of portfolios held for sale to other opportunities available to prospective buyers in the mortgage marketplace and structures pools of Mortgage Loans to appeal to various types of buyers so as to seek to optimize the return to HCP.

     Prior to joining HCP, Mr. Strickler held positions as a trader of whole loans, asset backed securities, non-Agency mortgage backed securities, and asset backed securities at Morgan Stanley & Co., Incorporated from 1984 to 1988, Chemical Bank from 1988 to 1992, and most recently, Lehman Brothers Inc. from 1992 to 1995. Mr. Strickler received an MBA with a concentration in Finance from the University of Chicago and an A.B. from Duke University.


     John A. Clymer will serve as a director of the Company immediately after the consummation of the Offering. Since September 1994, Mr. Clymer has been the President and Chief Investment Officer of Resource Capital Advisers, Inc. From 1972 until January 1994, Mr. Clymer was the President of Minnesota Mutual Life Insurance. He has an MBA in Finance and a B.S. in Engineering from the University of Wisconsin.



     John Nicholas Rees will serve as a director of the Company immediately after the consummation of the Offering. Since 1985, Mr. Rees has been President of Pilot Management, a privately held investor/consultant firm. From 1974 to 1985, Mr. Rees was Vice Chairman of the Bank of New England Corporation where he was responsible for its finance, strategic planning, money market, government banking and data processing operations. He has an MBA from Harvard University and a B.A. in Economics from the University of Virginia.


TERMS OF DIRECTORS AND OFFICERS


     The Company's Board of Directors consists of such number of persons as shall be fixed by the Board of Directors from time to time by resolution to be divided into three classes, designated Class I, Class II and Class III, with each class to be as nearly equal in number of directors as possible. Currently there are four directors. George J. Ostendorf is a Class I director, Irma N. Tavares and Joyce S. Mizerak are Class II directors and John A. Burchett is a Class III director. Class I, Class II and Class III directors will stand for reelection at the annual meetings of stockholders of the Company held in 1998, 1999 and 2000, respectively. At each annual meeting, the successors to the class of directors whose term expires at that time are to be elected to hold office for a term of three years, and until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. The Company intends to maintain the composition of the Board so that there will be no more than nine directors, with a majority of independent directors at all times after the initial issuance of the Units, at least two of whom shall serve on the Audit and/or Compensation Committees. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy may be filled by election of the Board of Directors or the stockholders, with the director so elected to serve until the next annual meeting of stockholders (if elected by the Board of Directors) or for the remainder of the term of the director being replaced (if elected by the stockholders); any newly-created directorships or decreases in directorships are to be assigned by the Board of Directors so as to make all classes as nearly equal in number as possible. Directors may be removed only for cause and then only by the affirmative vote of two-thirds of the combined voting power of stockholders entitled to vote in the election for directors. Subject to the voting rights of the holders of any Preferred Stock, the charter may be amended by the affirmative vote of two-thirds of the combined voting power of stockholders, provided that amendments to the charter dealing with directors may only be amended if it is advised by at least two-thirds of the Board of Directors and approved by vote of at least two-thirds of the combined voting power of stockholders. The effect of the foregoing as well as other provisions of the Company's charter and bylaws may discourage takeover attempts and make more difficult attempts by stockholders to change management. Prospective investors are encouraged to review the charter and bylaws in their entirety. See "Risk Factors -- Preferred Stock; Restrictions on Ownership of Common Stock; Antitakeover Risk."

COMMITTEES OF THE BOARD

     Audit Committee. The Company intends to establish an Audit Committee composed of two independent directors. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, review with the independent public accountants the Company's compliance with the REIT provisions of the Code and the Investment Company Act, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Compensation Committee. The Company intends to establish a Compensation Committee composed of two independent directors. The Compensation Committee will determine the compensation of the Company's executive officers.

     Other Committees. The Board of Directors may establish other committees as deemed necessary or appropriate from time to time, including, but not limited to, an Executive Committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Following the closing of the Offering, the Company expects to pay independent directors $15,000 per year, $500 for each meeting attended in person and stock options pursuant to the 1997 Stock Option Plan. See
"Management -- 1997 Stock Option Plan." All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

COMPENSATION COMMITTEE INTERLOCKS

     No interlocking relationship exists between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

     The following table contains information concerning compensation (i) earned in the year ended December 31, 1996 by HCP's Chief Executive Officer and its three other most senior executive officers who received total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1996 (the "Named Executive Officers"); and (ii) to be paid by the Company for the year ending December 31, 1997 to the Named Executive Officers.

                                                            ANNUAL COMPENSATION(1)
                                                            ----------------------        OTHER
           NAME AND PRINCIPAL POSITION             YEAR     SALARY(2)     BONUS(2)     COMPENSATION
-------------------------------------------------  ----     ---------     --------     ------------
John A. Burchett.................................  1996     $ 250,000     $110,000       $ 25,195(3)
  Chairman of the Board,                           1997       287,500(4)   173,766         25,210(5)
  Chief Executive Officer and President
Irma N. Tavares..................................  1996       180,000      150,000          9,054(6)
  Managing Director and a Director                 1997       213,750(7)                    9,470(8)
Joyce S. Mizerak.................................  1996       180,000      150,000          7,515(9)
  Managing Director and a Director                 1997       213,750(7)                    7,989(10)
George J. Ostendorf..............................  1996       225,000       35,000         16,972(11)
  Managing Director and a Director                 1997       225,000                      18,070(12)

---------------
 (1) On the closing of the Offering, each of the persons in the above table will enter into an Employment Agreement with the Company. See
     "Management -- Employment Agreements."

 (2) Salary and bonus amounts are presented in the year earned; however, the payment of such amounts may have occurred in other years.

 (3) Includes $6,609 for an automobile allowance, $16,246 for life insurance premiums and $2,340 for club membership dues.

 (4) Pursuant to his Employment Agreement, Mr. Burchett will have an initial base salary of $300,000.

 (5) Includes $6,610 for an automobile allowance, $16,260 for life insurance premiums and $2,340 for club membership dues.

 (6) Includes $6,800 for personal use of a company leased automobile and $2,254 for life insurance premiums.

 (7) Pursuant to their respective Employment Agreements, each of Ms. Tavares and Ms. Mizerak will have an initial base salary of $225,000.

 (8) Includes $7,200 for personal use of a company leased automobile and $2,270 for life insurance premiums.

 (9) Includes $5,541 for an automobile allowance and $1,974 for life insurance premiums.

(10) Includes $5,999 for an automobile allowance and $1,990 for life insurance premiums.

(11) Includes $6,516 for an automobile allowance, $8,656 for life insurance premiums and $1,800 for club membership dues.

(12) Includes $7,200 for an automobile allowance, $9,070 for life insurance premiums and $1,800 for club membership dues.

BONUS INCENTIVE COMPENSATION PLAN


     A Bonus Incentive Compensation Plan will be established for eligible participants of the Company to be effective after the closing of the Offering. The annual bonus pursuant to the Bonus Incentive Compensation Plan will be paid one-half in cash and, subject to the Ownership Limit, one-half in shares of Common Stock, annually, following receipt of the Company's audit from its independent public accountants for the related fiscal year (or prorated fiscal year). This Bonus Incentive Compensation Plan will award bonuses annually to those eligible participants out of a total pool based upon annual net income before bonus incentive compensation as follows:

            ACTUAL
            ROE(1)
          IN EXCESS
              OF
             BASE
           BROE(2)                                                           PLUS FIXED
             BY:      BONUS %           MULTIPLIED BY                      MINIMUM BONUS
          ----------  -------     -------------------------     ------------------------------------
          Zero or
            less....       0%           Bonus Base(4)                                             0%
          Zero to
            6%......   12.00%           Bonus Base(4)                                             0%
          Greater
            than
            6%......   15.00%     Incremental Bonus Base(5)     Average Net Worth multiplied by .72%

---------------
(1) "Actual ROE" means the Company's return on equity and is determined on an annual basis by dividing (a) the Company's annual Net Income before bonus incentive compensation, by (b) the Average Net Worth for the same fiscal year. For such calculations "Net Income" of the Company means the net income or net loss of the Company determined according to GAAP.
(2) "Base BROE" is the average weekly Ten-Year U.S. Treasury Rate, plus 4.0% for each fiscal year.
(3) "Average Net Worth" is the annual average of the end of the month Net Worth of the Company (as determined in accordance with GAAP); without regard to earnings or losses generated in the current fiscal year.
(4) "Bonus Base" is equal to (a) the annual Net Income before bonus incentive compensation minus (b) (i) the Average Net Worth multiplied by (ii) the Base BROE.
(5) "Incremental Bonus Base" is equal to (a) the annual Net Income before bonus incentive compensation minus (b) (i) the Average Net Worth multiplied by
    (ii) the Base BROE, minus (c) (i) the Average Net Worth multiplied by (ii)
    6%.


     Of the amount so determined, one-half will be deemed contributed to the total pool in cash and the other half will be deemed contributed to the total pool in the form of shares of Common Stock with the number of shares of Common Stock to be calculated based on the average price per share of the Common Stock during the twenty day period that ends on the date of such determination.


EMPLOYMENT AGREEMENTS

     Upon the consummation of the Formation Transactions and the closing of the Offering, the Company will enter into an employment agreement with each of the Principals. Each employment agreement provides for an initial term of five years and will be automatically extended for an additional year at the end of each year of the employment agreement, unless either party provides prior written notice to the contrary or the employee has been terminated pursuant to the terms thereof. The employment agreements provide for an initial annual base salary of $300,000, $225,000, $225,000 and $225,000 for Mr. Burchett, Ms. Mizerak, Ms.
Tavares and Mr. Ostendorf, respectively. Each employment agreement also provides for participation by the executive officer in the Company's Bonus Incentive Compensation Plan and the Company's 1997 Stock Option Plan. See
"Management -- Bonus Incentive Compensation Plan;" "-- 1997 Stock Option Plan." Each employment agreement also contains a covenant not to compete provision which prohibits the executive officer from competing with the Company for a certain period of time following the Company's termination of the executive officer with good cause or termination by the executive officer without cause. The Company may terminate each executive officer pursuant to each employment agreement for "good cause" upon (i) the conviction of the executive officer of (or the plea by the executive officer of nolo contendere to) a felony; (ii) the good faith determination by the Board of Directors that the executive officer has willfully and deliberately failed to perform a material amount of executive officer's duties pursuant to the employment agreement (other than a failure to perform duties resulting from the executive officer's incapacity due to physical or mental illness), which failure to perform duties shall not have been cured within thirty (30) days after the receipt by the executive officer of written notice thereof from the Board of Directors specifying with reasonable particularity such alleged failure; (iii) any absence from the Company's regular full-time employment in excess of three consecutive days that is not due to a vacation, participation in a permitted activity, bona fide illness, disability, death or other reason expressly authorized by the Board of Directors in

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

advance; or (iv) any act or acts of personal dishonesty (including, without limitation, any insider trading or unauthorized trading in the Company's securities) by the executive officer which have a material adverse effect on the Company or any of its subsidiaries.

     In addition, in the event the executive officer is terminated by the Company without good cause or the executive officer resigns from the Company within ninety days after being removed from, or not re-elected to the Board of Directors, despite the executive officer's efforts to remain on the Board of Directors, the executive officer will be entitled to receive his or her base salary then in effect until the later of one year from the date of termination or the end of the term of the employment agreement. In the event that the executive officer is terminated without good cause within ninety days after a change of control (as defined in the employment agreement), then the executive officer will be entitled to receive his or her base salary then in effect until the later of two years from the date of termination or the end of the term of the employment agreement.

401(k) PLAN

     On the closing of the Offering, the Company will commence participation in the HCP non-contributory retirement plan ("401(k) Plan"). The 401(k) Plan is available to all full-time Company employees with at least six months of service. The 401(k) Plan is designed to be tax deferred in accordance with provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute 15.0% of his or her salary subject to the maximum allowable each fiscal year ($9,500 in 1997). Under the 401(k) Plan, an employee may elect to enroll on January 1, or July 1, provided that the employee has met the six month employment service requirement.

1997 STOCK OPTION PLAN

     General. The Company's 1997 Executive and Non-Employee Director Stock Option Plan (the "1997 Stock Option Plan") provides for the grant of qualified incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code, stock options not so qualified ("NQSOs"), deferred stock, restricted stock, performance shares, stock appreciation rights and limited stock awards ("Awards") and dividend equivalent rights ("DERs").

     Purpose. The 1997 Stock Option Plan is intended to provide a means of performance-based compensation in order to attract and retain qualified personnel and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

     Administration. The 1997 Stock Option Plan will be administered by the Compensation Committee, which shall at all times be composed solely of "non-employee directors" as required by Rule 16b-3 under the Exchange Act. Members of the Compensation Committee are eligible to receive only NQSOs pursuant to automatic grants of stock options discussed below.

     Options and Awards. Options granted under the 1997 Stock Option Plan will become exercisable in accordance with the terms of grant made by the Compensation Committee. Awards will be subject to the terms and restrictions of the Awards made by the Compensation Committee. Option and Award recipients shall enter into a written stock option agreement with the Company. The Compensation Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares covered by the option or Award may be purchased or will vest and, in the case of options, whether it is intended to be an ISO or a NQSO, provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum term of ten years (five years in the case of a grantee who holds more than 10% of the outstanding Common Stock). Fair market value means as of any given date, with respect to any option or Award granted, at the discretion of the Board of Directors or the Compensation Committee, (i) the closing sale price of the Common Stock on such date as reported in the Wall Street Journal, or (ii) the average of the closing price of the Common Stock on each day of which it was traded over a period of up to twenty trading days immediately prior to such date, or (iii) if the Common Stock is not publicly traded (e.g., prior to the closing of the Offering), the fair market value of the Common Stock as otherwise determined by the Board of Directors or the Compensation Committee in the good faith exercise of its discretion.

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

     Eligible Persons. Officers, directors and employees of the Company, and other persons expected to provide significant services to the Company, are eligible to participate in the 1997 Stock Option Plan. ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers, key employees, agents and consultants of the Company or any of its subsidiaries.

     Shares Subject to the Plan. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1997 Stock Option Plan authorizes the grant of options to purchase, and Awards of, an aggregate of up to 325,333 shares of the Common Stock. If an option granted under the 1997 Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the 1997 Stock Option Plan.

     Term of the Plan. Unless previously terminated by the Board of Directors, the 1997 Stock Option Plan will terminate ten years from the date of approval and no options or Awards may be granted under the 1997 Stock Option Plan thereafter, but existing options or Awards remain in effect until the options are exercised or the options or the Awards are terminated by their terms.

     Term of Options. Each option must terminate no more than ten years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at stated time periods or intervals during the term of the option.

     Number of Options. The aggregate fair market value (determined as of the time of grant) of the shares of the Common Stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

     Option Exercise. The exercise price of any option granted under the 1997 Stock Option Plan is payable in full in cash, or its equivalent as determined by the Compensation Committee. The Company may make loans available to option holders to permit them to exercise options. Any such loan will be evidenced by a promissory note executed by the option holder and secured by a pledge of Common Stock of the Company with fair value at least equal to the principal of the promissory note unless otherwise determined by the Compensation Committee.

     Amendment and Termination of Stock Option Plan. The Board of Directors may, without affecting any outstanding options or Awards, from time to time revise or amend the 1997 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may, without approval by stockholders of the Company, increase the number of shares of Common Stock subject to the 1997 Stock Option Plan, modify the class of participants eligible to receive options or Awards granted under the 1997 Stock Option Plan or extend the maximum option term under the 1997 Stock Option Plan.

     Contingent Options. All stock options granted by the Compensation Committee pursuant to the 1997 Stock Option Plan will be contingent and may vest, subject to other vesting requirements imposed by the Compensation Committee in full or in part on any September 30 beginning with September 30, 1998 and ending with September 30, 2002 (each, an "Earn-Out Measuring Date"). Subject to any other applicable vesting restrictions, any outstanding stock options will vest in full as of any Earn-Out Measuring Date through which the return on a Unit is at least equal to the initial public offering price of the Unit. In addition, subject to any other applicable vesting restrictions, one-third of any outstanding stock options will vest as of any Earn-Out Measuring Date through which the return on a Unit is at least equal to a 20% annualized return on the initial public offering price of the Unit. The return on a Unit is determined by adding (i) the appreciation in the value of the Unit since the closing of the Offering and (ii) the amount of distributions made by the Company on the share of Common Stock included in the Unit since the closing of the Offering. The appreciation in the value of a Unit as of any Earn-Out Measuring Date is the average difference, during the 30 day period that ends on the Earn-Out Measuring Date, between the market price of the share of Common Stock included in the Unit and the initial public offering price of the Unit multiplied by two to take into account the value of the Warrant included in the Unit. In determining whether such stock options have vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects.

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

                      STRUCTURE AND FORMATION TRANSACTIONS

THE STRUCTURE OF THE COMPANY

     The Company will conduct its operations through several entities. The structure is designed primarily to (i) permit the Company to acquire the ownership of a majority of the shares of stock in HCP and HCP's subsidiaries while preserving the Company's qualification as a REIT, and (ii) permit certain activities of HCP to be wound down before and after the closing of the Offering. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

HCHI

     HCHI will acquire the Investment Portfolio using the net proceeds of the Offering and the net proceeds of borrowings and securitizations. It is anticipated that HCHI's assets will consist primarily of the Investment Portfolio and the HCP Preferred.

     Initially, the Principals will own 716,667 shares of Common Stock of HCHI, or 13.48% of the outstanding shares of Common Stock. The Principals may acquire additional shares of Common Stock upon the exercise of vested stock options granted to them under the Company's 1997 Executive and Non-Employee Director Stock Option Plan or pursuant to the Company's Bonus Incentive Compensation Plan. See "Management -- 1997 Stock Option Plan;" and "Management -- Bonus Incentive Compensation Plan." Up to 216,667 additional shares of Common Stock will be issued to the Principals (giving them up to 16.87% of the outstanding shares of Common Stock, subject to dilution by other issuances), if the Earn-Out vests. The Earn-Out may vest in full or in part on any September 30 beginning with September 30, 1998 and ending with September 30, 2002 (each, an "Earn-Out Measuring Date"). The Earn-Out will vest in full as of any Earn-Out Measuring Date through which the return on a Unit is at least equal to the initial public offering price of the Unit. One-third of the Earn-Out will vest as of any Earn-Out Measuring Date through which the return on a Unit is at least equal to a 20% annualized return on the initial public offering price of the Unit. The return on a Unit is determined by adding (i) the appreciation in the value of the Unit since the closing of the Offering and (ii) the amount of distributions made by the Company on the share of Common Stock included in the Unit since the closing of the Offering. The appreciation in the value of a Unit as of any Earn-Out Measuring Date is the average difference, during the 30 day period that ends on the Earn-Out Measuring Date, between the market price of the share of Common Stock included in the Unit and the initial public offering price of the Unit multiplied by two to take into account the value of the Warrant included in the Unit. In determining whether the Earn-Out has vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects. The shares of Common Stock acquired by the Principals (including any additional shares to be issued upon the vesting of the Earn-Out) and the forgiveness of any loans to the Principals upon the vesting of the Earn-Out represent the consideration given to the Principals in exchange for their contribution of the HCP Preferred to HCHI.

     It is anticipated that HCHI will receive substantially all of its revenue from the Investment Portfolio and the operations of HCP, HCMC and HCS. The amounts that HCHI may in turn distribute to its stockholders will be reduced by any tax that HCHI must pay because it fails to qualify as a REIT or is otherwise taxable. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT" and "-- Taxation of HCHI."

HCP, HCMC AND HCS

     Except as described below, HCP, HCMC and HCS will continue to own their pre-Offering assets and conduct their pre-Offering activities as taxable, non-controlled subsidiaries of HCHI. HCP will conduct the Due Diligence Operations and will support HCHI's acquisition and investment activities by providing due diligence services. HCMC will originate, sell and service Multifamily Mortgage Loans and Commercial Mortgage Loans and will serve as a source of Multifamily Mortgage Loans and Commercial Mortgage Loans for HCHI. HCS will facilitate the Company's trading activities by acting as a broker/dealer.

     HCHI will own all of the HCP Preferred but will generally have no right to control the affairs of HCP, HCMC and HCS (other than to approve certain fundamental transactions such as mergers, consolidations, sales of all or substantially all assets, and voluntary liquidation) because the HCP Preferred is nonvoting. Instead, as the holders of all of the HCP Common, the Principals will control the operations and affairs of HCP, HCMC and HCS. This ownership structure is required because, as a REIT, HCHI generally may not own more than 10% of the voting securities of any other issuer. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Nature of Assets." Accordingly, the purchasers of Units in the Offering will not own an interest in any entity that controls HCP, HCMC or HCS.

     HCP will make dividend distributions on a quarterly basis to the extent consistent with HCHI's qualification as a REIT. For purposes of receiving dividends, there is no difference between a share of the HCP Preferred and a share of the HCP Common, so that the HCP Preferred will have no dividend rate or preference over the HCP Common. Instead, dividend distributions by HCP will be made in the same amount per share of HCP Preferred and HCP Common. Accordingly, each dividend distribution by HCP will be made to HCHI and the Principals in proportion to the numbers of shares held by them (so that, initially, each dividend distribution will be made 97% to HCHI and 3% to the Principals). As the holder of the HCP Preferred, however, based on an assumed price of the Common Stock in the Offering of $15.00 per share, HCHI will have the right to receive $10,750,005 (up to $15,750,010 if the Earn-Out fully vests) in HCP's liquidation before any other shareholders receive anything. Thus, the Principals will control the operations and affairs of HCP, HCMC and HCS but will have rights to receive only 3% of any dividend distribution made by HCP. See "Risk
Factors -- Principals' Conflicts of Interest." Shares of HCP Common held by a Principal may be repurchased if, among other things, the Principal ceases to be employed by the Company or to own an interest in HCHI. See "-- The Formation of HCHI -- Benefits to the Principals" and "Certain Transactions -- The HCP Shareholders' Agreement.

THE FORMATION OF HCHI

     Structure of HCP and Subsidiaries Prior to the Consummation of the Formation Transactions

     Historically, HCP has owned interests in other entities in addition to HCMC and HCS. Some of those entities are inactive, have no value and will be dissolved and terminated before the closing of the Offering (or as soon thereafter as reasonably possible). Four of the entities may still own assets at the time of the closing of the Offering. Two of the entities (Alpine/Hanover LLC and ABH-I LLC) were formed with institutional investors (Alpine Associates in the case of Alpine/Hanover LLC; Alpine/Hanover LLC and BT Realty Resources, Inc. in the case of ABH-I LLC), to engage in mortgage loan trading activities with HCP acting as asset manager entitled to receive up to 50% of profits depending upon performance. The third entity (Alpine/Hanover II, L.L.C.) was formed with Alpine Associates, a Limited Partnership, to trade non-mortgage receivables with HCP acting as sole asset manager entitled to receive up to 50% of profits depending upon performance. The fourth entity (AGR Financial, L.L.C.) was formed with an unaffiliated individual (who acted as the managing member) to invest and trade in receivables of temporary employment agencies with HCP as a 25% passive investor.

     HCP will transfer its interests in Alpine/Hanover II, L.L.C. and AGR Financial, L.L.C. to an entity owned by the Principals before the closing of the Offering. Although HCP will retain its interests in Alpine/Hanover LLC and ABH-I LLC, it will distribute to the Principals before the closing of the Offering its rights to any receivables from those entities arising between June 30, 1997 and the closing of the Offering. HCP has also separately managed assets for BT Realty Resources, Inc. pursuant to a management contract entitling it to receive up to 50% of profits depending upon performance. HCP will wind down its activities under that contract but, as of the time of the closing of the Offering, may not have completed the disposition of all of the managed assets. HCP will distribute to the Principals before the closing of the Offering its rights to any receivables arising between June 30, 1997 and the closing of the Offering under its management contract with BT Realty Resources, Inc. The receivables to be distributed are expected to approximate $1,000,000 in the aggregate. Except in satisfaction of any notes that it has contributed to the limited liability companies, HCP is not obligated to make further contributions to any of the limited liability companies.

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

     Formation Transactions

     All but the last three of the following Formation Transactions will be consummated prior to or on the closing of the Offering (and, in the case of the completion of the termination of Alpine/Hanover LLC, ABH-I LLC and any other entities beside HCMC and HCS in which HCP owns interests and that were not terminated before the closing of the Offering, as soon as practicable after the close of the Offering):

        - HCHI has been formed as a Maryland corporation.

        - HCP will begin to liquidate (or dispose of its interests in) its inactive corporate subsidiaries and affiliates.

        - HCP will amend its charter to authorize the HCP Preferred and the HCP Common (and a class of nonvoting common stock shares of which may be issued to HCHI in exchange for any shares of HCP Common it acquires).

        - The Principals will exchange, in tax-free recapitalizations, their shares of stock in HCP for all of the HCP Preferred and all of the HCP Common.

        - To the extent consistent with its contractual and fiduciary obligations, HCP will begin to wind down (or dispose of its interests in) the limited liability companies of which it is a member. Some or all of those interests may be transferred to the Principals without consideration. If HCP is not able to divest itself of all of its interests in two of those limited liability companies (Alpine/Hanover LLC and ABH-I LLC) and as asset manager to BT Realty Resources, Inc. prior to the consummation of the Offering, HCP will distribute to the Principals prior to the consummation of the Offering its rights to any receivables arising between June 30, 1997 and the closing of the Offering from these investment entities. The receivables are expected to approximate $1,000,000. See "Structure and Formation
          Transactions -- Benefits to the Principals."

        - HCHI will sell 4,600,000 Units in the Offering.

        - The Principals will contribute the HCP Preferred to HCHI in exchange for 716,667 shares of Common Stock.

        - HCP will complete the wind down of (or the disposition of its interests in) Alpine/Hanover LLC, ABH-I LLC and any other entities (other than HCMC and HCS) in which it owns interests and that were not terminated before the closing of the Offering.

        - HCHI will lend up to $1,750,000 to the Principals to enable the Principals to pay tax on the gains they must recognize upon contributing the HCP Preferred to HCHI for shares of Common Stock. The loans will be secured by 116,667 shares of the Principals' Common Stock but will otherwise be nonrecourse to the Principals (so that, upon a default by a Principal, HCHI could not reach other assets of the Principal for repayment). The loans will bear interest at the lowest "applicable federal rate." See "Certain Transactions -- Loans to the Principals."

        - If the Earn-Out vests, as additional consideration to the Principals for their contribution of the HCP Preferred to HCHI, HCHI will (i) issue to the Principals up to 216,667 additional shares of Common Stock, increasing the Principals' percentage ownership of the outstanding shares of Common Stock to up to 16.87%, and (ii) forgive the $1,750,000 in loans made to the Principals to enable them to pay taxes to the extent that the Earn-Out vests. See "-- HCHI."

  Consequences of the Formation Transactions

     The consummation of the Formation Transactions and the closing of the Offering will have the following consequences:

        - The Company will be comprised of HCHI, HCP, HCMC and HCS.

        - The purchasers of Units in the Offering will own 86.52% of the outstanding Common Stock in HCHI (and all of the Warrants, except for the Representatives' Warrants). The percentage of the

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

          outstanding Common Stock owned by the purchasers of Units in the Offering may decrease to 83.13% if the Earn-Out vests.

        - The Principals will own 13.48% of the outstanding Common Stock. The percentage of the outstanding Common Stock owned by the Principals may increase to up to 16.87%, subject to dilution by the issuance of other interests in HCHI, if the Earn-Out vests.

        - HCHI will own all of the HCP Preferred (entitling HCHI to receive 97% of the dividend distributions made by HCP).

        - The Principals will own all of the HCP Common (entitling them to receive 3% of the dividend distributions made by HCP).

        - HCMC and HCS will continue to be wholly owned subsidiaries of HCP.

        - The Principals will be entitled to borrow up to $1,750,000 from HCHI to enable them to pay taxes. The loans will be nonrecourse, secured by 116,667 shares of their Common Stock and subject to being forgiven to the extent the Earn-Out vests.

  Determination and Valuation of Ownership Interests

     The percentage interest of the Principals in HCHI was determined based upon negotiations between the Representatives and the Principals. See "Underwriting." Assuming the issuance of 4,600,000 Units in the Offering, the Principals will initially hold 13.48% of the outstanding Common Stock of HCHI. As additional consideration for the sale of the HCP Preferred by the Principals to HCHI, if the Earn-Out vests, (i) the Principals may be issued up to 216,667 additional shares of Common Stock (in the aggregate increasing the percentage of shares of Common Stock owned by them to up to 16.87%) subject to dilution by other issuances of shares of Common Stock, and (ii) up to $1,750,000 in loans made by HCHI to the Principals to enable the Principals to pay taxes on their gains from contributing the HCP Preferred to HCHI may be forgiven. See "-- The Structure of the Company." If the Underwriters' over-allotment option is exercised in full, the Principals will hold 11.93% of the outstanding Common Stock. This percentage interest will not be affected by the initial public offering price.

     In connection with the contribution of the HCP Preferred to HCHI, no third-party appraisal has been or will be obtained as to the value of the HCP Preferred or of any of the assets of HCP or any entity (including HCMC and HCS) in which HCP owns an interest. In addition, no opinion has been or will be obtained as to the fairness of the allocation of shares to the purchasers in the Offering. The valuation of the Company and its components, and the amounts and terms of the loans of up to $1,750,000 to be made available by HCHI to the Principals to enable the Principals to pay taxes on their gains from contributing the HCP Preferred to HCHI, has been determined based solely upon negotiations between the Representatives and the Principals. See "Underwriting." Based on an assumed public offering price of $15.00 per Unit and no value for the Warrants, the aggregate consideration to be paid by HCHI for the HCP Preferred consists of $10,750,005 in Common Stock (and may increase to $15,750,010 if the Earn-Out vests, including the forgiveness of loans from HCHI of up to $1,750,000, but without regard to any receivables distributed by HCP to the Principals, any salaries or other compensation for services, any additional shares of Common Stock that may be issued as compensation for services and any releases of personal guarantees). There can be no assurance that the consideration received by the Principals in the Formation Transactions will be equivalent to the fair market value of the HCP Preferred.


     The Principals will receive 716,667 shares of Common Stock (representing 13.48% of the outstanding shares of Common Stock) in exchange for the HCP Preferred (which represent 97% of the book value of HCP at June 30, 1997, or $688,850). HCHI will record the carrying value of its investment in HCP at cost (which has been determined to be the net book value of the HCP Preferred) and account for the investment under the equity method. See "Pro Forma Financial Data". Upon the partial or full vesting of the Earn-Out, up to 216,667 additional shares of Common Stock may be issued to the Principals, giving the Principals up to 16.37% of the outstanding Common Stock (taking into account the issuance of such additional shares of Common Stock). HCHI will receive no additional consideration in exchange for the 216,667 additional shares of Common Stock. See "Pro Forma Financial Data." In addition, up to $1,750,000 in loans made by HCHI to the Principals to enable the Principals to pay taxes will be forgiven to the extent that the Earn-Out vests. See "Structure and Formation Transactions -- The Formation of HCHI."


  Benefits to the Principals

     The Principals will realize certain material benefits in connection with the consummation of the Formation Transactions and the closing of the Offering, including the following:

        - To the extent consistent with its contractual and fiduciary obligations, HCP will begin to wind down (or dispose of its interests in) the limited liability companies of which it is a member. Some or all of those interests may be transferred to the Principals without consideration. If HCP is not able to divest itself of all of its interests in Alpine/Hanover LLC and ABH-I LLC and as sole asset manager to BT Realty Resources, Inc. prior to the consummation of the Offering, HCP will distribute to the Principals prior to the consummation of the Offering its rights to any receivables arising between June 30, 1997 and the closing of the Offering from these investment entities. The receivables are expected to approximate $1,000,000.

        - At the closing of the Offering, the Principals will receive in exchange for the HCP Preferred 13.48% of the initially outstanding Common Stock of HCHI (with a total value of $10,750,005 based on an assumed price of the Common Stock in the Offering of $15.00 per share). Thereafter, if the Earn-Out partially or fully vests, the Principals will receive as additional consideration up to 216,667 additional shares of Common Stock of HCHI (increasing their percentage of Common Stock to up to 16.87%, subject to dilution by other issuances of Common Stock), and the forgiveness of up to $1,750,000 in loans made by HCHI to the Principals to enable the Principals to pay taxes. The terms of the agreements by which the Principals will acquire their shares of Common Stock and loans have not been determined through arm's length negotiation. The Principals' obligations to enforce those agreements as directors and officers of HCHI may conflict with their interests as stockholders of HCHI. See "Risk Factors -- Benefits to the Principals;" and "Management -- 1997 Stock Option Plan." At June 30, 1997, the book value of the HCP Preferred to be contributed to HCHI by the Principals was $688,854. The value of the benefits to be received by the Principals in exchange for the HCP Preferred may equal $15,750,010 if the Earn-Out fully vests (including the forgiveness of loans from HCHI of up to $1,750,000, but without regard to any receivables distributed by HCP to the Principals, any salaries or other compensation for services, any additional shares of Common Stock that may be issued as compensation for services and any releases of personal guarantees) based upon an assumed public offering price of $15.00 per Unit and no value for the Warrants.

        - Subject to lender approval, John A. Burchett will be released from his personal guarantee of indebtedness of HCP which equaled $2,115,000 as of June 30, 1997. See "Risk Factors -- Benefits to the Principals."

        - HCHI will lend up to $1,750,000 to the Principals to enable the Principals to pay tax on the gains they must recognize upon contributing the HCP Preferred to HCHI for shares of Common Stock. The loans will be secured by 116,667 shares of the Principals' Common Stock but will otherwise be nonrecourse to the Principals (so that, upon a default by a Principal, HCHI could not reach other assets of the Principal for repayment). In addition, the loans to the Principals will be forgiven to the extent that the Earn-Out vests. See "Certain Transactions -- Loans to the Principals."

        - The Principals will serve as directors and officers of HCHI, for which they will receive aggregate base salaries of $975,000 and will be eligible to participate in the 1997 Stock Option Plan and the Bonus Incentive Compensation Plan. See "Management -- Executive Compensation;" "-- 1997 Stock Option Plan;" and "-- Bonus Incentive Compensation Plan."

        - The Principals will continue to own all 3,000 of the outstanding shares of HCP Common. Shares of HCP Common held by a Principal may be repurchased, at a price based upon the valuation of HCP, if, among other things, the Principal ceases to be employed by the Company or to own an interest in HCHI. See "Certain Transactions -- the HCP Shareholders' Agreement."

     See "Risk Factors -- Principals' Conflicts of Interest;" and "Certain Transactions."

                              CERTAIN TRANSACTIONS

THE HCP SHAREHOLDERS' AGREEMENT

     Upon the closing of the Offering, HCHI, HCP and the Principals will enter into a shareholders' agreement (the "HCP Shareholders' Agreement") that will govern, among other things, (i) the rights of the Principals to transfer their shares of HCP Common, and (ii) the purchase of shares of HCP Common from the Principals by HCP, HCHI and the other Principals. Under the HCP Shareholders' Agreement, a Principal may not transfer his or her shares of HCP Common other than to a family member, an affiliate or another HCP stockholder without first offering such HCP Common to HCP, the other holders of HCP Common and the holders of HCP Preferred (in that order) on the same terms and conditions. In addition, HCP, the other holders of HCP Common and the holders of HCP Preferred will have the right to purchase the shares of HCP Common of a Principal (or of a permitted transferee of a Principal) if such Principal (a) ceases to be employed by the Company (including by death, disability or voluntary or involuntary termination), (b) ceases to own any equity interest in HCHI, (c) becomes bankrupt, or (d) transfers any shares of HCP Common in connection with a divorce or by operation of law. The amount payable to a Principal who suffers any of the foregoing events is based upon the valuation of HCP. To avoid the loss of HCHI's REIT status, HCHI is permitted to assign its rights to purchase HCP Common and to exchange any HCP Common it purchases for shares of nonvoting common stock of HCP.

THE FORMATION TRANSACTIONS

     The terms of the Formation Transactions, including certain benefits to the Principals, are described in "Structure and Formation Transactions -- The Formation of HCHI."

EMPLOYMENT AGREEMENTS

     The Company will enter into employment agreements with each of the Principals. Each employment agreement will provide for, among other things, an initial term of five years. See "Management -- Employment Agreements."

PRINCIPALS' OWNERSHIP

     After the closing of the Offering, HCMC and HCS will continue to be wholly-owned subsidiaries of HCP and the Principals will own all of the HCP Common. The Principals will have the exclusive power to manage and conduct the businesses of HCP, HCMC and HCS subject to certain limited exceptions. See "Structure and Formation Transactions."

LOANS TO THE PRINCIPALS

     Since the exchange by the Principals of their shares of HCP Preferred for shares of Common Stock will be a taxable transaction, HCHI will make up to $1,750,000 in loans available to the Principals to enable them to pay their taxes. Each loan will have a term of five years and will bear interest at the lowest "applicable federal rate" in effect for the month in which the loan is made. No payments of principal on a loan will be due before maturity unless the borrowing principal is terminated for "good cause" under his or her employment agreement with HCHI, in which case the loan will become immediately due and payable. See "Management -- Employment Agreements." Interest, however, will be payable on a quarterly basis in arrears. The loans to the Principals will be secured by 116,667 of their shares of Common Stock but will otherwise be nonrecourse to them. A Principal will not be able to sell the shares of Common Stock that are pledged to secure his or her loan. Accordingly, if a Principal defaults in repaying his or her loan, HCHI will be able to look only to the shares of Common Stock the Principal pledged to secure his or her loan and not to any personal assets of the Principal. Thus, a decline in the value of the Common Stock could result in a Principal's failure to repay his or her loan. As additional consideration to the Principals for their contribution of the HCP Preferred to HCHI, the outstanding balance of the loans will be forgiven to the extent that the Earn-Out vests. See "Structure and Formation
Transactions -- HCHI." The terms of the loans were not determined through arm's-length negotiations and may be more favorable to the Principals than would otherwise be available to them.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information respecting the beneficial ownership of the Common Stock as of August 25, 1997 as adjusted to give effect to (i) the issuance of the 716,667 shares of Common Stock to be issued to the Principals in consideration for their contribution of the HCP Preferred to HCHI, and (ii) to give effect to the Offering, by (1) each person known to the Company to beneficially own more than 5% of the Common Stock, (2) each Director of the Company, (3) the Company's Named Executive Officers, and
(4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.


                                                                             PERCENTAGE OF SHARES OF
                                                 NUMBER OF SHARES           COMMON STOCK BENEFICIALLY
                                                 OF COMMON STOCK                      OWNED
                                                   BENEFICIALLY       -------------------------------------
           NAME OF BENEFICIAL OWNER                  OWNED(1)         BEFORE OFFERING     AFTER OFFERING(2)
-----------------------------------------------  ----------------     ---------------     -----------------
John A. Burchett(3)(4).........................       394,177               55.00%               7.42%
Irma N. Tavares(5).............................       107,500               15.00%               2.02%
Joyce S. Mizerak(5)............................       107,500               15.00%               2.02%
George J. Ostendorf(6).........................       107,500               15.00%               2.02%
                                                 ----------------         -------              ------
All Directors and executive officers as a group
  (7 persons)..................................       716,667              100.00%              13.48%
                                                 =============        ===========         ============

---------------
(1) Includes the 716,667 shares of Common Stock to be issued to the Principals in consideration for their contribution of the HCP Preferred to HCHI upon the closing of the Offering. See "Structure and Formation
    Transactions -- The Structure of the Company." Does not include the 216,667 shares of Common Stock that may be issued to the Principals upon full vesting of the Earn-Out or the exercise of any options that may be granted to the Principals pursuant to the 1997 Stock Option Plan. See
    "Management -- 1997 Stock Option Plan" and "Structure and Formation Transactions -- HCHI."

(2) Assuming no exercise of the Underwriters' over-allotment option and no purchases in the Offering by the Principals.

(3) Address: 90 West Street, Suite 1508, New York, New York 10006.

(4) Subject to the Ownership Limit.

(5) Address: 100 Metroplex Drive, Suite 301, Edison, New Jersey 08817.

(6) Address: 7140 West Higgins Avenue, Chicago, Illinois 60656.

                           DESCRIPTION OF SECURITIES

     The authorized stock of the Company consists of 90,000,000 shares of Common Stock, $.01 par value, and (ii) 10,000,000 shares of Preferred Stock, $.01 par value. The following description of the capital stock of the Company does not purport to be complete or to give full effect to the provisions of statutory or common law and is subject in all respects to the provisions of the Company's charter as in effect from time to time. The authorized stock of the Company may be increased and altered from time to time as permitted by Maryland law. The charter authorizes the Board of Directors to reclassify any unissued shares of its capital stock in one or more classes or series.

COMMON STOCK

     Voting. Each holder of Common Stock is entitled to one vote for each share of record on each matter submitted to a vote of holders of capital stock of the Company. The Company's charter does not provide for cumulative voting and, accordingly, the holders of a majority of the outstanding shares of Common Stock have the power to elect all directors to be elected each year.

     Annual Meeting. Annual meetings of the stockholders of the Company will be held commencing in 1998, and special meetings may be called by the Chairman of the Board of Directors, by the President, by a majority of the Board of Directors, or by stockholders holding at least a majority of the outstanding shares of capital stock entitled to be voted at the meeting. The charter of the Company may be amended in accordance with Maryland law, subject to certain limitations set forth in the charter.

PREFERRED STOCK

     The Company's Board of Directors is authorized by the charter to fix or alter the rights, preferences, privileges and restrictions of any series of Preferred Stock, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof, and the number of shares constituting any such series and designating thereof, and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series (but not below the number of shares outstanding). As the terms of the Preferred Stock can be fixed by the Board of Directors without shareholder action, the Board of Directors may issue Preferred Stock with terms calculated to defeat a proposed takeover of the Company or to make the removal of management more difficult. The Board of Directors, without shareholder approval, could issue Preferred Stock with dividend, voting, conversion and other rights which could adversely affect the rights of the holders of Common Stock. The Company's Board of Directors currently has no plans to issue shares of Preferred Stock in the Company. See "Risk Factors -- Preferred Stock; Restrictions on Ownership of Common Stock; Anti-takeover Risk."

WARRANTS

     The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") dated as of the closing of the Offering between the Company and the
warrant agent (the "Warrant Agent").                will initially act as
Warrant Agent. The following is a brief summary of certain provisions of the Warrant Agreement and does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement including the definitions therein of certain terms used below. A copy of the proposed form of Warrant Agreement to be filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

     Each Unit consists of one share of Common Stock and one Warrant. The Warrants will not become detachable from shares of Common Stock until six months after the closing of the Offering. The Warrants will become exercisable six months following the closing of the Offering and will remain exercisable until 5:00 p.m. Eastern Time on the third anniversary of the date of this Prospectus (the "Expiration Date") at the initial public offering price and will be subject to certain anti-dilution protection. Each Warrant, when exercised, will entitle the holder thereof to receive one share of Common Stock.

     The Warrants may be exercised by surrendering to the Warrant Agent the definitive Warrant Certificates evidencing such Warrants, with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made (a) in the form of cash or by certified or official bank check payable to the order of the Company, or (b) by surrendering additional Warrants or shares of Common Stock for cancellation to the extent the Company may lawfully accept shares of Common Stock, with the value of such shares of Common Stock for such purpose to equal the average trading price of the Common Stock during the 20 trading days preceding the date surrendered and the value of the Warrants to equal the difference between such value of a share of Common Stock and the exercise price. Upon surrender of the Warrant Certificate and payment of the exercise price and any other applicable amounts, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole shares of Common Stock or other securities or property to which such holder is entitled. If less than all of the Warrants evidenced by a Warrant certificate are to be exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

     The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to 5:00 p.m. Eastern Time on the Expiration Date, at which time the Warrants become wholly void and of no value. The Company has applied to have the Warrants approved for quotation on the American Stock Exchange. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

     For a holder to exercise the Warrants, there must be a current prospectus covering the shares of Common Stock issuable upon the exercise of the Warrants, and such shares must be registered, qualified or deemed to be exempt under federal and state securities laws. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon the exercise of the Warrants registered or qualified on or before the Exercise Date and to maintain a current prospectus relating thereto until the Expiration Date of the Warrants, there can be no assurance that it will be able to do so.

     No fractional shares of Common Stock will be issued upon exercise of the Warrants. The holders of the Warrants have no right to vote on matters submitted to the stockholders of the Company and have no right to receive dividends. The holders of the Warrants not yet exercised are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the affairs of the Company.

     The exercise price of the Warrants will be appropriately adjusted if the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or makes certain other dividends or distributions on its Common Stock (other than cash dividends out of funds legally available therefor), (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) issues by reclassification of its Common Stock any shares of its capital stock.

     In case of certain consolidations or mergers of the Company, or the liquidation of the Company or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant will thereafter be deemed exercised for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto, less the exercise price.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

     Two of the requirements of qualification for the tax benefits accorded by the REIT provisions of the Code are that (i) during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals, and (ii) there must be at least 100 stockholders on 335 days of each taxable year of 12 months.

     For the Company to meet these requirements at all times, the charter prohibits any person or group of persons from acquiring or holding, directly or indirectly, shares of Common Stock in excess of 9.5% of the value of the aggregate of the outstanding shares of Common Stock, provided that John A. Burchett will be permitted to hold up to 11.99%. For this purpose, the term "ownership" is defined in accordance with the REIT provisions of the Code, the constructive ownership provisions of Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code, and the term "person" is defined to include a "group," which is defined to have the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, shares of Common Stock owned or deemed to be owned by a person who individually owns less than 9.5% (or 11.99% in the case of Mr. Burchett) of the shares of Common Stock outstanding may nevertheless be in violation of the ownership limitations set forth in the Company's charter.

     The constructive ownership provisions applicable under Section 544 of the Code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members to other members of the same family and by partners to other partners of the same partnership, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (i.e., "reattribution"). For purposes of determining whether a person holds shares of Common Stock in violation of the Ownership Limitation set forth in the Company's charter, a person or group will thus be treated as owning not only shares of Common Stock actually or beneficially owned, but also any shares of Common Stock attributed to such person or group under the attribution rules described above. Ownership of shares of the Common Stock through such attribution is generally referred to as constructive ownership.

     The Company's charter further prohibits (a) any person from beneficially or constructively owning shares of Common Stock that would result in the Company's being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, and (b) any person from transferring shares of Common Stock if such transfer would result in shares of Common Stock being owned by fewer than 100 persons. If any transfer of shares of Common Stock occurs which, if effective, would result in any person beneficially or constructively owning shares of Common Stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a trustee (the "Trustee") as trustee of a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the intended transferee shall not acquire any rights in such shares. Shares held by the Trustee shall be issued and outstanding shares of Common Stock. The intended transferee shall not benefit economically from ownership of any shares held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights to the shares held in the Trust. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that shares of Common Stock have been transferred to the Trustee shall be paid with respect to such shares to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Board of Directors of the Company may, in their discretion, waive these requirements on owning shares in excess of the Ownership Limit.

     Within 20 days of receiving notice from the Company that shares of Common Stock have been transferred to the Trust, the Trustee shall sell the shares held in the Trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Company's charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the intended transferee and to the Charitable Beneficiary as follows. The intended transferee shall receive the lesser of (i) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined below) of the shares on the day of the event causing the shares to be held in the Trust, and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the intended transferee shall be immediately paid to the Charitable Beneficiary.

     The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of the Company's stock, the Closing Price (as defined below) for such shares on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares elected by the Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Board of Directors.

     Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of the Company's capital stock, including shares of Common Stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of stock of the

Company beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit. See "Federal Income Tax
Considerations -- Record Keeping Requirements."

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is State Street Bank & Trust Company, Canton, Massachusetts.

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

     Upon the closing of the Offering, the Company will have outstanding 5,316,667 shares of Common Stock (including 716,667 shares issued to the Principals), 4,600,000 shares of Common Stock reserved for the Warrants, 138,000 shares of Common Stock (158,700 shares if the over-allotment option is exercised) reserved for the Representatives' Warrants and 216,667 shares reserved for the issuance to the Principals that will be issued to them upon the vesting of the Earn-Out. The Units issued in the Offering will be freely tradable immediately after the Offering, and the Warrants and Common Stock issued in the Offering will be freely tradeable six months after the Offering, in each case by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in the charter. See "Description of Securities." The Units, Warrants and Common Stock to be owned by the Company's directors, executive officers and employees (collectively, the "Restricted Stock"), will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold except pursuant to registration under the Securities Act or pursuant to an exemption from registration, including exemptions contained in Rule 144. As described below under "Registration Rights," the Company has granted certain holders registration rights with respect to their Common Stock. See "-- Registration Rights."

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Stock from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquirer or subsequent holder thereof is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, public information requirements and notice requirements. After one year has elapsed since the date of acquisition of Restricted Stock from the Company or from any "affiliate" of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an "affiliate" of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitation, manner of sale, public information or notice requirements.

     Prior to the date of this Prospectus, there has been no public market for the Units. Trading of the Units on the American Stock Exchange is expected to commence effective upon the closing of the Offering. Sales of substantial amounts of Common Stock or Warrants (including shares issued upon the exercise of stock options), or the perception that such sales occur, could adversely affect prevailing market prices of the Common Stock and Warrants. See "Risk Factors -- Shares Available for Future Sale."

     The Company has reserved for issuance an aggregate of 325,333 shares of Common Stock to be issued pursuant to the exercise of stock options to be granted under the 1997 Stock Option Plan. All stock options granted pursuant to the 1997 Stock Option Plan will be contingent, with vesting based upon the financial performance of the Company and such other criteria as the Compensation Committee determines to be appropriate. See "Management -- 1997 Stock Option Plan."

     For a description of certain restrictions on transfers of Common Stock held by the Principals, see "Underwriting."

REGISTRATION RIGHTS

     Pursuant to the Registration Rights Agreement to be filed as an exhibit to the Registration Statement, the Company has granted the Principals certain "demand" and "piggyback" registration rights with respect to the Common Stock that they will acquire.


     Pursuant to the Registration Rights Agreement, Principals who do not own less than 30% of the Registrable Securities (as defined therein) may request,
(i) on any one occasion on or after January 1, 1998, that the Company file one registration on Form S-11 or other form (including Form S-3) that may be available, at the Company's expense, with respect to up to 100,000 of the Registrable Shares of the Principals to pay tax on the gains they must recognize upon contributing the HCP Preferred to HCHI for shares of Common Stock and (ii) on any two occasions on or after one year after the closing of the Offering, that the Company file a shelf registration on Form S-3 with respect to the number of Registrable Shares requested by the Principals, with the Company paying all registration expenses in connection with the first such shelf registration and the Principals paying all registration expenses in connection with the second such shelf registration. In addition, in the event that the Company proposes to register any of its Securities under the Securities Act, whether for its own account or otherwise, the Principals are entitled to notice of such registration and are entitled to include their Registrable Shares, subject to certain conditions and limitations.


                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF THE COMPANY'S CHARTER AND BYLAWS

     The following summary of certain provisions of the MGCL and of the charter and the bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the charter and the bylaws of the Company, copies of which will be filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

REMOVAL OF DIRECTORS

     The charter provides that a director may be removed at any time but only by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors.

BUSINESS COMBINATIONS

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, as asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the outstanding voting stock of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of voting stock of the corporation and (b) 66 2/3% of the votes entitled to be cast by holders of voting stock other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and their consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are

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

employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock, previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposed to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses) may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for whom voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

     The bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE CHARTER

     The Company reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law. Provisions on removal of directors may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

DISSOLUTION OF THE COMPANY

     The dissolution of the Company must be proposed by the Board of Directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to the Company's notice of the meeting, (2) by the Board of Directors or (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (1) pursuant to the Company's notice of the meeting, (2) by the Board of Directors or (3) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

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

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

     The business combination provisions and, if the applicable provision in the bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for stockholders or otherwise be in their best interest.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting form (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's charter contains such a provision, which eliminates such liability to the maximum extent permitted by the MGCL.

     The Company's charter obligates the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, at the request of the Company, serves or has served another entity and who is made a party to the proceeding by reason of his service in that capacity. The MGCL also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company will enter into indemnification agreements with all of its officers and directors which provide for the indemnification of such officers and directors to the fullest extent permitted under Maryland law. Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnity agreements referenced herein or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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

                       FEDERAL INCOME TAX CONSIDERATIONS

     THE FOLLOWING DISCUSSION SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PROSPECTIVE PURCHASER OF UNITS. THIS DISCUSSION IS BASED ON CURRENT LAW. THE FOLLOWING DISCUSSION IS NOT EXHAUSTIVE OF ALL POSSIBLE TAX CONSIDERATIONS. IT DOES NOT GIVE A DETAILED DISCUSSION OF ANY STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS, NOR DOES IT DISCUSS ALL OF THE ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PROSPECTIVE INVESTOR IN LIGHT OF SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES OR TO CERTAIN TYPES OF INVESTORS (INCLUDING INSURANCE COMPANIES, CERTAIN TAX-EXEMPT ENTITIES, FINANCIAL INSTITUTIONS, BROKER/DEALERS, FOREIGN CORPORATIONS AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES) SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS.

     PROSPECTIVE PURCHASERS OF UNITS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND SALE OF UNITS, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS OF SUCH PURCHASE, OWNERSHIP AND SALE AND THE POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

     The Code provides special tax treatment for organizations that qualify and elect to be taxed as REITs. The discussion below summarizes the material provisions applicable to the Company as a REIT for Federal income tax purposes and to its stockholders in connection with their ownership of Units. However, it is impractical to set forth in this Prospectus all aspects of Federal, state, local and foreign tax law that apply to an investor's purchase of Units. The discussion of various aspects of Federal taxation contained herein is based on the Code, rules and regulations promulgated thereunder and judicial and administrative interpretations thereof, all of which are subject to change on a prospective or retroactive basis. Generally, if certain detailed conditions imposed by the Code are met, and with certain limited exceptions, entities that invest primarily in real estate assets and mortgage loans, and that otherwise would be taxed as corporations, are not taxed at the corporate level on their taxable income that is currently distributed to their stockholders. This treatment eliminates most of the "double taxation" (at the corporate level and then again at the stockholder level when the income is distributed) that typically results from the use of corporate investment vehicles. A qualifying REIT, however, may be subject to certain excise and other taxes, including normal corporate tax on taxable income that is not currently distributed to its stockholders. See "-- Taxation of HCHI."

     HCHI plans to make an election to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1997. The election will not cover HCP, HCMC, HCS or any other taxable affiliate of HCHI.

OPINION OF COUNSEL

     Morse, Barnes-Brown & Pendleton, P.C. ("Counsel"), counsel to the Company, has advised the Company in connection with the offering of Units and HCHI's election to be taxed as a REIT. Based on existing law and certain representations made to Counsel by the Company and assuming that HCHI operates in the manner described in the Prospectus, in the opinion of Counsel, commencing with HCHI's taxable year ending December 31, 1997, HCHI has been organized in conformity with the requirements for qualification as a REIT under the Code, and HCHI's proposed methods of operation described in this Prospectus and as represented by the Company to Counsel will enable HCHI to qualify as a REIT. Whether HCHI will in fact so qualify, however, will depend on actual operating results and compliance with the various tests for qualification as a REIT relating to its income, assets, distributions, ownership and certain administrative matters, the results of which have not been and will not be reviewed by Counsel. Counsel's opinions are based on various assumptions and on the factual representations of HCHI concerning its business and assets. There can be no assurance that the courts or the IRS will agree with this opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. Accordingly, Counsel is unable to opine whether HCHI will in fact qualify as a REIT under the Code in all events. In the opinion of Counsel, the section of the Prospectus entitled "Federal Income Tax Considerations" identifies and fairly summarizes the Federal income tax considerations that are likely to be material to a holder of Units and to the extent such summaries involve matters of law, such statements of law are correct under the Code. Further, the anticipated income tax treatment described in the Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Counsel's opinions also are based in part on the opinion of special Maryland counsel, Piper & Marbury L.L.P., that HCHI is duly organized and existing under Maryland law. Counsel's opinion will be filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "-- Requirements for Qualification as a REIT;" "-- Termination or Revocation of REIT Status." See "Additional Information."

     In the event that HCHI does not qualify as a REIT in any year, it will subject to Federal income tax as a domestic corporation, and its stockholders will be taxed in the same manner as stockholders of ordinary corporations. To the extent that the Company would, as a consequence, be subject to potentially significant tax liabilities, the amount of earnings and cash available for distribution to its stockholders would be reduced. See "-- Termination or Revocation of REIT Status."

REQUIREMENTS FOR QUALIFICATION AS A REIT

     To qualify for tax treatment as a REIT under the Code, HCHI must be managed by one or more trustees or directors and use the calendar year as its taxable year (which requirements will be satisfied by HCHI). In addition, HCHI must meet certain tests which are described immediately below.

     Ownership of Common Stock. HCHI's shares of Common Stock must be transferable for all taxable years for which a REIT election is made. After the first taxable year for which a REIT election is made, HCHI's shares must be held by a minimum of 100 persons for at least 335 days of a 12 month year (or a proportionate part of a short tax year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the shares of Common Stock may be owned directly or indirectly by five or fewer individuals. In determining whether HCHI's shares are held by five or fewer individuals, the attribution rules of Section 544 of the Code apply. For a description of these attribution rules and of Rule 13d-3 promulgated under the Exchange Act, see "Description of Securities." HCHI believes that it will issue sufficient shares of Common Stock with sufficient diversity to allow it to satisfy the ownership requirements. In addition, the charter of HCHI imposes certain repurchase and transfer restrictions intended to prevent the shares of Common Stock from being held by fewer than 100 persons and to prevent more than 50% in value of the Common Stock from being held by five or fewer individuals (directly or constructively) at any time during the last half of any taxable year. Such repurchase and transfer restrictions, however, may not ensure that HCHI will, in all cases, be able to satisfy the ownership requirements. If HCHI fails to satisfy the ownership requirements, its status as a REIT will terminate. See
"-- Termination or Revocation of REIT Status."

     Nature of Assets. On the last day of each calendar quarter, HCHI must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of HCHI's assets must consist of Qualified REIT Assets, government securities, cash and cash items (the "75% of assets test"). Qualified REIT Assets include interests in real property, interests in Mortgage Loans secured by real property and interests in REMICs and other REITs. Second, not more than 25% of the value of HCHI's total assets may be represented by securities that do not qualify under the 75% of assets test (the "25% of assets limit"). Third, of securities that do not qualify under the 75% of assets test, the value of any one issuer's securities owned by HCHI may not exceed 5% of the value of HCHI's total assets (the "5% of assets limit"), and HCHI may not own more than 10% of any one issuer's voting securities (the "10% of voting securities limit").

     It is anticipated that, for purposes of applying the asset tests, substantially all of HCHI's assets will consist of Qualified REIT Assets, cash, cash items and HCP Preferred (which will be nonvoting). Hedging contracts (other than those which are Qualified REIT Assets) and certain other types of Mortgage Assets may be treated as securities of the entities issuing them. HCHI does not expect the value of such contracts, interests or assets issued by any one issuer ever to exceed 5% of the value of its assets. Moreover, HCHI intends to closely monitor (on not less than a quarterly basis) the purchase and holding of the assets of HCHI to ensure compliance with the asset tests.

     Since HCHI will not own any voting securities of HCP, the ownership of the HCP Preferred by HCHI will not cause HCHI to violate the 10% of voting securities limit. If the value of the HCP Preferred exceeds 5% of the value of HCHI's total assets, however, HCHI will violate the 5% of assets limit. See
"-- Termination or Revocation of REIT Status." In that regard, the HCP Preferred will initially be valued at $10,750,005 and may thereafter be revalued at $15,750,010 if additional shares of Common Stock are issued to the Principals upon the vesting of the Earn-Out. HCHI intends to monitor the value of the HCP Preferred and believes that the value of the HCP Preferred will not exceed 5% of the total value of its assets. Counsel is relying on the representation of HCHI to such effect, which representation is based on the assumption that the Company will own sufficient assets purchased with borrowing proceeds (by the close of each quarter beginning with the third quarter of 1997) to cause HCHI's share of the value of the HCP Preferred to be less than 5% of the value of HCHI's total assets. No independent appraisals have been obtained to support this conclusion. There can be no assurance that the Company will be able to maintain sufficient levels of borrowings to avoid a violation of the 5% of assets limit or that the IRS will agree with the Company's determination of the value of the HCP Preferred.

     When purchasing mortgage-related securities, HCHI may rely on opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities (and the income therefrom) constitute Qualified REIT Assets (and income) for purposes of the 75% of assets test (and the source of income tests discussed below). A regular or residual interest in a REMIC will be treated as a Qualified REIT Asset for purposes of the REIT asset tests (and income derived with respect to such interest will be treated as interest on obligations secured by mortgages on real property) if at least 95% of the assets of the REMIC are Qualified REIT Assets. If less than 95% of the assets of the REMIC are Qualified REIT Assets, only a proportionate share of the assets of and income derived from the REMIC will qualify under the REIT asset and income tests.

     If a failure to satisfy any of the asset tests discussed above results from an acquisition of securities or other property during a quarter, the failure may be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of such quarter. HCHI intends to maintain adequate records of, and closely monitor the value of its assets to determine its compliance with the asset tests, and intends to take such actions as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter.

     Sources of Income. HCHI must satisfy three separate income-based tests for each year in order to qualify as a REIT.

     Under the first test (the "75% of income test"), at least 75% of HCHI's gross income (excluding gross income from "prohibited transactions;" see
"-- Taxation of HCHI") for the taxable year must be derived directly or indirectly from the following sources: (i) rents from real property; (ii) interest (other than interest based in whole or in part on the income or profits of any person) on obligations secured by mortgages on real property or on interests in real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages not held primarily for sale to customers in the ordinary course of business ("dealer property"); (iv) dividends or other distributions on shares in REITs and, provided such shares are not dealer property, gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property (or as a result of a default under a lease of such property) and which is not held for more than two years or, for taxable years beginning after August 5, 1997, the close of the third taxable year following the year of an acquisition ("foreclosure property"); (vii) amounts (other than amounts the determination of which depend in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property (for example, commitment fees); and (viii) income attributable to stock or debt instruments acquired with the proceeds from the sale of stock or certain debt obligations ("new capital") of HCHI, received during the one-year period beginning on the day such proceeds were received ("qualified temporary investment income").

     Under the second test (the "95% of income test"), in addition to deriving 75% of its gross income from the sources qualifying under the 75% of income test, at least an additional 20% of HCHI's gross income for the taxable year (excluding gross income from "prohibited transactions;" see "-- Taxation of HCHI") must be derived from the sources qualifying under the 75% of income test, dividends, interest and gains from the sale or disposition of stock or other securities that are not dealer property.

     Under the third test (the "30% of income limit"), subject to certain exceptions in the year of its liquidation, HCHI must derive less than 30% of its annual gross income (including gross income from "prohibited transactions;" see "Taxation of HCHI") from the sale or other disposition of (i) Qualified REIT Assets held for less than four years (other than foreclosure property or property involuntarily or compulsorily converted through destruction, condemnation or similar events), (ii) stock or securities held for less than one year (including Qualified Hedges) and (iii) property in prohibited transactions (see "-- Taxation of HCHI"). The 30% of income limit has been repealed effective for taxable years beginning after August 5, 1997. See "-- New Tax Legislation."

     HCHI anticipates that the investments it will make will give rise primarily to mortgage interest qualifying under the 75% of income test. Interest on mortgage backed securities (other than Qualified REIT Assets), dividends on stock (including any dividends from HCP), interest on any other obligations not secured by real property, and gains from the sale or disposition of stock or other securities that are not Qualified REIT Assets will be qualified income for purposes of the 95% of income test but will not be qualified income for purposes of the 75% of income test. Loan guarantee fees and income from mortgage servicing and other service contracts will not qualify for either the 95% or 75% of income tests if such income constitutes fees for services rendered by HCHI or HCLP or is not treated as interest on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% of income test. Similarly, income of HCHI from hedging, including from the sale of hedges, will not qualify under the 75% or 95% of income tests unless the hedges constitute Qualified Hedges, in which case such income will qualify under the 95% of income test.

     It is anticipated that HCP and HCMC will recognize income that, if recognized by HCHI, would fail to qualify under the 75% and 95% of income tests. Such non-qualifying income will include income from HCP's due diligence operations and from HCMC's servicing operations. In addition, it is anticipated that HCP and HCMC will have income from loan sales which would, if recognized by HCHI, be subject to the 30% of income limit and constitute income from prohibited transactions (see "-- Taxation of HCHI"). The Company intends to issue REMICs primarily through HCP, HCMC or one or more other taxable subsidiaries. Since REMIC issuances are treated as taxable sales of the securitized loans, the issuances are also expected to generate income that would be subject to the 30% of income limit and constitute income from prohibited transactions if recognized by HCHI. Income of HCP or HCMC is not treated as income of HCHI for purposes of the income-based tests except to the extent that such income is distributed as a dividend. As described above, HCHI's share of dividends paid by HCP are qualified income for purposes of the 95% of income test but are not qualified income for purposes of the 75% of income test.

     HCHI intends to maintain its REIT status by carefully monitoring its income, including income from dividends, hedging transactions, services and sales of Mortgage Assets to comply with the 75% of income test, the 95% of income test and the 30% of income limit. See "-- Taxation of HCHI" for a discussion of the potential tax cost of HCHI's selling certain mortgage securities on a regular basis. In order to help insure its compliance with the REIT requirements of the Code, HCHI has adopted guidelines the effect of which will be to limit HCHI's ability to earn certain types of income, including income from hedging, other than income from Qualified Hedges. See
"Business -- Hedging." The policy of HCHI to maintain REIT status may limit the type of assets, including hedging contracts, that might otherwise be acquired. In addition, as a result of HCHI's having to closely monitor its gains, Qualified REIT Assets may be held for four or more years, and securities (other than securities that are Qualified REIT Assets) and hedges may be held for one year or more, at times when HCHI might otherwise have opted for the disposition of such assets for short term gains.

     If HCHI fails to satisfy one or both of the 75% of income test or 95% of income test for any year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if HCHI's failure to meet such tests was due to reasonable cause and not due to willful neglect, HCHI attaches a schedule of the sources of its income to its federal income tax return, and any incorrect income on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether in all circumstances HCHI would be entitled to the benefit of the relief provisions. Even if the relief provisions apply and HCHI retains its status as a REIT, a 100% tax would be imposed on an amount equal to
(i) the gross income attributable to the greater of the amount by which HCHI failed to comply with the 75% of income test or the 95% of income test multiplied by (ii) a fraction intended to reflect HCHI's profitability. There can be no assurance that HCHI will always be able to maintain compliance with the gross income tests for REIT qualification despite its periodic monitoring procedures. Moreover, there are no comparable relief provisions which could mitigate the consequences of a failure to satisfy the 30% of income limit. See "-- Termination or Revocation of REIT Status."

     Distributions. HCHI must distribute dividends (other than capital gain dividends) to its stockholders each year in an amount at least equal to (i) the sum of (a) 95% of its "REIT taxable income" determined without regard to the dividends paid deduction and by excluding its net capital gain (see "-- Taxation of HCHI") and (b) 95% of the excess of the net income, if any, from foreclosure property over the tax imposed on such income by the Code, minus (ii) the excess of the sum of certain "excess non-cash income" over 5% of its "REIT taxable income" (the "95% distribution test"). In addition, if HCHI recognizes any Built-In Gain upon the disposition of any Built-In Gain Asset during its Recognition Period (see "-- Taxation of HCHI"), HCHI will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, it recognizes on the disposition of such asset. Such distributions must be made in the taxable year to which they relate (although a dividend that is declared in October, November or December of any calendar year and payable to shareholders of record on a specified date in such a month will be deemed to be paid not later than December 31 of such year if actually paid during January of the following year) or, at the election of HCHI if declared before the timely filing of HCHI's tax return for such year (specifying the dollar amount of such distribution) and paid not later than the first regular dividend payment after such declaration, in the following taxable year. See "Dividend Policy and Distributions." Such distributions are taxable to holders of Common Stock (other than certain tax-exempt entities, as discussed below) in the year in which paid, even if such distributions relate to the prior year for purposes of the 95% distribution test. The amount distributed must not be preferential (e.g., each holder of shares of Common Stock must receive the same distribution per share). To the extent that HCHI does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed portion at ordinary and capital gain corporate tax rates. Furthermore, if HCHI should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed.

     HCHI intends to make timely distributions to its stockholders in amounts sufficient to meet the 95% distribution requirement. It is possible, however, that HCHI from time to time may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at its taxable income. For instance, HCHI may realize income without a corresponding cash payment, as in the case of original issue discount on a loan or REMIC interest or accrued interest on a defaulted loan. In the event that HCHI recognizes income without the corresponding cash payment, HCHI may have to sell assets, borrow (or cause HCP or HCMC to sell assets or borrow) or declare a taxable stock dividend in order to comply with the 95% distribution test.

     The IRS has ruled that if a REIT's dividend reinvestment plan ("DRP") allows stockholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions qualify under the 95% distribution test. The terms of HCHI's DRP will comply with the ruling. See "Dividend Reinvestment Plan."

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

     Under certain circumstances, HCHI may be able to rectify a failure to meet the 95% distribution test for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in HCHI's deduction for dividends paid for the earlier year. HCHI would be liable for interest based on the amount of any deduction taken for the deficiency dividends. A deficiency dividend is not permitted if the deficiency is due to fraud with intent to evade tax or a willful failure to file timely tax returns.

RECORD KEEPING REQUIREMENTS

     A REIT is required to maintain records, including records regarding the actual and constructive ownership of its shares, and, within 30 days after the end of its taxable year, to demand statements from persons owning above a specified level of the REIT's share (e.g., if HCHI has 2,000 or more stockholders of record, from persons holding 5% or more of HCHI's outstanding shares of stock; if HCHI has over 200 but fewer than 2,000 stockholders of record, from persons holding 1% or more of HCHI's outstanding shares of stock; and if HCHI has 200 or fewer shareholders of record, from persons holding 1/2% or more of HCHI's outstanding shares of stock) regarding their ownership of shares. In addition, HCHI must maintain, as part of its records, a list of those persons failing or refusing to comply with this demand. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns setting forth their actual stock ownership and other information. HCHI intends to maintain the records and demand statements as required by these regulations.

TERMINATION OR REVOCATION OF REIT STATUS

     If HCHI fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, HCHI will be subject to tax (including any applicable alternative minimum tax) at regular corporate rates. Distributions to stockholders in any year in which HCHI fails to qualify will not be deductible by HCHI and will not be required to be made. As a result, HCHI's failure to qualify as a REIT would substantially reduce the cash available for distribution to its stockholders. In addition, if HCHI fails to qualify as a REIT, distributions to stockholders will be taxable as ordinary income to the extent of HCHI's current or accumulated earnings and profits (although, subject to certain limitations, would be eligible for the dividends received deduction in the hands of corporate distributees). Unless entitled to relief under specific statutory provisions, HCHI will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification is lost. It is not possible to state whether in all circumstances HCHI would be entitled to such statutory relief. Failure to qualify for even one year could result in HCHI's incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

TAXATION OF HCHI

     If HCHI qualifies for taxation as a REIT, it generally will not be subject to federal income tax on that portion of its net income that is currently distributed to its stockholders. HCHI will, however, be subject to federal income tax as follows. First, HCHI will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains. Generally, REIT taxable income is taxable income adjusted by disallowing any dividends received deduction, allowing a deduction for dividends paid, excluding any net income from foreclosure property (see "-- Requirements for Qualification as a REIT -- Sources of Income") and excluding any net income from "prohibited transactions" (as described below). Second, under certain circumstances, HCHI may be subject to the "alternative minimum tax" on its items of tax preference. Third, HCHI will be taxed at the highest corporate rate on
(i) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or
(ii) other nonqualifying net income from foreclosure property. Fourth, HCHI will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business). Fifth, if HCHI should fail to satisfy the 75% of income test or the 95% of income test (discussed above under "-- Requirements for Qualification as a REIT -- Sources of Income") but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will

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

be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which HCHI fails the 75% or 95% test multiplied by (b) a fraction intended to reflect HCHI's profitability. Sixth, if HCHI should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if HCHI has excess inclusion income (attributable to any residual interest in a REMIC or any interest in a taxable mortgage pool) and a disqualified organization (generally, tax-exempt entities not subject to tax on unrelated business income, including governmental organizations) holds shares of stock in HCHI, HCHI will be taxed at the highest corporate tax rate on the amount of excess inclusion income for the taxable year allocable to the shares held by such disqualified organization. Eighth, with respect to any asset (a "Built-In Gain Asset") acquired by HCHI from a corporation which is or has been a regular corporation in a transaction in which the basis of the Built-In Gain Asset in the hands of HCHI is determined by reference to the basis of the asset in the hands of the corporation, if HCHI recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by HCHI, then, to the extent of the Built-In Gain recognized by HCHI (i.e., the excess of the fair market value of the asset over the adjusted basis of HCHI in the asset as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that HCHI will make an election pursuant to IRS Notice 88-19 and that such treatment is not modified by subsequently enacted tax legislation.

     It is intended that the Company will be operated so as to minimize any taxes that will be payable by HCHI. In addition, HCHI intends to distribute substantially all of its taxable income to its stockholders on a pro rata basis in each year. There can be no assurance, however, that HCHI will not have to pay tax as a result of, among other things, HCHI's failure to distribute all of its taxable income as a result of differences in the timing between the recognition of income and the deduction of expenses, dispositions of loans and other assets, the management and dispositions of foreclosure properties and excused failures to meet REIT qualification tests. In addition, it is anticipated that CMO issuances will cause HCHI to own interests in taxable mortgage pools, as a result of which HCHI will have excess inclusion income. See "-- Special Considerations."

TAXATION OF TAXABLE AFFILIATES

     HCP, HCMC and HCS (and any other corporate subsidiaries of HCP) will be fully taxable at regular corporate rates on their net income. Such income is expected to include all of the income earned by HCP, HCMC and HCS (and any other subsidiaries of HCP) from origination and conduit operations, loan securitizations and due diligence and other activities. As a result, HCP will be able to distribute only its net after-tax earnings as dividend distributions, thereby reducing the cash available for distribution by HCHI to its stockholders.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

     The Units. The purchase of a Unit will be treated as the purchase of an investment unit for Federal income tax purposes. In order to determine the issue prices of the share of Common Stock and the Warrant included in a Unit, the aggregate purchase price for the Unit must be allocated between the share of Common Stock and the Warrant in proportion to their relative fair market values on the date of issuance. The allocation of the purchase price of a Unit between the share of Common Stock and the Warrant included therein will be determined based upon discussions between the Company and the Representative. Although HCHI expects that such allocation will be reasonable, there can be no assurance that the IRS will respect such allocation.

     The Common Stock. As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States Federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

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

     As long as HCHI qualifies as a REIT, distributions made by HCHI out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Stockholders that are corporations. Distributions made by HCHI that are properly designated by HCHI as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed HCHI's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares of Common Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that HCHI makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as long-term capital gains (or short-term capital gains if the shares have been held for one year or less), provided that the shares have been held as a capital asset. HCHI will notify stockholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital. Dividends declared by HCHI in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by HCHI and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by HCHI on or before January 31 of the following calendar year out of current or accumulated earnings and profits. Stockholders may not include in their own income tax returns any net operating losses or capital losses of HCHI.

     Distributions made by HCHI and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by HCHI (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the net investment income limitation applicable to deductions of investment interest. Gain arising from the sale or other disposition of Common Stock, however, will not be treated as investment income unless the U.S. Stockholder elects to reduce the amount of such U.S. Stockholder's total net capital gain eligible for the 28% maximum capital gains rate by the amount of such gain with respect to such Common Stock.

     Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset, and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from HCHI which were required to be treated as long-term capital gains.

     The Warrants. Upon the exercise of a Warrant, the holder will not recognize gain or loss and will have a tax basis in the Common Stock of the Company received equal to the holder's tax basis in the Warrant plus the exercise price of the Warrant. The holding period for the Common Stock purchased by exercising a Warrant will begin on the day following the date of exercise and will not include the period during which the holder held the Warrant.

     Upon the sale or other disposition of a Warrant, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder's tax basis in the Warrant. Such a gain or loss will be long-term if the holder's holding period is more than one year. In the event a Warrant lapses unexercised, the holder will recognize a capital loss in an amount equal to his tax basis in the Warrant. Such loss will be long-term if the Warrant has been held for more than one year.

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

WITHHOLDING

     HCHI will report to its U.S. Stockholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide HCHI with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, HCHI may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to HCHI.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Generally, a tax-exempt investor that is exempt from tax on its investment income, such as an individual retirement account (IRA) or a pension, profit-sharing or stock bonus plan which is "qualified" under the Code, that holds Common Stock as an investment will not be subject to tax on dividends paid by HCHI. However, if such tax-exempt investor is treated as having purchased its Common Stock with borrowed funds, some or all of its dividends from the Common Stock will be subject to tax. In addition, under some circumstances certain pension plans (including "qualified" plans but not including IRAs) that own more than 10% (by value) of HCHI's outstanding stock, including Common Stock, could be subject to tax on a portion of their Common Stock dividends even if their Common Stock is held for investment and is not treated as acquired with borrowed funds. The ownership limit (see "Description of Capital Stock -- Repurchase of Shares and Restrictions on Transfer"), however, should reduce the likelihood of this result. Tax-exempt investors may also be subject to tax on distributions from HCHI to the extent HCHI has excess inclusion income. See "-- Special Considerations."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO FOREIGN HOLDERS

     The following discussion summarizes certain United States Federal tax consequences of the acquisition, ownership and disposition of the Common Stock in the Company by an initial purchaser of the Common Stock that, for United States Federal income tax purposes, is not a "U.S. Stockholder" as defined above under "-- Taxation of Taxable U.S. Stockholders -- The Common Stock." This discussion does not consider any specific facts or circumstances that may apply to a particular Non-United States Holder. Prospective investors are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding and disposing of Common Stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

     Dividends. Dividends paid by HCHI out of earnings and profits, as determined for United States Federal income tax purposes, to a Non-United States Holder will generally be subject to withholding of United States Federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business. Distributions paid by HCHI in excess of its earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis in his Common Stock, and thereafter as gain from the sale or exchange of a capital asset as described below. If it cannot be determined at the time a distribution is made whether such distribution will exceed the earnings and profits of HCHI, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Non-United States Holder's United States Federal tax liability if it is subsequently determined that such distribution was, in fact, in excess of the earnings and profits of HCHI. If the receipt of the dividend is treated as being effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder, the dividend received by such holder will be subject to the United States Federal income tax on net income that applies to U.S. Stockholders generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax).

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

     For any year in which HCHI qualifies as a REIT, distributions to a Non-United States Holder that are attributable to gain from sales or exchanges by HCHI of "United States real property interests" will be treated as if such gain were effectively connected with a United States business and will thus be subject to tax at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax) under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. HCHI is required to withhold 35% of any distribution that could be designated by HCHI as a capital gains dividend. This amount may be credited against the Non-United States Holder's FIRPTA tax liability.

     Gain on Disposition. A Non-United States Holder will generally not be subject to United States Federal income tax on gain recognized on a sale or other disposition of the Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the Non-United States Holder is subject to tax under the FIRPTA rules discussed below. Gain that is effectively connected with the conduct of a United States trade or business will be subject to the United States Federal income tax on net income that applies to U.S. Stockholders generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax) but will not be subject to withholding. Non-United States Holders should consult applicable treaties, which may provide for different rules.

     Gain recognized by a Non-United States Holder upon a sale of its Common Stock will generally not be subject to tax under FIRPTA if HCHI is a "domestically controlled REIT," which is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its shares were held directly or indirectly by Non-United States Holders. Because only a minority of HCHI's stockholders are expected to be Non-United States Holders, HCHI anticipates that it will qualify as a "domestically controlled REIT." Accordingly, a Non-United States Holder should not be subject to U.S. tax from gains recognized upon disposition of the Common Stock.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to dividends paid on the Common Stock to a Non-United States Holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the Common Stock is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the Common Stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-United States Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

     These information reporting and backup withholding rules are under review by the United States Treasury and their application to the Common Stock of the Company could be changed by future regulations.

SPECIAL CONSIDERATIONS

     HCHI may invest in or otherwise acquire residual interests in REMICs. In general, a REMIC is a fixed pool of mortgage instruments in which investors hold multiple classes of interests and for which a REMIC election has been made. Part or all of any income derived by HCHI from a REMIC residual interest may be excess inclusion income. Excess inclusion income is generally taxable income with respect to a residual

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

interest in excess of a specified return on investment in the residual interest. In some cases, substantially all taxable income with respect to a residual interest may be considered excess inclusion income. Pursuant to regulations not yet published, if HCHI pays any dividends to its stockholders that are attributable to such excess inclusion income, the stockholders who receive such dividends would be subject to certain special rules including (i) the characterization of excess inclusion income as UBTI for tax-exempt stockholders (including employee benefit plans and individual retirement accounts), (ii) the application of Federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-United States Holders, (iii) the inability of a stockholder generally to offset excess inclusion income with net operating losses, and (iv) the taxation (at the highest corporate tax rate) of a REIT, rather than its stockholders, on the amount of excess inclusion income for the taxable year allocable to shares of stock held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business taxable income, including governmental organizations). Until regulations or other guidance are issued, HCHI will use methods it believes are appropriate for calculating the amount of any excess inclusion income it recognizes from REMICs, and allocating any excess inclusion income to its stockholders. Because gains from REMIC issuances are subject to the 30% of income limit described above and may be taxed at a 100% rate as income from prohibited transactions, it is anticipated that any REMIC issuances will be effected by HCP, HCMC and one or more other taxable subsidiaries.

     HCHI intends to finance the acquisition of Mortgage Assets by entering into reverse repurchase agreements (which are essentially loans secured by Mortgage Assets), CMOs or other secured lending transactions. Such transactions may result in the existence of debt instruments (i.e., reverse repurchase agreements, CMOs or other secured loans) with differing maturity dates secured by a pool of loans. Accordingly, HCHI may be treated, in whole or in part, as a taxable mortgage pool. If HCHI is treated in whole or in part as a taxable mortgage pool, a portion of its income will be characterized as excess inclusion income, thereby subjecting stockholders (or HCHI, to the extent Common Stock is held by disqualified organizations) to the tax treatment described above with respect to residual interests in REMICs. There can be no assurance that reverse repurchase agreements, CMOs or other secured loans will not cause HCHI to realize excess inclusion income.

NEW TAX LEGISLATION


     On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (the "1997 Act"). Effective for taxable years beginning after the date of the enactment of the 1997 Act, the 1997 Act, among other things, (i) imposes a financial penalty ($25,000 for an unintentional violation and $50,000 for an intentional violation) rather than termination of REIT status for a REIT's failure to comply with regulations requiring the maintenance of records to ascertain ownership for any year, (ii) waives the consequences of a REIT's being a personal holding company for any year if it complied with regulations requiring the maintenance of records to ascertain ownership and did not know (and would not have known using reasonable diligence) that it was a personal holding company for the year, (iii) permits a REIT to retain and pay tax on its long-term capital gains and pass credits on to its stockholders for the amounts of such tax payments, (iv) repeals the 30% of income limit for REIT qualification, (v) extends the current two year period during which property acquired at or in lieu of foreclosure of the mortgage secured by such property (or as a result of a default under a lease of such property) may be treated as "foreclosure property" to the close of the third taxable year following the taxable year during which such property was acquired, and (vi) expands the types of interest rate hedges that may be treated as Qualified Hedges. The 1997 Act also reduces the maximum federal long-term capital gain rate applicable to individuals to 20% for property held longer than 18 months.


OTHER TAX CONSEQUENCES

     HCHI and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of HCHI and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in HCHI.

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

                                ERISA INVESTORS

     A fiduciary of a pension, profit-sharing, stock bonus plan or individual retirement account, including a plan for self-employed individuals and their employees or any other employee benefit plan (collectively, a "Plan") subject to the prohibited transaction provisions of the Code or the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), should consider (1) whether the ownership of the Common Stock is in accordance with the documents and instruments governing the Plan, (2) whether the ownership of Common Stock in the Company is consistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle A of Title I of ERISA (if applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (3) the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary with respect to plan assets, and (4) the need to value the assets of the Plan annually.

     In regard to the "plan assets" issue noted in clause (3) above, the Company believes that the Common Stock should qualify as a "publicly-offered security," and therefore the acquisition of such Common Stock by Plans should not cause the Company's assets to be treated as assets of such investing Plans for purposes of the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code. The Department of Labor has issued final regulations (the "DOL Regulations") as to what constitutes an asset of a Plan. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the Code, both the equity interest and an undivided interest in each of the entity's underlying assets, unless certain specified exemptions apply. The DOL Regulations define a publicly-offered security as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock offered hereby is being sold in an offering registered under the Securities Act and has been registered under the Exchange Act.

     The DOL Registrations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the outstanding shares of its Common Stock to be "widely held" upon the closing of the Offering.

     The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Company's charter on the transfer of the Common Stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the Common Stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and therefore, no assurance can be given that the Department of Labor and the Treasury Department will not reach a contrary conclusion.

     Fiduciaries of ERISA Plans and IRA's should consult with and rely upon their own advisors in evaluating the consequences under the fiduciary provisions of ERISA and the Code of an investment in Common Stock in light of their own circumstances.

                                  UNDERWRITING

     Under the terms of and subject to the conditions contained in the underwriting agreement (the "Underwriting Agreement") between the Company and the Underwriters named below (the "Underwriters"), for whom Stifel, Nicolaus & Company, Incorporated and Montgomery Securities are acting as representatives (the "Representatives"), the Underwriters have severally agreed to purchase from the Company and the Company has agreed to sell to the Underwriters severally the respective number of Units set forth opposite its name below:

                                                                        NUMBER OF UNITS
        UNDERWRITER                                                     TO BE PURCHASED
        --------------------------------------------------------------  ---------------
        Stifel, Nicolaus & Company, Incorporated......................
        Montgomery Securities.........................................

                                                                        ---------------
                  Total...............................................     4,600,000

     In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Units being sold pursuant to the Underwriting Agreement (other than those covered by the over-allotment option described below). In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Company has been advised by the Representatives that the Underwriters propose to offer the Units in part to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers (who may include Underwriters) at such price less a
concession not in excess of $     per Unit, and that the Underwriters and such
dealers may reallow to certain dealers a discount not in excess of $     per
Unit. After commencement of the public offering, the initial public offering price, concessions to selected dealers and the discount to other dealers may be changed by the Representatives.

     The Company has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase, at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus, up to 690,000 additional Units. The Underwriters may exercise such option only to cover over-allotments, if any, made in connection with the Offering of the Units offered hereby. To the extent the Underwriters exercise such option, each of the Underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of such option Units as it was obligated to purchase pursuant to the Underwriting Agreement.

     The Company and certain of its affiliates have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Federal securities laws, or to contribute to payments which the Underwriters may be required to make in respect thereof.

     The Company and the Principals have agreed with the Underwriters that, for a period of one year following the closing of the Offering, they will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares without the prior written consent of the Representatives. See "Shares Eligible For Future Sale."

     The Company has agreed to grant to the Representatives warrants to purchase 138,000 (158,700 if the over-allotment option is exercised) shares of Common Stock at an exercise price equal to the initial public offering price of the Units (the "Representatives' Warrants"). The Representatives' Warrants are exercisable for a period of three years beginning six months after the initial closing of the Offering. The Representatives' Warrants are not transferable for a period of one year following the date of this Prospectus except to any officer or partner of a Representative or by operation of law. The Representatives' Warrants contain anti-dilution provisions providing for appropriate adjustment upon the occurrence of certain events. See "Description of Securities."

     The Representatives have informed the Company that they do not expect the Underwriters to confirm sales of Units offered by this Prospectus to any accounts over which they exercise discretionary authority.

     Application has been made to have the Units, the Warrants and the Common Stock approved for quotation on the American Stock Exchange. See "The Offering."

     The Company has been advised by the Representatives that the Representatives presently intend to make a market in the Units and, when detached, the Warrants and Common Stock offered hereby; however, the Representatives are not obligated to do so, and any market making activity may be discontinued at any time. Until the Representatives' participation in the distribution of the Units is completed, any such passive market making will be conducted in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934. There can be no assurance that an active public market for the Common Stock or the Units, Warrants or Common Stock will develop or continue after the closing of the Offering.

     Prior to the closing of the Offering, there has been no public market for the Units. Accordingly, the initial public offering price for the Units has been determined by negotiations between the Company and the Representatives. Among the factors which were considered in determining the initial public offering price were the Company's future prospects, the experience of its management, the economic condition of the financial services industry in general, the general condition of the equity securities market, the demand for similar securities of companies considered comparable to Company and other relevant factors.

     The initial public offering price set forth on the cover page of the Prospectus should not be considered an indication of the actual value of the Units. Such price is subject to change as a result of market conditions and other factors and no assurance can be given that the Units can be resold at the initial public offering price of the Units after the closing of the Offering.

     Certain of the Underwriters, including the Representatives, may from time to time in the future enter into reverse repurchase agreements or other financing arrangements with the Company to finance the purchase of Mortgage Assets.

     Until the distribution of the Units is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Units. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the prices of the Units. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the Underwriters create a short position in the Units in connection with the Offering, i.e., if they sell a greater number of Units than is set forth in the cover page of this Prospectus, then the Representatives may reduce that short position by purchasing Units in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described herein. The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Units in the open market to reduce the Underwriters' short position or to stabilize the price of the Units, it may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those securities as part of the Offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. These transactions may be effected on the American Stock Exchange or otherwise. Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Units. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions, or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

     Certain legal matter in connection with the Securities offered hereby will be passed on for the Company by Morse, Barnes-Brown & Pendleton, P.C., Waltham, Massachusetts. Certain legal matters will be passed upon by Piper & Marbury L.L.P., Baltimore, Maryland, with respect to Maryland law. Certain legal matters will be passed on for the Underwriters by O'Melveny & Myers LLP, San Francisco, California. O'Melveny & Myers LLP will rely upon the opinion of Piper & Marbury L.L.P. as to matters of Maryland law.

                                    EXPERTS

     The balance sheet as of June 30, 1997 and consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Units offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission in Washington, DC and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. Prior to the Offering, the Company has not been required to file reports under the Exchange Act. However, following the closing of the Offering, the Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, NW, Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                    GLOSSARY

     As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

     "Agency" means FNMA, FHLMC or GNMA.

     "Agency Certificates" means Pass-Through Certificates guaranteed by FNMA, FHLMC or GNMA.

     "ARM" means a Mortgage Loan, or any Mortgage Loan underlying a Mortgage Security, that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

     "Average Net Worth" means the arithmetic average of the sum of the gross proceeds from any sale of equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the Offering, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period.

     "Bankruptcy Code" means Title 11, United States Code, as amended.

     "CAG" means the Company's capital allocation guidelines.

     "CMO" means an adjustable or fixed-rate debt obligation (bond) that is collateralized by Mortgage Loans or mortgage certificates and issued by private institutions or issued or guaranteed by FNMA, FHLMC or GNMA.

     "CMT Index" means constant maturity Treasury index.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Company" means either (i) HCHI or (ii) HCHI, HCP, HCMC and HCS collectively, as the context may require.

     "Commercial Mortgage Assets" means Commercial Mortgage Loans and Commercial Mortgage Securities.

     "Commercial Mortgage Loans" means Mortgage Loans secured by commercial property.

     "Commercial Mortgage Securities" means Mortgage Securities representing an interest in, or secured by, Commercial Mortgage Loans.

     "Due Diligence Operations" means the due diligence operations conducted by the Company.

     "Earn-Out" means 216,667 additional shares of Common Stock that will be issued to the Principals if (i) as of any Earn-Out Measuring Date, the return on a Unit is at least equal to the initial public offering price of the Unit or
(ii) as of any three Earn-Out Measuring Dates, the total return on a Unit is at least equal to a 20% annualized return on the public offering price of the Unit. One-third of the Earn-Out will vest as of any Earn-Out Measuring Date through which the return on a Unit is at least equal to a 20% annualized return on the initial public offering price of the Unit. The return on a Unit is determined by adding (a) the appreciation in the value of the Unit since the closing of the Offering and (b) the amount of distributions made by the Company on the share of Common Stock included in the Unit since the closing of the Offering. The appreciation in the value of a Unit as of any Earn-Out Measuring Date is two times the average difference, during the 30 day period that ends on the Earn-Out Measuring Date, between the market price of the share of Common Stock included in the Unit and the initial public offering price of the Unit.

     "Earn-Out Measuring Date" means each September 30, beginning with September 30, 1998 and ending with September 30, 2002.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Plan" or "Plan" means a pension, profit-sharing, retirement or other employee benefit plan which is subject to ERISA.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FHA" means the United States Federal Housing Administration.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "GAAP" means Generally Accepted Accounting Principles.

     "GNMA" means Government National Mortgage Association.

     "HCHI" means Hanover Capital Mortgage Holdings, Inc., a Maryland corporation.

     "HCMC" means Hanover Capital Mortgage Corporation, a Missouri corporation.

     "HCP" means Hanover Capital Partners Ltd., a New York corporation.

     "HCP Common" means voting common stock of HCP.

     "HCP Preferred" means nonvoting preferred stock of HCP.

     "HCS" means Hanover Capital Securities, Inc., a New York corporation.

     "HJV" means Hanover Joint Ventures, Inc., a New York corporation.

     "HOME" means Hanover Online Mortgage Edge, LLC, a Delaware limited liability company.

     "HUD" means the Department of Housing and Urban Development.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "IRAs" means Individual Retirement Accounts.

     "IRS" means the United States Internal Revenue Service.

     "ISOs" means qualified incentive stock options granted under the Company's 1997 Stock Option Plan, which meet the requirements of Section 422 of the Code.

     "LIBOR" means the London interbank offered rate.

     "MGCL" means the Maryland General Corporation Law, as amended from time to time.

     "Mortgage Assets" means Single-Family Mortgage Assets, Multifamily Mortgage Assets and Commercial Mortgage Assets.

     "Mortgage Loans" means Single-Family Mortgage Loans, Multifamily Mortgage Loans and Commercial Mortgage Loans.

     "Mortgage Securities" means (1) Pass-Through Certificates, (2) CMOs and (3) REMICs.

     "Multifamily Mortgage Assets" means Multifamily Mortgage Loans and Multifamily Mortgage Securities.

     "Multifamily Mortgage Loans" means Mortgage Loans secured by multifamily (in excess of four units) residential property.

     "Multifamily Mortgage Securities" means Mortgage Securities representing an interest in, or secured by, Multifamily Mortgage Loans.

     "Net Income" means the net income of the Company determined in accordance with GAAP before the deduction for dividends paid, and any net operating loss deductions arising from losses in prior periods. The Company's interest expenses for borrowed money shall be deducted in calculating Net Income.

     "Ownership Limit" means, with respect to all stockholders other than John
A. Burchett for which such Ownership Limit shall be 11.99%, 9.5% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, as may be increased or reduced by the Board of Directors of HCHI.

     "Pass-Through Certificates" means securities (or interests therein) which are Qualified REIT Assets evidencing undivided ownership interests in a pool of Single-Family Mortgage Loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying Single-Family Mortgage Loans in accordance with the holders' respective, undivided interests in the pool.

     "Principals" mean John A. Burchett, Joyce S. Mizerak, Irma N. Tavares and George J. Ostendorf.

     "Privately-Issued Certificates" means privately-issued Pass-Through Certificates issued by the Company or an affiliate of the Company or other non-Agency third party issuer.

     "Qualified Hedge" means an interest rate swap or cap agreement, option, futures contract, forward rate agreement or similar financial instrument entered into to reduce the interest rate risks with respect to indebtedness incurred or to be incurred to acquire or carry Real Estate Assets and the payments on (or gain on the disposition of) which qualify under Section 856(c)(2) of the Code.

     "Qualified REIT Assets" means Pass-Through Certificates, Mortgage Loans, Agency Certificates and other assets qualifying as "real estate assets" under Code Section 856(c)(6)(B) (or Code Section 856(c)(5)(B) for taxable years beginning after the enactment of the Taxpayer Relief Act of 1997).

     "Qualified REIT Subsidiary" means a corporation whose stock is entirely owned by the REIT at all times during such corporation's existence.

     "Qualifying Interests" means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(c) under the Investment Company Act.

     "Real Estate Assets" means interests in real property, interests in mortgages on real property, regular and residual interests in REMICs and stock in qualifying REITs.

     "REIT" means Real Estate Investment Trust as defined under Section 856 of the Code.

     "REMIC" means serially maturing debt securities secured by a pool of Mortgage Loans, the payments on which bear a relationship to the debt securities and the issuer of which qualifies as a Real Estate Mortgage Investment Conduit as defined under section 860D of the Code.

     "Representatives" means Stifel, Nicolaus & Company, Incorporated and Montgomery Securities.

     "Representatives' Warrants" means the Warrants to be issued to the Representatives to purchase 138,000 (158,700 shares if the Underwriters' over-allotment option is exercised) shares of Common Stock at an exercise price equal to the initial public offering price.

     "Reverse Repurchase Agreement" means a borrowing device by an agreement to sell securities or other assets to a third party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting the interest on the borrowing.

     "RTC" means Resolution Trust Corporation.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Single-Family Mortgage Assets" means Single-Family Mortgage Loans and Single-Family Mortgage Securities.

     "Single-Family Mortgage Loans" means Mortgage Loans secured by single-family (one to four unit) residential property.

     "Single-Family Mortgage Securities" means Mortgage Securities representing an interest in, or secured by, Single-Family Mortgage Loans.

     "Tax-Exempt Entity" means a qualified pension, profit-sharing or other employee retirement benefit plan, Keogh Plan, bank commingled trust fund for such plans, and IRA or other similar entity intended to be exempt from Federal income taxation.

     "Ten Year U.S. Treasury Rate" means the average of the weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of 10 years) as published weekly by the Federal Reserve Board during a quarter.

     "UBTI" means "unrelated trade or business taxable income" as defined in
Section 512 of the Code.

                   TABLE OF CONTENTS TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
Independent Auditors' Report..........................................................   F-2
  Balance Sheet as of June 30, 1997...................................................   F-3
  Note to Balance Sheet...............................................................   F-4
HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES
Independent Auditors' Report..........................................................   F-5
Consolidated Financial Statements as of June 30, 1997 (unaudited), December 31, 1996 and 1995 and for Each of the Three Years in the Period Ended December 31, 1996
  and for the Six Month Periods Ended June 30, 1997 and 1996 (unaudited):
  Balance Sheets......................................................................   F-6
  Statements of Operations............................................................   F-7
  Statements of Stockholders' Equity..................................................   F-8
  Statements of Cash Flows............................................................   F-9
  Notes to Consolidated Financial Statements..........................................  F-10

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Hanover Capital Mortgage Holdings, Inc.

     We have audited the accompanying balance sheet of Hanover Capital Mortgage Holdings, Inc. (In Organization) (the "Company") as of June 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Hanover Capital Mortgage Holdings, Inc. (In Organization) as of June 30, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
August 8, 1997

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                               (IN ORGANIZATION)

                                 BALANCE SHEET
                                 JUNE 30, 1997


                                           ASSETS
          Cash..............................................................  $150
                                                                              ----
          TOTAL ASSETS......................................................  $150
                                                                              ====
                                 TOTAL STOCKHOLDER'S EQUITY
          Preferred stock, par value $.01 -- authorized, 10 million shares;
            issued and outstanding, -0- shares..............................   --
          Common Stock, par value $.01 -- authorized, 90 million shares;
            issued and outstanding 10 shares................................   --
          Additional paid-in capital........................................  $150
                                                                              ----
          TOTAL STOCKHOLDER'S EQUITY........................................  $150
                                                                              ====


                           See note to balance sheet

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                               (IN ORGANIZATION)

                             NOTE TO BALANCE SHEET
                                 JUNE 30, 1997

BUSINESS DESCRIPTION


     Hanover Capital Mortgage Holdings, Inc. (the "Company") was incorporated in the state of Maryland on June 10, 1997. The Company's business activities will consist of (i) investing in Mortgage Loans and Mortgage Assets and (ii) owning an equity investment in Hanover Capital Partners Ltd., a New York corporation. The Company will operate in a manner that permits it to elect, and intends to elect, to be a REIT for Federal income tax purposes. The Company intends to distribute 95% or more of its taxable income to its holders of common stock on a quarterly basis each year so as to comply with the REIT provisions of the Internal Revenue Code.



     In connection with its formation, the Company has filed a registration statement for the sale of 4,600,000 units. Each unit consists of one share of Common Stock, par value $.01 per share, and one Common Stock Purchase Warrant. There has been no public market for the Units and the Company has not yet commenced operations. Upon the closing of the Offering of the Units, the Company will use substantially all of the net proceeds of the Offering to provide funding for investing in Mortgage Loans and Mortgage Assets.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Hanover Capital Partners Ltd.

     We have audited the accompanying consolidated balance sheets of Hanover Capital Partners Ltd. and Subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hanover Capital Partners Ltd. and Subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, the Company adopted, effective January 1, 1995, Statement of Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey

June 11, 1997

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            DECEMBER 31, 1996 AND 1995 AND JUNE 30, 1997 (UNAUDITED)

                                                                    JUNE 30,
                                                                      1997           1996           1995
                                                                   ----------     ----------     ----------
                                                                   (UNAUDITED)
                                           ASSETS
CURRENT ASSETS:
  Cash...........................................................  $   93,495     $  161,546     $  912,196
  Investment in marketable securities............................      16,967         16,443         42,465
  Accounts receivable............................................     988,346      3,683,865      1,533,748
  Receivables from related parties...............................   1,317,645        521,539        229,804
  Accrued revenue on contracts in progress.......................     357,420        549,781        164,901
  Deferred income taxes..........................................       6,906             --             --
  Prepaid expenses and other current assets......................      65,906        143,026         93,155
                                                                   ----------     ----------     ----------
         Total current assets....................................   2,846,685      5,076,200      2,976,269
PROPERTY AND EQUIPMENT -- Net....................................     274,174        316,057        301,217
MORTGAGE SERVICING RIGHTS........................................      29,016         30,587         46,904
OTHER ASSETS.....................................................     192,813        227,548        204,634
DUE FROM OFFICER.................................................     107,532        107,532             --
                                                                   ----------     ----------     ----------
TOTAL ASSETS.....................................................  $3,450,220     $5,757,924     $3,529,024
                                                                   ==========     ==========     ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accrued appraisal and subcontractor costs......................  $   94,850     $2,807,172     $   66,158
  Accounts payable and accrued expenses..........................     296,709        678,390        574,372
  Note payable to bank...........................................          --             --      1,375,000
  Income taxes payable...........................................      37,207         89,477        179,967
  Deferred revenue...............................................      55,300        194,334        209,280
  Notes payable to related parties...............................      40,745        133,018             --
  Deferred income taxes..........................................          --         12,993         30,215
  Other liabilities..............................................     100,000        122,400             --
                                                                   ----------     ----------     ----------
         Total current liabilities...............................     624,811      4,037,784      2,434,992
                                                                   ----------     ----------     ----------
LONG-TERM LIABILITIES
  Note payable to bank...........................................   2,115,000      1,045,000             --
  Minority interest..............................................         250            250         27,185
  Other liabilities..............................................          --             --        400,000
                                                                   ----------     ----------     ----------
         Total long-term liabilities.............................   2,115,250      1,045,250        427,185
                                                                   ----------     ----------     ----------
         Total liabilities.......................................   2,740,061      5,083,034      2,862,177
                                                                   ----------     ----------     ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock: par value $.01 -- authorized, 1,000 shares;
    outstanding, 0 shares:
  Common stock:
    Class A: par value $.01 -- authorized, 1,000 shares;
      outstanding, 166.424 shares in 1997 and 1996 and 165.800
      shares in 1995.............................................           2              2              1
    Class B: par value $.01 -- authorized, 1,000 shares;
      outstanding, 0 shares in 1997 and 1996 and 41.460 shares in
      1995.......................................................          --             --              1
  Additional paid-in capital.....................................      57,440         57,440        165,999
  Retained earnings..............................................     652,717        617,448        500,846
                                                                   ----------     ----------     ----------
         Total stockholders' equity..............................     710,159        674,890        666,847
                                                                   ----------     ----------     ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................  $3,450,220     $5,757,924     $3,529,024
                                                                   ==========     ==========     ==========

                See notes to consolidated financial statements.

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
        AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

                                       SIX MONTHS ENDED
                                           JUNE 30,
                                    -----------------------
                                       1997         1996         1996          1995          1994
                                    ----------   ----------   -----------   -----------   -----------
                                          (UNAUDITED)
REVENUES:
  Due diligence fees..............  $2,363,328   $2,723,276   $ 8,323,789   $ 7,525,620   $10,194,293
  Loan brokering/asset management
     fees.........................   1,073,845    1,469,843     2,469,378     1,770,665       658,922
  Mortgage sales and servicing....     537,387      656,129       970,757     2,289,440     2,527,183
  Other income....................     259,298      335,083       355,715       295,944       188,162
                                    -----------  -----------  -----------   -----------   -----------
          Total revenues..........   4,233,858    5,184,331    12,119,639    11,881,669    13,568,560
                                    -----------  -----------  -----------   -----------   -----------
EXPENSES:
  Personnel expense...............   2,116,267    2,002,153     4,227,226     3,831,426     4,002,179
  Appraisal, inspection and other
     professional fees............     526,574      580,335     3,128,225     2,593,001     5,244,176
  Subcontractor expense...........     852,785    1,205,592     2,919,509     2,738,903     2,170,514
  Travel and subsistence..........     112,662      518,486       616,795       860,253       315,496
  Occupancy expense...............     250,533      276,081       536,520       437,830       414,894
  General and administrative
     expense......................     193,124      299,998       525,143     1,066,220     1,161,752
  Reversal of reserve for IRS
     assessment...................     (22,400)          --      (277,600)           --            --
  Interest expense................      66,967       56,127       134,393       160,439       101,764
  Depreciation and amortization...      64,686       43,753       125,928       114,174        84,023
                                    -----------  -----------  -----------   -----------   -----------
          Total expenses..........   4,161,198    4,982,525    11,936,139    11,802,246    13,494,798
                                    -----------  -----------  -----------   -----------   -----------
INCOME BEFORE INCOME TAX
  PROVISION.......................      72,660      201,806       183,500        79,423        73,762
INCOME TAX PROVISION..............      37,391       91,886        73,870        51,165       127,681
                                    -----------  -----------  -----------   -----------   -----------
NET INCOME (LOSS).................  $   35,269   $  109,920   $   109,630   $    28,258   $   (53,919)
                                    ===========  ===========  ===========   ===========   ===========
NET INCOME (LOSS) PER SHARE.......  $   211.92   $   660.48   $    658.74   $    169.80   $   (323.99)
                                    ===========  ===========  ===========   ===========   ===========

                See notes to consolidated financial statements.

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

                                           COMMON STOCK
                                -----------------------------------
                                    CLASS A            CLASS B        ADDITIONAL
                                ----------------   ----------------    PAID-IN     RETAINED
                                SHARES    AMOUNT   SHARES    AMOUNT    CAPITAL     EARNINGS    TOTAL
                                -------   ------   -------   ------   ----------   --------   --------
BALANCE, DECEMBER 31, 1993....  165.800     $1      41.460    $  1    $  165,999   $526,507   $692,508
Net loss......................       --     --          --      --            --    (53,919)   (53,919)
                                -------    ---     -------     ---     ---------   --------   ---------
BALANCE, DECEMBER 31, 1994....  165.800      1      41.460       1       165,999    472,588    638,589
  Net income..................       --     --          --      --            --     28,258     28,258
                                -------    ---     -------     ---     ---------   --------   ---------
BALANCE, DECEMBER 31, 1995....  165.800      1      41.460       1       165,999    500,846    666,847
  Net income..................       --     --          --      --            --    109,630    109,630
  Distribution of subsidiary
     to stockholders..........       --     --          --      --            --      6,972      6,972
  Stockholders' Exchange
     Agreement:
     Redemption of Class A
       shares.................  (40.836)    --          --      --      (108,559)        --   (108,559)
     Exchange of Class B
       shares for Class A
       shares.................   41.460      1     (41.460)     (1)           --         --         --
                                -------    ---     -------     ---     ---------   --------   ---------
BALANCE, DECEMBER 31, 1996....  166.424      2          --      --        57,440    617,448    674,890
  Net income -- six months
     ended June 30, 1997
     (unaudited)..............       --     --          --      --            --     35,269     35,269
                                -------    ---     -------     ---     ---------   --------   ---------
BALANCE, JUNE 30, 1997
  (unaudited).................  166.424     $2          --    $ --    $   57,440   $652,717   $710,159
                                =======    ===     =======     ===     =========   ========   =========

                See notes to consolidated financial statements.

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                           ----------------------
                                                              1997         1996        1996          1995          1994
                                                           -----------   --------   -----------   -----------   -----------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................  $    35,269   $109,920   $   109,630   $    28,258   $   (53,919)
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operating activities:
    Depreciation and amortization........................       64,686     43,753       125,928       114,174        84,023
    Gain on sale of mortgage servicing rights............           --    (15,887)      (52,318)     (232,587)     (523,793)
    Reversal of reserve for IRS assessment...............      (22,400)        --      (277,600)           --            --
    Loss on disposal of property and equipment...........           --         --            --        10,261            --
    (Gain) loss on sale of trading securities............          (51)       485         1,360           753         3,366
    Purchase of trading securities.......................         (473)      (936)       (1,931)      (29,951)     (116,649)
    Sale of trading securities...........................           --     26,993        26,593       100,016            --
    Distribution of subsidiary to stockholders...........           --      6,972         6,972            --            --
    Changes in assets -- (increase) decrease:
      Accounts receivable................................    2,695,519    109,485    (2,150,117)      862,364    (1,442,160)
      Receivables from related parties...................     (845,820)  (120,225)     (308,808)       22,582       939,955
      Accrued revenue on contracts in progress...........      192,361     52,914      (384,880)    1,011,785      (928,743)
      Prepaid expenses and other current assets..........       77,120    (48,860)      (49,871)      (39,169)      (26,523)
      Other assets.......................................       34,732    (51,707)      (22,914)     (154,108)      (16,500)
    Changes in liabilities -- increase (decrease):
      Accrued appraisal and subcontractor costs..........   (2,712,322)     8,584     2,741,014        21,931        44,227
      Accounts payable and accrued expenses..............     (381,678)  (210,663)      104,018      (913,692)      523,422
      Income taxes payable...............................      (52,270)   (15,168)      (90,490)       15,634       (20,283)
      Deferred income taxes..............................      (19,899)   (63,263)      (17,222)     (114,326)       36,315
      Deferred revenue...................................     (139,034)    14,674       (14,946)      113,855      (514,043)
      Other liabilities..................................           --     48,138            --            --            --
      Minority interest..................................           --    (26,935)      (26,935)     (147,057)      174,242
                                                           -----------   ---------- -----------   -----------   -----------
        Net cash (used in) provided by operating
          activities.....................................   (1,074,260)  (131,726)     (282,517)      670,723    (1,837,063)
                                                           -----------   ---------- -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment....................      (17,348)   (40,691)     (133,317)      (43,421)     (144,971)
  Sale of property and equipment.........................           --         --         4,592         1,704            --
  Proceeds from sale of mortgage servicing rights........           --     54,078        94,043       423,563       523,793
  Capitalization of mortgage servicing rights............       (3,884)   (32,586)      (37,451)     (264,141)           --
                                                           -----------   ---------- -----------   -----------   -----------
        Net cash (used in) provided by investing
          activities.....................................      (21,232)   (19,199)      (72,133)      117,705       378,822
                                                           -----------   ---------- -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of note payable to bank......................           --   (190,000)     (330,000)     (125,000)     (250,000)
  Redemption of Class A common stock.....................      (42,559)   (66,000)      (66,000)           --            --
  Proceeds from note payable to bank.....................    1,070,000         --            --            --       800,000
  Repayment of subordinated debt.........................           --         --            --       (51,299)     (100,000)
                                                           -----------   ---------- -----------   -----------   -----------
        Net cash (used in) provided by financing
          activities.....................................    1,027,441   (256,000)     (396,000)     (176,299)      450,000
                                                           -----------   ---------- -----------   -----------   -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS.....      (68,051)  (406,925)     (750,650)      612,129    (1,008,241)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...........      161,546    912,196       912,196       300,067     1,308,308
                                                           -----------   ---------- -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.................  $    93,495   $505,271   $   161,546   $   912,196   $   300,067
                                                           ===========   ========== ===========   ===========   ===========
SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING ACTIVITIES:
  Loans of $35,831,617, $84,319,600 and $98,655,558 were
  originated by HCMC and funded by investors in 1996,
  1995 and 1994, respectively, and $15,750,478 and
  $26,930,617 for the six months ended June 30, 1997 and
  1996, respectively
SUPPLEMENTAL CASH FLOW INFORMATION Cash paid during the
  period for:
    Income taxes.........................................  $   116,045   $170,948   $   205,075   $   176,119   $   189,458
                                                           ===========   ========== ===========   ===========   ===========
    Interest.............................................  $    59,557   $ 62,760   $   125,748   $   164,420   $   101,754
                                                           ===========   ========== ===========   ===========   ===========

                See notes to consolidated financial statements.

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

1.  BUSINESS DESCRIPTION

     Hanover Capital Partners Ltd. ("HCP") and its subsidiaries operate as a specialty finance company which is principally engaged in performing due diligence services, mortgage and investment banking services and asset management services. A wholly-owned subsidiary of HCP, Hanover Capital Mortgage Corporation ("HCMC"), is an originator and servicer of multifamily mortgage loans. During 1995, HCMC discontinued its single family mortgage origination and servicing operations. HCMC's operations are conducted from multiple branches located throughout the United States. HCMC is approved by the U.S. Department of Housing and Urban Development (HUD) as a Title II Nonsupervised Mortgagee under the National Housing Act. Another wholly-owned subsidiary of HCP, Hanover Capital Securities, Inc. ("HCS") is a registered broker/dealer with the Securities and Exchange Commission.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Principles of Consolidation -- The consolidated financial statements include the accounts of HCP and its majority and wholly-owned subsidiaries (the "Company"). The wholly owned subsidiaries include HCMC, HCS, Hanover Capital Advisors, Inc., Hanover Capital Mortgage Fund, Inc. and Hanover Mortgage Capital Corporation (through December 31, 1995) (see Note 9). Majority owned subsidiaries include Hanover Joint Ventures, Inc. (75% owned) and Hanover On-Line Mortgage Edge, LLC (50% owned). All significant intercompany accounts and transactions have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the required amounts of revenues and expenses during the reporting period.

     b. Investments in Limited Liability Companies -- Minority ownership interests in limited liability companies are accounted for by the equity method of accounting. HCP's investment in limited liability companies (AGR Financial, L.L.C. -- 25.0%, Alpine/Hanover LLC -- 1.0%, ABH-I LLC -- 1.0% and Alpine/Hanover II, L.L.C. -- 1.0%) are classified as other assets in the accompanying consolidated balance sheets.

     c. Minority Interests -- Minority interests, representing other stockholders' interests in majority-owned companies are consolidated in the accompanying balance sheets.

     d. Revenue Recognition -- Revenues from due diligence contracts in progress are recognized for the services provided as they are earned and billed.

     e. Loan Origination Fees and Costs -- Loan origination fees and costs are accounted for in accordance with Statement of Financial Accounting Standards No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases ("SFAS 91"). Loan origination fees and costs are deferred until the sale of the loan. The Company sells all originated loans to investors at the time of origination, and accordingly, recognizes loan origination fees at that time. In accordance with SFAS 91, direct loan origination costs and loan origination fees are offset and included in mortgage sales revenue.

     f. Loan Servicing Fees -- Loan servicing fees consist of fees paid by investors for the collection of monthly mortgage payments, maintenance of required escrow accounts, remittance to investors, and ancillary income associated with those activities. The Company recognizes loan servicing fees as payments are collected.

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

     g. Deferred Revenue -- Cash advances received for certain service contracts are recorded in the accompanying consolidated balance sheets as deferred revenue and are recognized during the period the services are provided and the related revenue is earned.

     h. Income Taxes -- The Company records deferred taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109 a current or deferred tax liability or asset is recognized for the current or deferred tax effects of all events recognized in the financial statements. Those effects are measured based on provisions of current tax law to determine the amount of taxes payable or refundable currently or in future years. The tax effects of earning income or incurring expenses in future years or the future enactment of a change in tax laws or rates are not anticipated in determining deferred tax assets or liabilities.

     The Company files a consolidated Federal income tax return. The Company has not been subject to an examination of their income tax returns by the Internal Revenue Service.

     i. Property and Equipment -- Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are depreciated over the terms of the respective leases or their estimated useful lives, whichever is shorter.

     j. Investment in Marketable Securities -- Investment in marketable securities which the Company has classified as trading securities, pursuant to Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"), are reported in the accompanying consolidated balance sheets at market value at December 31, 1996 and 1995.

     k. Cash and Cash Equivalents -- For cash flow purposes, the Company considers highly liquid investments, purchased with an original maturity of three months or less, to be cash equivalents. There were no cash equivalents at June 30, 1997, December 31, 1996 and 1995.

     l. Mortgage Servicing Rights -- The Company adopted Statement of Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65, ("SFAS 122"), effective January 1, 1995. The effect of adopting SFAS 122 was to increase income before income taxes for the year ended December 31, 1995, by $46,904. For purposes of assessing impairment, the lower of carrying value or fair value of servicing rights is determined on an individual loan basis. Capitalized servicing rights are amortized in proportion to projected net servicing revenue. The fair value of the Company's capitalized servicing rights as of December 31, 1996 and 1995 was $46,606 and $54,029, respectively. The fair value of servicing rights is determined using a discounted cash flow method utilizing current market assumptions.

     m. Earnings Per Share -- Earnings per share are based on the weighted average shares of Class A common stock outstanding after giving retroactive effect to the shareholder exchange agreement (see Note 9).

     n. Reclassifications -- Certain 1995 and 1994 amounts have been reclassified to conform with the 1996 presentation.

     o. Accounting Standards -- In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. The statement modifies SFAS 122 to eliminate the concept of "normal" service fee rates and provides guidance on the appropriate accounting for contractual service fee rates and those rates which exceed the contractual level. Specifically, contractual service fee rates will continue to be accounted for under SFAS 122 and the portion of service fee rates which exceed the contractual level will be accounted for under SFAS 115. The Company has analyzed the impact of adopting this statement and determined that it

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

will not have a material impact on its operations. The Company will adopt this statement effective January 1, 1997.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, Earnings per Share, and makes them comparable to international EPS standards. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company has analyzed the impact of adopting this statement and determined that it will not have a material impact on its EPS calculation.

3.  PAYROLL TAX SETTLEMENT

     In 1994, the Internal Revenue Service ("IRS") began an examination of the Company's payroll tax withholding practices with respect to independent contractors who provided services to HCP's due diligence business.

     Pursuant to the IRS Classification Settlement Program ("CSP"), HCP received an offer to settle all disputed payroll taxes relating to the IRS examination of HCP's payroll withholding practices with respect to independent contractors. Management of HCP intends to agree to the terms of the CSP which require HCP to pay the United States Government $122,400 in full discharge of any federal employment tax liability and to further treat the workers as employees (rather than independent contractors) on a prospective basis.

     At December 31, 1995, HCP had recorded an accrual of $400,000 for payroll withholding tax for independent contractors in the accompanying consolidated balance sheet. HCP recorded a reversal of reserve of $277,600 for the payroll tax matter in the accompanying consolidated statement of operations for the year ended December 31, 1996 to adjust the previously established reserve to the expected settlement amount.

     Subsequent to December 31, 1996, HCP received a revised settlement offer from the IRS and will agree to pay the United States Government $100,000 rather than $122,400. Accordingly, HCP recorded an additional reversal of reserve of $22,400 for the payroll tax matter in the accompanying consolidated statement of operations for the six months ended June 30, 1997.

4.  CONCENTRATION RISK

     For the six month periods ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 the Company received revenues from certain customers which exceeded 10% of total revenues as follows:

  SIX MONTHS
     ENDED
    JUNE 30           YEAR ENDED DECEMBER 31
---------------     --------------------------
1997       1996     1996       1995       1994
----       ----     ----       ----       ----
(UNAUDITED)
 40%        53%      46%        32%        44%
 11%       --        26%        16%        12%

5.  MORTGAGE SERVICING

     The Company, through its wholly-owned subsidiary HCMC, services multifamily mortgage loans on behalf of others. Loan servicing consists of the collection of monthly mortgage payments on behalf of investors, reporting information to those investors on a monthly basis and maintaining custodial escrow

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

accounts for the payment of principal and interest to investors and property taxes and insurance premiums on behalf of borrowers. As of June 30, 1997 and December 31, 1996 and 1995, HCMC was servicing 44, 46 and 96 loans, respectively with unpaid principal balances of $121,695,190, $129,315,400 and $285,790,700, including loans subserviced for others of $42,871,500 $44,241,919 and $176,705,450, respectively. Escrow balances maintained by HCMC were $3,802,300, $4,352,400 and $11,543,200 at June 30, 1997, December 31, 1996 and 1995,
respectively. The aforementioned servicing portfolio and related escrow accounts are not included in the accompanying consolidated balance sheets as of June 30, 1997, December 31, 1996 and 1995.

     The Company adopted SFAS 122 effective January 1, 1995. Activity in mortgage servicing rights for the, six months ended June 30, 1997 and for the years ended December 31, 1996 and 1995 was as follows:

                                                          1997           1996         1995
                                                       -----------     --------     ---------
                                                       (UNAUDITED)
    Beginning balance..............................      $ 30,587      $ 46,904     $      --
    Capitalization.................................         3,884        37,451       264,141
    Sales..........................................            --       (41,725)     (190,976)
    Scheduled amortization.........................        (5,455)      (12,043)      (26,261)
                                                         --------      --------     ---------
                                                         $ 29,106      $ 30,587     $  46,904
                                                         ========      ========     =========

     The fair value of the Company's servicing rights at December 31, 1996 and 1995 was $46,606 and $54,029, respectively.

6.  RELATED PARTY TRANSACTIONS

     Receivables from related parties at June 30, 1997, December 31, 1996 and 1995 consist of the following:

                                                           1997          1996         1995
                                                        ----------     --------     --------
                                                        (UNAUDITED)
    Due from ABH-I LLC (includes $1,213,051, $431,118
      and -0- of asset management fees at June 30,
      1997, December 31, 1996 and 1995,
      respectively)...................................  $1,260,018     $451,604     $ 49,660
    Due from Hanover Asset Services, Inc..............       7,676        6,420        5,144
    Due from (to) Alpine/Hanover LLC..................      13,449        4,361         (838)
    Due from Alpine/Hanover II, LLC...................       2,000           --           --
                                                        ----------     --------     --------
    Due from related entities.........................   1,283,143      462,385       53,966
    Due from officers.................................     142,034      166,686      175,838
                                                        ----------     --------     --------
    Receivables from related parties..................  $1,425,177     $629,071     $229,804
                                                        ==========     ========     ========

     The amounts due from related entities, ABH-I LLC, Hanover Asset Services, Inc., Alpine/Hanover LLC, and Alpine/Hanover II, LLC represent amounts due from entities in which the Company has a minority interest (49% or less). Such receivables resulted primarily from fees generated from asset management services and out-of-pocket expenses.

     The Company provides asset management services and receives reimbursement for out-of-pocket expenses incurred in connection with providing such services to certain affiliates. Revenues for such services are recognized in the period earned and amounted to approximately $850,000, $1,370,000, $1,362,000 and $304,000 for the six month period ended June 30, 1997 and for the years ended December 31, 1996, 1995 and 1994, respectively.

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

     Amounts due from officers as of June 30, 1997 and December 31, 1996 include $161,298 from the Company's President which will be repaid in three annual amounts of $53,766 each August 1, beginning August 1, 1997.

     Notes payable to related parties at June 30, 1997, December 31, 1996 and 1995 consist of the following:

                                                                         1996          1995
                                                          1997         --------     -----------
                                                       -----------
                                                       (UNAUDITED)
    Note payable to officer..........................    $    --       $ 42,559        $     --
    Notes payable to ABH-I, LLC......................     40,745         90,459              --
                                                         -------       --------        --------
    Notes payable to related parties.................    $40,745       $133,018        $     --
                                                         =======       ========        ========

     On January 1, 1996, HCP and its stockholders entered into an Exchange Agreement (see Note 9) whereby HCP redeemed 40.836 shares of Class A common stock from one of its stockholders in exchange for cash ($66,000) and a term note in the amount of $42,559. The note was payable in full, with interest at the prime rate plus 2.0% on December 31, 1996. The note and interest were paid in full in January 1997.

     Notes payable to ABH-I LLC at June 30, 1997 and December 31, 1996 consisted of three (3) promissory notes totaling $40,745 and $90,459, respectively. In lieu of making certain capital contributions to ABH-I LLC, HCP executed promissory notes. The capital contributions to ABH-I LLC were used to purchase various mortgage pools. HCP is obligated to repay the promissory notes from time to time on the date that HCP receives distributions from ABH-I LLC relating to the specific mortgage pools. Any unpaid balance of the promissory note and any accrued interest is due and payable on the date the "Last Specified Asset" (as defined in the promissory note) is sold, transferred or disposed of. All of the promissory notes bear interest at the prime rate (8.50% at June 30, 1997 and 8.25% at December 31, 1996).

     During 1995, the Company paid the remaining principal and interest balance, in full, due on notes payable to certain officers of the Company. Such notes were due on demand and bore interest at the rate of 1% in excess of the prime rate from September 30, 1992 to the date of payment.

7.  PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 1997, December 31, 1996 and 1995 consists of the following:

                                                             1997         1996        1995
                                                          -----------   ---------   ---------
                                                          (UNAUDITED)
    Office machinery and equipment......................    $ 405,471   $ 388,123   $ 265,136
    Furniture and fixtures..............................      111,246     111,246     106,501
    Leasehold improvements..............................       68,553      68,553      68,553
                                                            ---------   ---------   ---------
                                                              585,270     567,922     440,190
    Less accumulated depreciation and amortization......     (311,096)   (251,865)   (138,973)
                                                            ---------   ---------   ---------
    Property and equipment -- net.......................    $ 274,174   $ 316,057   $ 301,217
                                                            =========   =========   =========

     Depreciation expense for the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995 and 1994 was $59,231, $113,885, $87,913 and
$84,023, respectively.

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

8.  INCOME TAXES

     The components of deferred income taxes as of June 30, 1997, December 31, 1996 and 1995 are as follows:

                                                          1997           1996         1995
                                                       -----------     --------     ---------
                                                       (UNAUDITED)
    Deferred tax assets..............................    $ 82,860      $ 52,409     $ 160,000
    Deferred tax (liabilities).......................     (75,954)      (65,402)     (190,215)
                                                         --------      ---------    ---------
    Net deferred tax asset (liability)...............    $  6,906      $(12,993)    $ (30,215)
                                                         ========      =========    =========

     The items resulting in significant temporary differences for the six months ended June 30, 1997 and for the years ended December 31, 1996 and 1995 that generate deferred tax assets relate primarily to the recognition of deferred revenue, accounts payable and accrued liabilities for financial reporting purposes. Temporary differences that generate deferred tax liabilities relate primarily to the Company's change from the cash method to the accrual method of accounting for income tax reporting purposes.

The components of the income tax provision (benefit) for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 consist of the following:

                                                SIX MONTHS                     YEAR ENDED
                                              ENDED JUNE 30,                  DECEMBER 31,
                                          ----------------------     -------------------------------
                                             1997         1996         1996       1995        1994
                                          -----------   --------     --------   ---------   --------
                                               (UNAUDITED)
Current -- Federal, state and local.....    $ 57,290    $155,149     $ 91,092   $ 165,491   $169,122
Deferred -- Federal, state and local....     (19,899)    (63,263)     (17,222)   (114,326)   (41,441)
                                            --------    --------     --------   ---------   --------
Total...................................    $ 37,391    $ 91,886     $ 73,870   $  51,165   $127,681
                                            ========    ========     ========   =========   ========

     The income tax provision differs from amounts computed at statutory rates, as follows:

                                                  SIX MONTHS                   YEAR ENDED
                                                ENDED JUNE 30,                DECEMBER 31,
                                             ---------------------   -------------------------------
                                              1997        1996         1996        1995       1994
                                             -------   -----------   --------     -------   --------
                                                  (UNAUDITED)
Federal income taxes at statutory rate.....  $23,519     $68,461     $ 56,518     $27,006   $ 25,079
State and local income taxes net of Federal
  benefit..................................    7,244      16,815       14,836       9,417      5,163
Differences resulting primarily from the
  Company's recognition of accounts
  receivable, accounts payable and deferred
  revenue on the cash basis for income tax
  purposes.................................       --          --           --          --     97,439
Unconsolidated subsidiary's net income.....       --          --      (12,793)         --         --
Meals and entertainment....................    2,121       1,651        3,719       6,291         --
Officers' life insurance...................    4,507       4,723        8,576       9,114         --
Other, net.................................       --         236        3,014        (663)        --
                                             -------     -------     --------     -------   --------
Total......................................  $37,391     $91,886     $ 73,870     $51,165   $127,681
                                             =======     =======     ========     =======   ========

9.  STOCKHOLDERS' EQUITY

     On January 1, 1996, HCP entered into an exchange agreement ("Exchange Agreement") with its stockholders in order to restructure the ownership of HCP so that HCP had only 166.424 Class A shares of

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

common stock outstanding. The terms of the Exchange Agreement required HCP to:
(1) redeem 40.836 shares of Class A common stock; (2) exchange 41.460 shares of Class B common stock for Class A common stock; (3) effect an exchange of 8.468 shares of Class A common stock among certain stockholders; and (4) transfer the ownership of Hanover Mortgage Capital Corporation (formerly a wholly-owned subsidiary of HCP) to HCP's stockholders.

     On January 1, 1996, pursuant to the Exchange Agreement, HCP transferred its total ownership interests in its wholly-owned subsidiary, Hanover Mortgage Capital Corporation to HCP's stockholders. Hanover Mortgage Capital Corporation had a retained earnings deficiency at the time of transfer.

10.  NOTE PAYABLE TO BANK

     Note payable to bank at June 30, 1997, December 31, 1996 and 1995 consists of a short-term note of $2,115,000, $1,045,000 and $1,375,000, respectively, with an annual interest rate at the prime rate plus 1 1/2% payable monthly. The interest rate in effect at June 30, 1997, December 31, 1996 and 1995 was 10.0%, 9.75% and 10%, respectively. In December 1996, HCP entered into a $2.0 million Line of Credit Facility Agreement ("Line") with a bank that extends through December 31, 1999. The maximum borrowing capacity under the terms of the Line reduce every six (6) months, beginning at June 30, 1997, by $150,000. The line is collateralized by all of the assets of HCP and guaranteed by the President and all of the wholly-owned subsidiaries of HCP.

     In June 1997, HCP entered into a Modification Agreement with the bank to temporarily increase the borrowing capacity on the Line from $2.0 million to $2.3 million. The Line reverts to the original $1.85 million borrowing capacity at September 1, 1997.

11.  COMMITMENTS AND CONTINGENCIES

     The Company is involved in ongoing litigation with unspecified damage amounts regarding a mortgage loan with an original principal balance of $1.76 million and a related repair reserve agreement. As of the date of this report, an evaluation of the likelihood of success or an unfavorable outcome could not be performed. As such, no amount has been provided for in the accompanying consolidated financial statements. The Company has retained the services of outside counsel and intends to respond vigorously and does not expect the ultimate resolution of this matter will have a material adverse impact on the operating results or financial position of the Company.

     The Company has noncancelable operating lease agreements for office space. Future minimum rental payments for such leases are as follows:

                                       YEAR                              AMOUNT
            ----------------------------------------------------------  --------
            1997......................................................  $269,258
            1998......................................................   175,609
            1999......................................................   103,819
            2000......................................................    66,896
                                                                        --------
            Total.....................................................  $615,582
                                                                        ========

     Rent expense for the six months ended June 30, 1997 and for the years ended December 31, 1996, 1995 and 1994 amounted to $154,454, $339,421, $345,716 and
$363,806, respectively.

     The Company entered into noncancelable employment contracts with certain officers which expire December 31, 1997. At December 31, 1996, the aggregate commitment for future salaries and incentive

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES

                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

compensation under these employment contracts was $302,789 and $25,295, respectively. Incentive compensation has been accrued for in the accompanying consolidated balance sheet at December 31, 1996.

12.  SUBSEQUENT EVENT


     The stockholders of the Company have tentatively approved a plan to exchange substantially all of their ownership interest in the Company for shares of capital stock of a Maryland corporation, Hanover Capital Mortgage Holdings, Inc. ("HCHI"). In connection with such exchange and HCHI's initial public offering, the stockholders of the Company will exchange non-voting preferred stock in the Company for 13.48% of HCHI's outstanding common shares and will retain ownership of all voting common stock of the Company. The nonvoting preferred stock will have certain priorities in the event of liquidation and will have the right to receive 97% of dividend distributions from the Company. HCHI will be established to comply with the REIT provisions of the Internal Revenue Code.

------------------------------------------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Prospectus Summary.....................     4
Risk Factors...........................    14
The Company............................    28
Use of Proceeds........................    28
Dividend Policy and Distributions......    28
Dividend Reinvestment Plan.............    29
Dilution...............................    30
Capitalization.........................    31
Pro Forma Consolidating Financial
  Data.................................    32
Selected Financial Data................    34
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    35
Business...............................    42
Management.............................    63
Structure and Formation Transactions...    71
Certain Transactions...................    77
Principal Stockholders.................    78
Description of Securities..............    78
Shares Eligible for Future Sale........    82
Certain Provisions of Maryland Law and
  the Company's Charter and By-Laws....    83
Federal Income Tax Considerations......    86
ERISA Investors........................    97
Underwriting...........................    98
Legal Matters..........................   100
Experts................................   100
Additional Information.................   100
Glossary...............................   101
Index to Financial Statements..........   F-1


                            ------------------------

  NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

  UNTIL            , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
======================================================

                                4,600,000 UNITS

                                HANOVER CAPITAL
                                    MORTGAGE
                                 HOLDINGS, INC.

                           CONSISTING OF ONE SHARE OF
                                COMMON STOCK AND
                           ONE STOCK PURCHASE WARRANT

                           --------------------------

                                   Prospectus

                                             , 1997

                           --------------------------

                           STIFEL, NICOLAUS & COMPANY
                                  INCORPORATED

                             MONTGOMERY SECURITIES
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Units being registered hereby. All amounts are estimates except the SEC registration fee and the NASD filing fee.


                                                                       AMOUNT TO BE PAID
                                                                       -----------------
        Securities and Exchange Commission registration fee..........     $ 52,066.91
        NASD filing fee..............................................       17,682.00
        American Stock Exchange filing fee...........................       50,000.00
        Printing and engraving expenses..............................      250,000.00
        Legal fees and expenses......................................      250,000.00
        Accounting fees and expenses.................................      240,000.00
        Transfer agent and custodian fees............................       10,000.00
        Miscellaneous................................................       30,251.09
                                                                       -----------------
                  Total..............................................     $900,000.00


ITEM 32.  SALES TO SPECIAL PARTIES.

     Not applicable.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     On or about June 11, 1997, the Company sold 10 shares of Common Stock to John A. Burchett in a private placement.

     In connection with the Structure and Formation Transactions, the Principals will sell the HCP Preferred to HCHI.

     Upon the closing of the Offering, the Company will issue Warrants to purchase an aggregate of 138,000 (158,700 shares if the Underwriters' over-allotment option is exercised) shares of Common Stock of HCHI, at an exercise price equal to the initial public offering price, to Stifel, Nicolaus & Company, Incorporated and Montgomery Securities. See "Underwriting."

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claims or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer who is made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, partnership, director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 36.L  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements, all of which are in the Prospectus:

                                                                                PAGE
                                                                                ----
        HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
        Independent Auditors' Report..........................................   F-2
          Balance Sheet as of June 30, 1997...................................   F-3
          Note to Balance Sheet...............................................   F-4
        HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES
        Independent Auditors' Report..........................................   F-5
        Consolidated Financial Statements as of June 30, 1997 (unaudited),
        December 31, 1996 and 1995 and for Each of the Three Years in the
        Period Ended December 31, 1996 and for the Six Month Periods Ended
        June 30, 1997 and 1996 (unaudited):
          Balance Sheets......................................................   F-6
          Statements of Operations............................................   F-7
          Statements of Stockholders' Equity..................................   F-8
          Statements of Cash Flows............................................   F-9
          Notes to Consolidated Financial Statements..........................  F-10

     (b) Exhibits.

                                 EXHIBIT INDEX


   1.1    Form of Underwriting Agreement
 **3.1    Articles of Incorporation of HCHI, as amended
 **3.2    Form of By-Laws of HCHI
  *4.1    Specimen Common Stock Certificate
   4.2    Form of Warrant Agreement pursuant to which Warrants are to be issued
            (including form of Warrant)
   4.3    Form of Representatives' Warrant Agreement pursuant to which the
            Representatives' Warrants are to be issued
  *5.1    Opinion of Morse, Barnes-Brown & Pendleton, P.C. with respect to legality of the Securities being registered
  *8.1    Opinion of Morse, Barnes-Brown & Pendleton, P.C. with respect to certain
            Federal income tax matters
**10.3    Form of Registration Rights Agreement
  10.4    Form of Shareholders' Agreement of HCP
**10.5    Form of Agreement and Plan of Recapitalization
  10.6    Form of Bonus Incentive Compensation Plan
  10.7    Form of 1997 Executive and Non-Employee Director Stock Option Plan
  10.8    Form of Employment Agreement by and between HCHI and John A. Burchett
 *10.9    Form of Employment Agreement by and between HCHI and Irma N. Tavares
 *10.10   Form of Employment Agreement by and between HCHI and Joyce S. Mizerak
 *10.11   Form of Employment Agreement by and between HCHI and George J. Ostendorf
**10.12   Standard Form of Office Lease, dated as of May 6, 1991, by and between
            Irwin Kahn and HCP, as amended by the First Amendment of Lease, dated as of July 1, 1996
**10.13   Office Lease Agreement, dated as of March 1, 1994, by and between Metroplex
            Associates and HCMC, as amended by the First Modification and Extension of Lease Agreement, dated as of February 28, 1997
**10.14   Indenture, dated as of June 28, 1993, by and between LaSalle National Bank,
            N.A., as Trustee, and HCP, as amended by the Lease Amendment dated as of
            August 23, 1995
**10.15   Office building space, dated as of February 5, 1993, by and between
            Bonhomme Place Associates, Inc. and HCMC, as amended by Lease Amendment
            #1, dated as of December 1, 1993 and as further amended by Second
            Amendment and Extension of Lease, dated as of March 1, 1996
**10.16   Office Lease and Service Agreement, dated as of August 28, 1995 by and between Federal Deposit Insurance Receiver for Merchants Bank and HCP
**10.17   Agreement of Lease, dated as of January 8, 1997 by and between Saint Paul
            Executive Office Suites, Inc., d.b.a. LesWork Inc. and HCP
**10.18   Revolving Credit Agreement, dated as of December 10, 1996 between Fleet
            National Bank and HCP
**10.19   Guaranty, dated as of December 10, 1996, by John A. Burchett to Fleet
            National Bank
**10.20   Guaranty, dated as of December 10, 1996, by HCMC to Fleet National Bank
**10.21   Guaranty, dated as of December 10, 1996, by HCMF to Fleet National Bank
**10.22   Guaranty, dated as of December 10, 1996, by HCA to Fleet National Bank
**10.23   Guaranty, dated as of December 10, 1996, by HCS to Fleet National Bank
  10.24   Modification Agreement, dated as of June   , 1997, between Fleet National
            Bank, HCP, HCMC, HCMF, HCS, HCA and John A. Burchett

  10.25   Form of Contribution Agreement
  10.26   Form of Participation Agreement
  10.27   Form of Loan Agreement
**21      Subsidiaries of HCHI
  23.1    Consents of Deloitte & Touche, LLP
  23.2    Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1 hereof)
**24      Power of Attorney (included on signature page)
  99.1    Consent of Director-Elect
  99.2    Consent of Director-Elect


---------------
 * To be filed by amendment.
** Previously filed.

ITEM 37.  UNDERTAKING

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 34 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1993, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York City, State of New York, on the 26th day of August, 1997.


                                          HANOVER CAPITAL MORTGAGE HOLDINGS,
                                          INC.

                                          By:     /s/ JOHN A. BURCHETT
                                            ------------------------------------
                                                      John A. Burchett
                                                Chairman of the Board, Chief
                                              Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                         DATE
-------------------------------------    ----------------------------------    ----------------

        /s/ JOHN A. BURCHETT             Chairman of the Board,                August 26, 1997
-------------------------------------      Chief Executive Officer, and
          John A. Burchett                 President (Principal Executive
                                           Officer)
         /s/ IRMA N. TAVARES             Managing Director and Director        August 26, 1997
-------------------------------------
           Irma N. Tavares

        /s/ JOYCE S. MIZERAK             Managing Director, Secretary          August 26, 1997
-------------------------------------      and Director
          Joyce S. Mizerak

       /s/ GEORGE J. OSTENDORF           Managing Director and Director        August 26, 1997
-------------------------------------
         George J. Ostendorf

        /s/ RALPH F. LAUGHLIN            Senior Vice President, Chief          August 26, 1997
-------------------------------------      Financial Officer, Treasurer
          Ralph F. Laughlin                and Assistant Secretary
                                           (Principal Financial and
                                           Accounting Officer)